As filed with the Securities and Exchange Commission on October 23, 2025.

Registration Statement No. 333-287408

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________

AMENDMENT NO. 7 TO

Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_____________________________________

Uptrend Holdings Limited

(Exact name of registrant as specified in its charter)

_____________________________________

Cayman Islands	1540	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

Room 22, 23/F, Tuen Mun Centre Square
22 Hoi Wing Road, Tuen Mun
New Territories, Hong Kong
+852 3563 7050
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_____________________________________

c/o Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
Phone: +1 (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________________________

Copies to:

Sanny Choi, Esq. CFN Lawyers LLC 418 Boardway #4607 Albany, New York, NY 12207 +646 386 8128	Mark Crone, Esq. Liang Shih, Esq. Zhiqi “Camilla” Zheng, Esq. The Crone Law Group, P.C. 420 Lexington Ave, Suite 2446 New York, NY 10170 +646 861 7891

_____________________________________

Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act: Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

____________

†        The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

This registration statement shall hereafter become effective in accordance with the provisions of section 8(a) of the Securities Act of 1933.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, OCTOBER 23, 2025

1,500,000 Ordinary Shares

Uptrend Holdings Limited

This is the initial public offering of the ordinary shares (“IPO”), par value US$0.0001 per share (“Ordinary Shares” or “Shares”), of Uptrend Holdings Limited (“UPT”), an exempted company with limited liability incorporated under the laws of the Cayman Islands, whose subsidiaries are established in Hong Kong and the British Virgin Islands. We are offering 1,500,000 Ordinary Shares of UPT, representing 10% of the Ordinary Shares following completion of the offering of UPT. Immediately following this offering, approximately 10% of the Ordinary Shares will be held by public shareholders participating in the offering, assuming the Underwriters do not exercise the Over-Allotment Option.

Prior to this offering, there has been no public market for our Ordinary Shares. The offering price of the Shares in this offering is expected to be between $4.00 and $5.00 per share. We intend to apply to list the Shares on the Nasdaq Capital Market under the symbol “UPX”. Listing of the Shares on Nasdaq is a condition to the offering. There is no assurance that such application will be approved, and if our application is not approved, this offering may not be completed.

Investors are cautioned that you are buying shares of a Cayman Islands holding company with operations in Hong Kong by its Operating Subsidiary.

UPT is a holding company incorporated in the Cayman Islands with no material operations of its own, and we conduct our operations primarily in Hong Kong through our Operating Subsidiary (as defined below). References to the “Company,” “we,” “us,” and “our” in the prospectus are to UPT, the Cayman Islands entity that will issue the Ordinary Shares being offered. This is an offering of the Ordinary Shares of UPT, the Cayman Islands holding company, and not of the shares of the Operating Subsidiary. Investors in this offering may never directly hold any equity interests in the Operating Subsidiary.

Investing in the Shares is highly speculative and involves a high degree of risk. Before buying any Ordinary Shares, you should carefully read the discussion of material risks of investing in the Shares in “Risk Factors” beginning on page 19 of this prospectus.

Our operations are primarily located in Hong Kong, a Special Administrative Region of the People’s Republic of China (“China” or the “PRC”), with its own governmental and legal system that is independent from mainland China and has its own distinct rules and regulations. Due to long-arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. We are subject to the risks of uncertainty about any future actions of the PRC government or authorities in Hong Kong in this regard. We may also be subject to unique risks due to the uncertainty of the interpretation and application of PRC laws and regulations.

We do not have any operations in mainland China and currently do not have or intend to have any operating subsidiary established in mainland China or any contractual arrangement to establish a variable interest entity (“VIE”) structure with any entity in mainland China, but because all of our operations are conducted in Hong Kong through our wholly-owned Operating Subsidiary, and Hong Kong is a Special Administrative Region of China. Should the PRC government choose to exercise significant oversight and discretion over the conduct of our business, they may intervene in or influence our operations. Such governmental actions:

•        could result in a material change in our operations and/or the value of our securities;

•        could significantly limit or completely hinder our ability to continue our operations;

•        could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors; and

•        may cause the value of our securities to significantly decline or be worthless.

The legal and operational risks associated in operating in the PRC also apply to the Operating Subsidiary’s operations in Hong Kong, and we face the risks and uncertainties associated with the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security, and anti-monopoly concerns, would be applicable to the Operating Subsidiary and us, given the substantial operations of the Operating Subsidiary in Hong Kong and the possibilities that Chinese government may exercise significant oversight over the conduct of business in Hong Kong. In the event that the Operating Subsidiary is to become subject to laws and regulations of the PRC, these risks could result in material costs to ensure compliance, fines, material changes in our operations and/or the value of the securities we are registering for sale, and/or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. For example, if the recent regulatory actions of the PRC government on data security, anti-monopoly or other data-related laws and regulations were to apply to us and/or our subsidiaries, we and/or our subsidiaries could become subject to certain anti-monopoly, cybersecurity and data privacy obligations, including the potential requirement to conduct a cybersecurity review for our public offerings on a foreign stock exchange, and the failure to meet such obligations could result in penalties and other regulatory actions against us and/or our subsidiaries and may materially and adversely affect our subsidiaries’ business and our results of operations. We believe that we and the Operating Subsidiary is not currently required to obtain permission from or complete filing procedure with the PRC and/or Hong Kong government authorities to list on a U.S. securities exchange and consummate this offering, including the permission requirement or complete filing procedure for any data security or anti-monopoly concerns. However, there is no guarantee that this will continue to be the case in the future in relation to the continued listing of our securities on a securities exchange in the United States, or even when such permission is obtained or such filing is completed, it will not be subsequently denied or rescinded. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Our key operations are in Hong Kong, a Special Administrative Region of the PRC. According to the long-arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of the Shares. The PRC government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.” on page 27; and “Risk Factors — Risks Related to Doing Business in Hong Kong — If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless” on page 32.

We are aware that recently the PRC government has initiated a series of regulatory actions and new policies to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. See “Prospectus Summary — Recent Regulatory Development in the PRC” beginning on page 11.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China” (“PRC Personal Information Protection Law”), which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), together with other relevant government authorities in mainland China, issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations require that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise on the basis of the equity, assets, income, or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing under the Draft Overseas Listing Regulations.

On December 28, 2021, the Cyberspace Administration of China (the “CAC”), jointly with the relevant authorities, formally published Measures for Cybersecurity Review (2021), which took effect on February 15, 2022, and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. The Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the (“Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

On February 17, 2023, the CSRC released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies and five interpretive guidelines (collectively, the “CSRC Filing Rules”), which came into effect on March 31, 2023. Under the CSRC Filing Rules, a filing based regulatory system shall be applied to “indirect overseas offerings and listings” of PRC domestic companies, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings, or other similar rights of a domestic company that operates its main business domestically. The CSRC Filing Rules state that any post-listing follow-on offering by an issuer in the same overseas market, including issuance of shares, convertible notes, and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering.

The Operating Subsidiary may collect and store certain data (including certain personal information) from our clients, who may be mainland China individuals, in connection with our business and operations and for “Know Your Customers” purposes (to combat money laundering). The Measures for Cybersecurity Review (2021), PRC Data Security Law, the PRC Personal Information Protection Law, and the Draft Overseas Listing Regulations currently does not have an impact on our business, operations or this offering, nor are we or the Operating Subsidiary are covered by permission requirements from the CAC that is required to approve our Hong Kong subsidiaries’ operations and our offering, as our Hong Kong subsidiaries will not be deemed to be an “Operator” or a “data processor” that required to file for cybersecurity review before listing in the United States, because: (i) the Operating Subsidiary was incorporated in Hong Kong and operate only in Hong Kong without any subsidiary or VIE structure in mainland China and each of the Measures for Cybersecurity Review (2021), the Personal Information Protection Law and the Draft Overseas Listing Regulations does not clearly provide whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus, the Operating Subsidiary has in aggregate collected and stored personal information of far less than one million users; (iii) all of the data the Operating Subsidiary has collected is stored in servers located in Hong Kong, and we and the Operating Subsidiary do not place any reliance on collection and processing of any personal information to maintain our business operation; (iv) as of the date of this prospectus, our Operating Subsidiary has not been informed by any PRC governmental authority of any requirement that it files for a CSRC review, nor has received any inquiry, notice, warning, or sanction in such respect initiated by the CAC or related governmental regulatory authorities; and (v) data processed in our business should not have a bearing on national security nor affect or may affect national security, and we and the Operating Subsidiary have not been notified by any authorities of being classified as an Operator. Moreover, pursuant to the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). Therefore, based on the PRC laws and regulations effective as of the date of this prospectus and subject to interpretations of these laws and regulations that may be adopted by mainland China authorities, neither we, nor the Operating Subsidiary in Hong Kong are currently required to obtain any permission or approval from the mainland China government authorities, including the CSRC and CAC, to operate our business or to offer the securities being registered to foreign investors. As of the date of this prospectus, neither we nor the Operating Subsidiary have ever applied for any such permission or approval.

However, given the uncertainties arising from the legal system in mainland China and Hong Kong, including uncertainties regarding the interpretation and enforcement of the PRC laws and regulations and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there remains significant uncertainty in the interpretation and enforcement of Draft Overseas Listing Regulations, CSRC Filing Rules, PRC Personal Information Protection Law, relevant mainland China data privacy, cybersecurity laws and other regulations. Since the CSRC Filing Rules are newly promulgated, their interpretation, application and enforcement remain unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities. If the CSRC Filing Rules become applicable to us or the Operating Subsidiary in Hong Kong, if the Operating Subsidiary is deemed to be an “Operator”, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law become applicable to the Operating Subsidiary in Hong Kong, the business operation of the Operating Subsidiary and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future. While, we do not believe we are covered by the permission requirements from CSRC or CAC, investors of our company and our business may face potential uncertainty from actions taken by the PRC government affecting our business. If the applicable laws, regulations, or interpretations change and the Operating Subsidiary become subject to the CAC or CSRC review, we cannot assure you that the Operating Subsidiary will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. If we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. See “Risk Factors — Risks Related to Doing Business in Hong Kong — If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless” on page 32.

The PRC government may intervene or influence our operations at any time and may exert more control over offerings conducted overseas and foreign investment in Hong Kong-based issuers. The PRC government may also intervene or impose restrictions on our ability to move out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Furthermore, PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require our company or any of our subsidiaries to obtain regulatory approval from PRC authorities before this offering. These actions could result in a material change in our operations and could significantly limit or completely hinder our ability to complete this offering or cause the value of the Shares to significantly decline or become worthless. See “Prospectus Summary — Recent Regulatory Developments in the PRC” beginning on page 11.

Furthermore, as more stringent criteria, including the Holding Foreign Companies Accountable Act (the “HFCA Act”), have been recently imposed by the SEC and the Public Company Accounting Oversight Board (“PCAOB”), recently, the Shares may be prohibited from trading if our auditor cannot be fully inspected. Our auditor, WWC P.C., the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess WWC P.C.’s compliance with applicable professional standards. WWC P.C. is headquartered in San Mateo, CA and can be inspected by the PCAOB. As of the date of this prospectus, our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021, relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong because of a position taken by one or more authorities in the PRC or Hong Kong. On August 26, 2022, CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. See “Risk Factors — Risks Relating to The Shares — Although the audit report included in this prospectus is prepared by PCAOB registered auditor who are currently inspectable by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspectable by the PCAOB and, as such, in the future investors may be deprived of the benefits of the PCAOB inspection program. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”) was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus reduced the time before the Shares may be prohibited from trading or delisted” on page 33. We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of the Shares to be materially and adversely affected.

Our management monitors the cash position of the Operating Subsidiary regularly and prepares budgets on a monthly basis to ensure it has the necessary funds to fulfil its obligations for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our board of directors (“Board of Directors”).

For UPT to transfer cash to its subsidiaries, UPT is permitted under the laws of the Cayman Islands and its Amended and Restated Memorandum and Articles (as defined below) to provide funding to our subsidiaries incorporated in the BVI (as defined below) and Hong Kong through loans or capital contributions. UPT’s subsidiary formed under the laws of the BVI is permitted under the laws of the BVI to provide funding to the Operating Subsidiary subject to certain restrictions set forth in the BVI Business Companies Act 2004 (as amended) and memorandum and articles of association of the relevant UPT’s subsidiary incorporated under the laws of the BVI. As a holding company, UPT may rely on dividends and other distributions on equity paid by its subsidiaries for its cash and financing requirements. According to the BVI Business Companies Act 2004 (as amended), a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. If any of UPT’s subsidiaries incur debt on their own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to UPT. For the fiscal years ended March 31, 2025 and 2024, UPT, UPT BVI, and UPT HK did not declare or pay any dividends and there was no transfer of assets among UPT and its subsidiaries. We do not have any current intentions to distribute further earnings. If we decide to pay dividends on any of the Shares in the future, as a holding company, we will be dependent on receipt of funds from the Operating Subsidiary by way of dividend payments. See “Dividend Policy,” “Risk Factors — Risks Related to The Shares — We rely on dividends and other distributions on equity paid by the Operating Subsidiary to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.” on page 39, and “Consolidated Statements of Change in Shareholders’ Equity in the Report of Independent Registered Public Accounting Firm” for further details.

We are an “emerging growth company” and a “foreign private issuer” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Upon the completion of this offering, 15,000,000 Ordinary Shares will be outstanding (assuming that the Underwriters do not exercise any portion of their Over-Allotment Option). UPT will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering under the Public Offering Prospectus, the Controlling Shareholders of UPT will own 10,597,500 of the total issued and outstanding Ordinary Shares through Pulse Success Limited, representing approximately 71% of the total voting power.

	Per Share	Total(3)
IPO price(1)	$4.00	$6,000,000
Underwriting discounts(2) and commissions	$0.28	$420,000
Proceeds, before expenses, to us	$3.72	$5,580,000

____________

(1)      Initial public offering price per share is assumed as $4.00, which is the low end of the range set forth on the cover page of this prospectus.

(2)      Represents underwriting discounts equal to seven percent (7%) of the gross proceeds of the offering.

(3)      Assumes that the Underwriters do not exercise any portion of their Over-Allotment Option.

We expect our total cash expenses for this offering (including cash expenses payable to our Underwriters for their out-of-pocket expenses) to be approximately US$942,128 exclusive of the above discounts. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority (“FINRA”), as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

Neither the Securities and Exchange Commission (as defined below) nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This offering is being conducted on a firm commitment basis. The Underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus. We have granted the Underwriters an option for a period of forty-five (45) days after the closing date of this offering (the “Closing Date”) to purchase up to 225,000 additional Ordinary Shares from us at the IPO price (or 15% of the Ordinary Shares sold in this offering), less underwriting discounts to cover over-allotments, if any. If the Underwriters exercise the Over-Allotment Option (as defined below) in full, assuming the public offering price per Ordinary Share is US$4.00, the total underwriting discounts payable will be US$483,000 and the total proceeds to us, before expenses, will be US$6,417,000.

We expect our total cash expenses for this offering to be approximately US$942,128, including cash expenses payable to the Underwriters for their reasonable out-of-pocket expenses, exclusive of the above discounts.

If we complete this offering, net proceeds will be delivered to us on the Closing Date.

The Underwriters expect to deliver the Ordinary Shares against payment as set forth under “Underwriting” on or about            , 2025.

Cathay Securities, Inc.

The date of this prospectus is            , 2025.

We are responsible for the information contained in this prospectus and any free writing prospectus we prepare or authorize. We have not, and the Underwriters have not, authorized anyone to provide you with different information, and we and the Underwriters take no responsibility for any other information others may give you. We are not, and the Underwriters are not, making an offer to sell the Shares in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or the sale of any Ordinary Shares.

For investors outside the United States: Neither we nor the Underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

UPT is an exempted company with limited liability incorporated under the laws of the Cayman Islands and a majority of our outstanding Ordinary Shares are owned by non-U.S. residents. Under the rules of the SEC we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Exchange Act.

Until and including            , 2025 (25 days after the date of this prospectus), all dealers that buy, sell or trade the Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

i

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to:

•        ‘‘Amended and Restated Memorandum and Articles’’ refers to the amended and restated memorandum and articles of association of our Company to be adopted by the Company conditional upon and with effect from the date on which the Registration Statement becomes effective;

•        “BVI” refers to the British Virgin Islands;

•        “C&D materials” are to construction and demolition materials, being any substance, matter or thing which is generated as a result of construction work and abandoned whether or not it has been processed or stockpiled before abandoned. It is a mixture of surplus materials arising from site clearance, excavation, construction, refurbishment, renovation, demolition and road works;

•        “Companies Act” refers to the Companies Act (as revised) of the Cayman Islands, as amended, supplemented or otherwise modified from time to time;

•        “Company,” “we,” “us,” and “UPT” refers to Uptrend Holdings Limited, an exempted Company with limited liability incorporated under the laws of the Cayman Islands on October 3, 2024, that will issue the Ordinary Shares being offered and does not include its subsidiaries, Uptrend Investment Development Limited and Uptrend Construction & Engineering Limited;

•        “Controlling Shareholder” refer to the ultimate beneficial owner of the Company, who is Mr. Chan Sum Yuen. See “Management” and “Principal Shareholders” for more information;

•        “Exchange Act” refers to the U.S. Securities Exchange Act of 1934, as amended;

•        “Group” refers to the Company and its subsidiaries, UPT BVI and UPT HK;

•        “HKD” or “HK$” refers to Hong Kong dollar(s), the lawful currency of Hong Kong;

•        “Hong Kong” refers to Hong Kong Special Administrative Region of the People’s Republic of China;

•        “Independent Third Party” refers to a person or company who or which is independent of and is not a 5% owner of, does not control and is not controlled by or under common control with any 5% owner and is not the spouse or descendant (by birth or adoption) of any 5% owner of the Company;

•        “mainland China” refers to the PRC (excluding Hong Kong, Macau and Taiwan);

•        “Memorandum and Articles” refers to the memorandum of association and the articles of association of our Company adopted on October 3, 2024;

•        “Mr. Chan” refers to Mr. Chan Sum Yuen, our Controlling Shareholder;

•        “Nasdaq” refers to Nasdaq Stock Market LLC;

•        “Ordinary Shares” or “Shares” refer to our ordinary shares, par value US$0.0001 per ordinary share;

•        “our Group” or “the Group” refers to Uptrend Holdings Limited and its subsidiaries;

•        “PCAOB” refers to Public Company Accounting Oversight Board;

•        “PRC” or “China” refers to the People’s Republic of China;

•        “PRC government” or “PRC authorities,” or variations of such words or similar expressions, refer to the central, provincial, and local governments of all levels in mainland China, including regulatory and administrative authorities, agencies and commissions, or any court, tribunal or any other judicial or arbitral body in mainland China;

•        “UPT BVI” refers to Uptrend Investment Development Limited, a BVI business company limited by shares incorporated in the BVI, a direct wholly owned subsidiary of UPT;

ii

•        “UPT HK” and “Operating Subsidiary” refers to Uptrend Construction & Engineering Limited, a company incorporated in Hong Kong with limited liability, an indirectly wholly owned subsidiary of UPT and our sole operating subsidiary in Hong Kong;

•        “PRC laws” refer to all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the binding effect of law in mainland China;

•        “RMB” or “Renminbi” means Renminbi, the lawful currency of the PRC;

•        “SEC” or “Securities and Exchange Commission” means the United States Securities and Exchange Commission;

•        “Securities Act” refers to the U.S. Securities Act of 1933, as amended;

•        “U.S. dollars” or “$” or “USD” or “dollars” refers to United States dollar(s), the lawful currency of the United States.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the Underwriters of their Over-Allotment Option.

UPT is a holding company with operations conducted in Hong Kong through our Operating Subsidiary in Hong Kong, Uptrend Construction & Engineering Limited. Uptrend Construction & Engineering Limited’s reporting currency is Hong Kong dollars. This prospectus contains translations of Hong Kong dollars into U.S. dollars solely for the convenience of the reader. Unless otherwise noted, all translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars in this prospectus were calculated at the rate of US$1 = HK$7.8, representing the noon buying rate in The City of New York for cable transfers of HK$ as certified for customs purposes by the Federal Reserve Bank of New York on the last trading day of March 31, 2024. No representation is made that the HK$ amount represents or could have been, or could be converted, realized or settled into US$ at that rate, or at any other rate.

iii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in the Shares. You should read the entire prospectus carefully, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes thereto, in each case included in this prospectus. You should carefully consider, among other things, the matters discussed in the section of this prospectus titled “Business” before making an investment decision. Unless the context otherwise requires, all references to “UPT,” “we,” “us,” “our,” the “Company,” and similar designations refer to Uptrend Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands.

Overview

We are a holding company incorporated in the Cayman Islands with operations conducted in Hong Kong by our Operating Subsidiary, Uptrend Construction & Engineering Limited. We have been operating principally as a subcontractor in the Hong Kong construction industry since 2015. As a subcontractor, we provide our customers with two major construction solutions, which include (i) civil engineering works and (ii) soil and rock transportation services.

Our direct customers are generally main contractors of various building and infrastructure construction projects in Hong Kong and the ultimate owners of the projects undertaken by us mainly include property developers in Hong Kong as well as the Hong Kong government. Our project portfolio consists mainly of public sectors projects in Hong Kong, which include infrastructure and public facilities developments. We take pride in the quality of works which we deliver and we have developed stable relationship with a majority of our customers over the years.

In recognition of our achievements in the construction industry in Hong Kong, our Operating Subsidiary has been granted registration as a Registered Specialist Trade Contractor in the designated trade category of sheet piles, earthwork, roadworks, road drainage and sewer, metal doors and fire rated door under the Registered Specialist Trade Contractors Scheme (formerly known as the Subcontractor Registration Scheme) of the Construction Industry Council.

Our Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors:

•        We have an established track record in the construction industry in Hong Kong;

•        Our operating subsidiary has a large fleet of machinery and vehicles;

•        We implement a stringent quality assurance system;

•        We emphasize timeliness for completion of projects; and

•        We have an experienced and professional management team

Our Strategies

We intend to pursue the following strategies to further expand our business:

•        Expand our workforce;

•        Acquisition of additional machineries;

•        Enhancing our safety training program;

•        Compete for sizeable and profitable construction projects; and

•        Strengthening our marketing efforts.

Corporate History and Structure

Our Operating Subsidiary was incorporated as a company with limited liability under the laws of Hong Kong in April 2015.

UPT was incorporated as an exempted company with limited liability under the laws of the Cayman Islands on October 3, 2024. UPT’s direct subsidiary is UPT BVI, a company incorporated under the laws of the BVI on October 8, 2024 and the holding company of our Operating Subsidiary.

As part of our reorganization for the purpose of this offering, the following share transactions have taken place:

1)      On October 3, 2024, one (1) Ordinary Share was allotted and issued as fully paid to Quality Corporate Services Ltd, an initial subscriber and an independent third party, which was subsequently transferred to Pulse Success Limited, a company incorporated under the laws of the BVI in October 2024 and wholly owned by our Controlling Shareholder;

2)      On October 25, 2024, a share split was conducted by the Company, pursuant to which every issued and unissued Ordinary Share was subdivided into ten thousand (10,000) Ordinary Share. After the share split and as of the date of this prospectus, the authorized share capital of the Company consists of US$50,000 divided into 500,000,000 shares of US$0.0001 each; and

3)      On November 21, 2024, our Controlling Shareholder entered into a sale and purchase agreement with UPT and UPT BVI, pursuant to which our Controlling Shareholder transferred 1,000,000 ordinary shares in our Operating Subsidiary at a consideration of HK$1,000,000 to UPT BVI and received 13,490,000 Ordinary Shares issued and allotted by UPT. Upon completion of the aforesaid transactions, Pulse Success Limited, via its direct holding in UPT, became the ultimate holding company of our Operating Subsidiary.

4)      On December 18, 2024, Pulse Success Limited entered into a sale and purchase agreement with Outback View Limited, pursuant to which Pulse Success Limited sold, and Outback View Limited purchased from Pulse Success Limited 661,500 Ordinary Shares at a consideration of HK$1,018,710 (approximately US$130,604);

5)      On December 18, 2024, Pulse Success Limited entered into a sale and purchase agreement with Verve Leader Limited, pursuant to which Pulse Success Limited sold, and Verve Leader Limited purchased from Pulse Success Limited 661,500 Ordinary Shares at a consideration of HK$1,018,710 (approximately US$130,604);

6)      On December 18, 2024, Pulse Success Limited entered into a sale and purchase agreement with Glory Frontier Holdings Limited, pursuant to which Pulse Success Limited sold, and Glory Frontier Holdings Limited purchased from Pulse Success Limited 594,000 Ordinary Shares at a consideration of HK$914,760 (approximately US$117,277);

7)      On December 18, 2024, Pulse Success Limited entered into a sale and purchase agreement with Gentle Pine Investment Limited, pursuant to which Pulse Success Limited sold, and Gentle Pine Investment Limited purchased from Pulse Success Limited 594,000 Ordinary Shares at a consideration of HK$914,760 (approximately US$117,277); and

8)      On December 18, 2024, Pulse Success Limited entered into a sale and purchase agreement with Velvet Aura Limited, pursuant to which Pulse Success Limited sold and Velvet Aura Limited purchased from our Controlling Shareholder 391,500 Ordinary Shares at a consideration of HK$602,910 (approximately US$77,296).

Outback View Limited, Verve Leader Limited, Glory Frontier Holdings Limited, Gentle Pine Investment Limited and Velvet Aura Limited, all of whom and their ultimate beneficial owners, have no affiliation or relationship with us or with our predecessors or affiliates. Further, the aforesaid entities, all of whom and their ultimate beneficial owners, have no affiliation or relationship with each other.

The chart below illustrates our corporate structure and identifies our subsidiaries as of the date of this prospectus and upon completion of this offering (assuming the Underwriters do not exercise the over-allotment option):

We are offering 1,500,000 Ordinary Shares, representing 10% of the issued and outstanding Ordinary Shares following completion of the offering of UPT, assuming the Underwriters do not exercise the Over-Allotment Option.

Upon the completion of this offering, 15,000,000 Ordinary Shares will be outstanding. UPT will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering, the Controlling Shareholder of UPT will own 10,597,500 of the total issued and outstanding Ordinary Shares through Pulse Success Limited, representing approximately 71% of the total voting power.

Holding Company Structure

UPT is a Cayman Islands holding company with no material operations of its own, and we conduct our operations primarily in Hong Kong through the Operating Subsidiary. This is an offering of the Ordinary Shares of UPT, an exempted company with limited liability incorporated under the laws of the Cayman Islands, instead of the shares of the Operating Subsidiary. Investors in this offering will not directly hold any equity interests in the Operating Subsidiary.

As a result of our corporate structure, UPT’s ability to pay dividends may depend upon dividends paid by the Operating Subsidiary. If our Operating Subsidiary or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

Transfers of Cash To and From Our Subsidiaries

Our management monitors the cash position of the Operating Subsidiary regularly and prepares budgets on a monthly basis to ensure it has the necessary funds to fulfil its obligations for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our chief financial officer and subject to approval by the board of directors.

No regulatory approval is required for UPT to transfer cash to its subsidiaries is subject to the following: UPT is permitted under the laws of the Cayman Islands and its Amended and Restated Memorandum and Articles to provide funding to our subsidiaries incorporated in the BVI and Hong Kong through loans or capital contributions. UPT’s subsidiary formed under the laws of the BVI is permitted under the laws of the BVI to provide funding to the Operating Subsidiary subject to certain restrictions laid down in the BVI Business Companies Act 2004 (as amended) and memorandum and articles of association of the relevant UPT’s subsidiary incorporated under the laws of the BVI.

The ability of UPT BVI, the direct subsidiary of UPT, to transfer cash to UPT is subject to the following: according to the BVI Business Companies Act 2004 (as amended), UPT BVI may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due.

The ability of our Operating Subsidiary to transfer cash to UPT BVI is subject to the following: according to the Companies Ordinance of Hong Kong, our Operating Subsidiary may only make a distribution out of profits available for distribution. Other than the above, we did not adopt or maintain any cash management policies and procedures as of the date of this prospectus.

For the fiscal years ended March 31, 2025 and 2024, UPT, UPT BVI, and UPT HK did not declare or pay any dividends and there was no transfer of assets among UPT and its subsidiaries.

If we determine to pay dividends on any of the Shares in the future, as a holding company, we will be dependent on receipt of funds from our subsidiaries by way of dividend payments. UPT is permitted under the laws of Cayman Islands and its Amended and Restated Memorandum and Articles to provide funding to its subsidiaries through loans or capital contributions. Our Operating Subsidiary is permitted under the laws of Hong Kong to provide funding to UPT through dividend distributions without restrictions on the amount of the funds distributed.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Subject to the Cayman Islands laws and our Amended and Restated Memorandum and Articles, our board of directors has complete discretion as to whether to distribute dividends. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from the operating entities, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Any of these factors could have a material adverse effect on our business, financial position and results of operations, and hence there is no assurance that we will be able to pay dividends to our shareholders after the completion of the IPO.

The Cayman Islands does not impose a withholding tax on payments of dividends to shareholders in the Cayman Islands.

Under Hong Kong law, dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves, as permitted under Hong Kong law. Dividends cannot be paid out of share capital. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between UPT and its subsidiaries, across borders and to U.S. investors, nor there is any restrictions and limitations to distribute earnings from our business and subsidiaries, to UPT and U.S. investors and amounts owed. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by us.

Since Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, or the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” The PRC laws and regulations do not currently have any material impact on transfer of cash from UPT to our Operating Subsidiary nor from our Operating Subsidiary to UPT and the investors in the U.S. There is currently no restriction or limitation under the laws and regulations of the PRC on currency conversion control do not currently have any material impact on the transfer of cash between the ultimate holding company and our Operating Subsidiary in Hong Kong. However, the PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact our ability to conduct our business could require us to change certain aspects of our business to ensure compliance; decrease demand for our services; reduce revenues; increase costs; require us to obtain more licenses, permits, approvals, or certificates; or subject us to additional liabilities. To the extent any new or more stringent measures are implemented, our business, financial condition, and results of operations could be adversely affected and the value of our Ordinary Shares could decrease or become worthless.

See “Dividend Policy”, “Risk Factors — We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business”, “Risk Factors — Our key operations are in Hong Kong, a Special Administrative Region of the PRC. According to the long-arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of the Shares. The PRC government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain”, and Consolidated Statements of Change in Shareholders’ Equity in the audited financial statements contained in this prospectus for more information.

Enforceability of Civil Liabilities

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands in order to enjoy the following benefits: (a) political and economic stability; (b) an effective judicial system; (c) a favorable tax system; (d) the absence of exchange control or currency restrictions; (e) and the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include: (a) the Cayman Islands has a less exhaustive body of securities laws than the United States and these securities laws provides less protection to investors; and (b) the Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located in Hong Kong. In addition, all of our directors and officers are nationals and/or residents of Hong Kong and all or a substantial portion of their assets are located outside the United States. Due to the lack of reciprocity and treaties between the United States and Hong Kong, together with cost and time constraints, it may be difficult for investors to effect service of process within the United States upon us or the persons who are nationals or residents of Hong Kong, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Appleby, our counsel as to the laws of the Cayman Islands has advised us that any final and conclusive judgment for a definite sum (not being a sum payable in respect of taxes or other charges of a like nature nor a fine or other penalty) and/or certain non-monetary judgments rendered in any action or proceedings brought against our Company in a foreign court (other than certain judgments of a superior court of certain states of the Commonwealth of Australia) will be recognized as a valid judgment by the courts of the Cayman Islands without re-examination of the merits of the case. On general principles, we would expect such proceedings to be successful provided that the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in the Cayman Islands and the judgment is not contrary to public policy in the Cayman Islands, has not been obtained by fraud or in proceedings contrary to natural justice.

Substantially all of our assets are located outside the United States. In addition, most of our directors and executive officers are nationals or residents of jurisdictions other than the United States and substantially all of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States, or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

Directors and Executive officers	Age	Position
Mr. Chan Sum Yuen	35	Chief Executive Officer, Director and Chairman of the Board
Mr. But Kar Lin Marco	31	Director, Chief Financial Officer
Mr. Au Pak Lun Patrick	38	Independent Director Appointee
Professor Ng Wang Wai Charles	62	Independent Director Appointee
Mr. Mak Chung Pan	36	Independent Director Appointee

All of our directors and officers reside outside the United States in Hong Kong. CFN Lawyers, our counsel as to the laws of Hong Kong, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States.

It is also uncertain whether, in the future, the Hong Kong government will implement regulations and policies of the Chinese government or adopt regulations and policies of its own that are substantially similar to those of the Chinese government.

Related-Party Transactions

In the ordinary course of business, from time to time, we may enter into transactions with related parties. For the years ended March 31, 2025 and 2024, our Operating Subsidiary’s customers are primarily main contractors of property development and civil engineering projects in Hong Kong and our five largest customers accounted for 98% of our revenue for the years ended March 31, 2025 and 2024. For the years ended March 31, 2025 and 2024, five and three of our five largest customers are our related party, respectively. We mainly provided construction services and soil and rock transportation services to such related parties in construction projects. For the years ended March 31, 2025, 2024 and 2023, we recorded a total income of approximately $5,786,743, $3,655,726 and $455,726, respectively, for the provision of services to our related parties. In addition to the provision of services, we have also provided management fees to our related parties for services which they have provided to us in our daily operations. Such services included the use of office address and the assignment of personnel for administrative and engineering support. For the years ended March 31, 2025, 2024 and 2023, we provided a total of $317,901, $348,506 and $96,014 management fees, respectively, to our related parties for services which they have provided to us. For details of these transactions, please refer to section titled “Related-Party Transactions” on page 104.

Summary of Key Risks

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows, and prospects that you should consider before making a decision to invest in the Shares. These risks are discussed more fully in “Risk Factors.”

Risks Related to Our Business and Industry

•        A significant portion of our revenue was generated from contracts awarded by a limited number of customers, and any significant decrease in the number of projects with our major customers, some of which are our related parties, may materially and adversely affect our financial condition and operating results.

•        Our business is subject to the risk of non-payment or delayed payment by our customers, including related parties, which could adversely affect our financial condition and results of operations.

•        Our revenue is mainly derived from projects which are non-recurrent in nature and there is no guarantee that our customers will provide us with new businesses.

•        Failure to maintain safe construction sites and/or implement our safety management system may lead to the occurrence of personal injuries, property damages, fatal accidents or suspension or non-renewal of our registration under the Registered Specialist Trade Contractors Scheme of the Construction Industry Council.

•        Our Operating Subsidiary determines the price of its quotation or tender based on the estimated time and costs to be involved in a project and the actual time and costs incurred may deviate from our estimate due to unexpected circumstances, thereby leading to cost overruns and adversely affecting our operations and financial results.

•        Our Operating Subsidiary’s capacity to provide soil and rock transportation services is limited by availability of machinery and equipment.

•        Any failure, damage or loss of our Operating Subsidiary’s machinery and equipment may adversely affect our operations and financial performance.

•        An increase in waste disposal fees may lead to changes in the industry and intensified competition.

•        The total actual value of work done may differ from the original estimated contract sum stated in our contracts with customers.

•        Cash inflows and outflows in connection with construction projects may be irregular and, thus, may affect our net cash flow position.

•        Any deterioration in the prevailing market conditions in the construction industry may adversely affect our performance and financial condition.

•        We face keen competition from other players in the market.

•        Our Group is dependent on key personnel and there is no assurance that our Group can retain them.

•        Our ability to successfully tender for and undertake new projects is limited by the availability of our project management staff and our workforce.

•        Our Operating Subsidiary relies on a stable workforce to carry out its construction projects. If our Operating Subsidiary experience any shortage of labor, industrial actions, strikes, or material increase in labor costs, our operations and financial results would be adversely affected.

•        Failure to complete our projects on a reliable and timely basis could materially affect our reputation, our financial performance or may subject us to claim.

•        Amounts included in our backlog may not result in actual revenue or translate into profits. Our backlog is subject to cancellation and unexpected adjustments and therefore is an uncertain indicator of future results of operations.

•        There is no assurance that we will be able to renew our registration under the Registered Specialist Trade Contractors Scheme of the Construction Industry Council.

•        Our insurance coverage may not be adequate to cover potential liabilities.

•        Possible difficulty in recruiting sufficient labour may hinder our future business strategies.

•        Our business plans and strategies may not be successful or be achieved within the expected time frame or within the estimated budget.

•        If we fail to comply with applicable anti-corruption and anti-bribery laws, our reputation may be harmed and we could be subject to penalties and significant expenses that have a material adverse effect on our business, financial condition and results of operations.

•        We and the Operating Subsidiary are exposed to potential disruptions and risks from unforeseen disasters or crises.

•        We may be a party to legal proceedings from time to time and we cannot assure you that such legal proceedings will not have a material adverse impact on our business.

•        We do not have a long history of running as an integrated group. Our limited operating history running as an integrated group in the industry may not provide an adequate basis to predict our future prospects and results of operations for this segment, and may increase the risk of your investment.

•        We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

•        The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

Risks Relating to Doing Business in Hong Kong

•        Our key operations are in Hong Kong, a Special Administrative Region of the PRC. According to the long-arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of the Shares. The PRC government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain. See a more detailed discussion of this risk factor with the same title on page 27 of this prospectus.

•        There are uncertainties regarding the interpretation and enforcement of PRC and Hong Kong laws, rules, and regulations. See a more detailed discussion of this risk factor with the same title on page 29 of this prospectus.

•        Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with Hong Kong-based operations, all of which could increase our compliance costs and subject us to additional disclosure requirements. See a more detailed discussion of this risk factor with the same title on page 29 of this prospectus.

•        If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless. See a more detailed discussion of this risk factor with the same title on page 32 of this prospectus.

•        Although the audit report included in this prospectus is prepared by PCAOB registered auditor who are currently subject to inspection by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors that are subject to inspection by the PCAOB and, as such, in the future investors may be deprived of the benefits of the PCAOB inspection program. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus reduced the time before the Shares may be prohibited from trading or delisted. See a more detailed discussion of this risk factor with the same title on page 33 of this prospectus.

•        The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price, and reputation. See a more detailed discussion of this risk factor with the same title on page 34 of this prospectus.

•        The effect of the Hong Kong Autonomy Act (“HKAA”) and other U.S. government policies in response to the enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Operating Subsidiary. See a more detailed discussion of this risk factor with the same title on page 35 of this prospectus.

•        If we become subject to the recent scrutiny, criticism, and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and/or defend the matter, which could harm our business operations, this offering, and our reputation and could result in a loss of your investment in the Shares, in particular if such matter cannot be addressed and resolved favorably. See a more detailed discussion of this risk factor with the same title on page 35 of this prospectus.

•        A downturn in the political and socioeconomic conditions in Hong Kong, mainland China, or the global economy, or a change in the economic and political policies of China, could materially and adversely affect our business and financial condition. See a more detailed discussion of this risk factor with the same title on page 36 of this prospectus.

•        Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of the Shares. See a more detailed discussion of this risk factor with the same title on page 36 of this prospectus.

•        There are political risks associated with conducting business in Hong Kong. See a more detailed discussion of this risk factor with the same title on page 36 of this prospectus.

•        The Hong Kong legal system embodies uncertainties that could limit the availability of legal protections. See a more detailed discussion of this risk factor with the same title on page 37 of this prospectus.

•        You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on Hong Kong laws. See a more detailed discussion of this risk factor with the same title on page 37 of this prospectus.

•        Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, where the majority of our clients reside. See a more detailed discussion of this risk factor with the same title on page 38 of this prospectus.

Risks Relating to our Ordinary Shares

•        There has been no public market for our Ordinary Shares prior to this offering; if an active trading market does not develop, you may not be able to resell the Shares at any reasonable price.

•        The trading price of the Shares may be volatile, which could result in substantial losses to you.

•        We rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

•        Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud, which may affect the market for and price of the Shares.

•        If we fail to meet applicable listing requirements, including the Nasdaq public stockholder requirements or other continued listing criteria, Nasdaq may delist the Shares from trading, in which case the liquidity and market price of the Shares could decline.

•        If you purchase the Shares in this offering, you will incur immediate and substantial dilution in the book value of your Ordinary Shares.

•        If a limited number of participants in this offering purchase a significant percentage of the offering, the effective public float may be smaller than anticipated and the price of the Shares may be more volatile than it otherwise would be.

•        Our directors, officers, and principal shareholders have significant voting power and may take actions that may not be in the best interests of our other shareholders.

•        The board of directors may decline to register the transfer of Ordinary Shares in certain circumstances.

•        Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of the board of directors, you must rely on price appreciation of the Shares for return on your investment.

•        Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of the Shares.

•        Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

•        Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Ordinary Share price or trading volume to decline.

•        Certain judgments obtained against us by our shareholders may not be enforceable.

•        You may have more difficulties protecting your interests than you would as a shareholder of a U.S. corporation.

•        Cayman Islands economic substance requirements may have an effect on our business and operations.

•        We are a foreign private issuer within the meaning of the rules under the Exchange Act, and, as such, we are exempt from certain provisions applicable to U.S. domestic public companies.

•        As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

•        We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

•        There can be no assurance that we will not be a PFIC for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of the Shares.

•        We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

•        We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

•        As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

•        Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Ordinary Shares.

Recent Regulatory Developments in the PRC

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong. The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. If there is a significant change to current political arrangements between mainland China and Hong Kong, companies operating in Hong Kong may face similar regulatory risks as those operated in the PRC, including their ability to offer securities to investors, list their securities on a U.S. or other foreign exchange, and conduct their business or accept foreign investment. In light of PRC government’s recent expansion of authority in Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and rules, regulations and the enforcement of laws in the PRC can change quickly with little or no advance notice. The PRC government may intervene or influence the current and future operations in Hong Kong at any time or may exert more oversight and control over offerings conducted overseas and/or foreign investment in issuers like ourselves. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. If there is a significant change to current political arrangements between mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive or maintain the approvals or is denied permission from mainland China or Hong Kong authorities, we will not be able to list our Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Ordinary Shares significantly decline or be worthless.

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Also, on July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comments (the “Revised Draft”), which required that, in addition to “operators of critical information infrastructure,” any “data processor” controlling personal information of no less than one million users that seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and it further elaborated the factors to be considered when assessing the national security risks of the relevant activities.

On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) (the “Draft Administrative Provisions”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (together with the Draft Administrative Provisions, the “Draft Rules Regarding Overseas Listing”). The Draft Rules Regarding Overseas Listing lays out the filing regulation arrangement for both direct and indirect overseas listing and clarifies the determination criteria for indirect overseas listing in overseas markets. Among other things, if a domestic enterprise intends to indirectly offer and list securities in an overseas market, the record-filing obligation is with a major operating entity incorporated in the PRC, and such filing obligation shall be completed within three working days after the overseas listing application is submitted. The required filing materials for an IPO and listing shall include, but not be limited to: regulatory opinions, record filing, approval, and other documents issued by competent regulatory authorities of relevant industries (if applicable), and security assessment opinions issued by relevant regulatory authorities (if applicable). On December 27, 2021, the National Development and Reform Commission (“NDRC”) and the Ministry of Commerce jointly issued the Special Administrative Measures for Entry of Foreign Investment (Negative List) (2021 Version) (“Negative List”), which became effective and replaced the previous version. Pursuant to the Negative List, if a PRC company, which engages in any business where foreign investment is prohibited under the Negative List, or prohibited businesses seeks an overseas offering or listing, it must obtain the approval from competent governmental authorities. Based on a set of Q&A published on the NDRC’s official website, an NDRC official indicated that after a PRC company submits its application for overseas listing to the CSRC and where matters relating to prohibited businesses under the Negative List are implicated, the CSRC will consult the regulatory authorities having jurisdiction over the relevant industries and fields.

On January 4, 2022, the CAC, the NDRC, and several other administrations jointly adopted and published the revised Cybersecurity Review Measures (“CRM”), which took effect on February 15, 2022, and replaced the Revised Draft issued on July 10, 2021. Pursuant to the revised CRM, if a network platform operator holding personal information of over one million users seeks for “foreign” listing, it must apply for the cybersecurity review. In addition, operators of critical information infrastructure purchasing network products and services are also obligated to apply for the cybersecurity review for such purchasing activities. Although the CRM provides no further explanation on the extent of “network platform operator” and “foreign” listing, we do not believe we are obligated to apply for a cybersecurity review pursuant to the revised CRM, considering that (i) we are not in possession of or otherwise holding personal information of over one million users, and it is also very unlikely that we will reach such threshold in the near future; and (ii) as of the date of this prospectus, we have not received any notice or determination from applicable PRC governmental authorities identifying it as a critical information infrastructure operator.

On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, as approved by the State Council, released the CSRC Filing Rules, which came into effect on March 31, 2023. Under the CSRC Filing Rules, a filing based regulatory system shall be applied to “indirect overseas offerings and listings” of PRC domestic companies, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a domestic company that operates its main business domestically. The CSRC Filing Rules state that, any post-listing follow-on offering by an issuer in the same overseas market, including issuance of shares, convertible notes and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering. We believe that we are not subject to the CSRC Filing Rules, because we are incorporated in the Cayman Islands and our subsidiaries are incorporated in Hong Kong, the British Virgin Islands and operate in Hong Kong without any subsidiary or VIE structure in mainland China, and we do not have any business operations or maintain any office or personnel in mainland China. However, as the CSRC Filing Rules and the supporting guidelines are newly published, there exists uncertainty with respect to the implementation and interpretation of the principle of “substance over form.” If our offering and listing is later deemed as “indirect overseas offering and listing by companies in mainland China” under the CSRC Filing Rules, we may need to complete the filing procedures for our offering and listing. If we are subject to the filing requirements, we cannot assure you that we will be able to complete such filings in a timely manner or even at all. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond or what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operations, its ability to accept foreign investments, and the listing of the Shares on a U.S. or other foreign exchange. There remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the CSRC Filing Rules become applicable to the Operating Subsidiary or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law becomes applicable to the Operating Subsidiary, the business operation of the Operating Subsidiary and the listing of the Shares in the United States could be subject to the CAC’s cybersecurity review or CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and the Operating Subsidiary becomes subject to the CAC or CSRC review, we cannot assure you that the Operating Subsidiary will be able to comply with the regulatory requirements in all respects, and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. If the Operating Subsidiary fails to receive or maintain such permissions or if the required approvals are denied, the Operating Subsidiary may become subject to fines and other penalties that may have a material adverse effect on our business, operations, and financial condition and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of the Shares to significantly decline or be worthless.

Permission Required from Hong Kong and PRC Authorities

As of the date of this prospectus, the Operating Subsidiary has obtained all requisite licenses and approvals for the operation of their respective business in Hong Kong which remain in force and have not been suspended or revoked. The personnel of the Operating Subsidiary are also subject to the relevant laws and regulations. As of the date of this prospectus, UPT is not required to obtain any permission or approval from Hong Kong authorities to issue the Shares to foreign investors. We are also not required to obtain permissions or approvals from any PRC authorities before listing in the United State and to issue the Shares to foreign investors or operate our business as currently conducted, including the CSRC, the CAC, or any other governmental agency that is required to approve our operations.

As of the date of this prospectus, based on PRC laws and regulations effective as of the date of this prospectus, the Company is not required to obtain permissions or approvals from any PRC authorities before listing in the United States and to issue our Ordinary Shares to foreign investors or operate the business as currently conducted, including the CSRC, the CAC, or any other governmental agency that is required to approve our operations, because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) the Operating Subsidiary was established and operate in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. UPT and the Operating Subsidiary are not required to obtain any permissions or approvals from any Chinese authorities to operate their business as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authority.

Hong Kong is a Special Administrative Region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, which serves as Hong Kong’s constitution (the “Basic Law”). The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals, (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face similar regulatory risks as those operated in mainland China, including the ability to offer securities to investors, list their securities on a U.S. or other foreign exchanges, conduct their business or accept foreign investment or sanctions by the CSRC, the CAC, or other PRC regulatory agencies.

Recent PCAOB Developments

On May 20, 2020, the U.S. Senate passed the HFCA Act, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCA Act on December 2, 2020, and the HFCA Act was signed into law on December 18, 2020. Pursuant to the HFCA act, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor cannot be inspected by the PCAOB for three consecutive years, and this ultimately could result in the Shares being delisted.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed the AHFCAA, which was signed into law on December 29, 2022, reduced the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act, which took effect on January 10, 2022. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, PCAOB issued a Determination Report, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong.

Our auditor, WWC P.C., the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is headquartered in San Mateo, CA and is subject to inspection by the PCAOB. As of the date of this prospectus, our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021 in mainland China or Hong Kong because of a position taken by one or more authorities in the PRC or Hong Kong.

On August 26, 2022, CSRC, the MOF, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has an exemption from the rule that a majority of the board of directors must be independent directors; unfettered ability to transfer information to the SEC.

On December 29, 2022, the Consolidated Appropriations Act was signed into law by President Joseph Biden, which contained, among other things, an identical provision to AHFCAA and amended the Holding Foreign Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before the Shares may be prohibited from trading or delisted.”

See “Risk Factors — Risks Relating to The Shares — Although the audit report included in this prospectus is prepared by PCAOB registered auditor who are currently inspectable by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspectable by the PCAOB and, as such, in the future investors may be deprived of the benefits of the PCAOB inspection program. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus reduced the time before the Shares may be prohibited from trading or delisted” on page 33.

Implication of Being a Controlled Company

We are and will continue, following this offering, to be a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

•        an exemption from the rule that a majority of our board of directors must be independent directors;

•        an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

•        an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption after we complete this offering. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors after we complete this offering.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•        being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

•        not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

•        reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements, and registration statements; and

•        exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of the Shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed US$1.235 billion, or we issue more than US$1 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

We are a foreign private issuer as defined by the SEC. As a result, in accordance with the rules and regulations of The Nasdaq Stock Market LLC, we may comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

•        Exemption from filing quarterly reports on Form 10-Q or provide current reports on Form 8-K disclosing significant events within four days of their occurrence.

•        Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

•        Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Corporate Information

Our principal office is located at Room 22, 23/F, Tuen Mun Centre Square 22 Hoi Wing Road, Tuen Mun New Territories, Hong Kong. Our telephone number is (+852) 3563 7050. Our registered office in the Cayman Islands is located at the office of Quality Corporate Services Ltd., Suite 102, Cannon Place, P.O. Box 712, North Sound Rd., George Town Grand Cayman, KY1-9006 Cayman Islands. Our corporate website is https://www.uptrendcon.com/. Information contained on our website does not constitute part of this prospectus.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor New York, NY 10168.

The Offering

Securities being offered:	1,500,000 Ordinary Shares.
IPO price:	We estimate the IPO price will be between US$4.00 and US$5.00 per Ordinary Share.
Number of Ordinary Shares outstanding before this offering:	13,500,000 Ordinary Shares.
Number of Ordinary Shares outstanding after this offering:	15,000,000 Ordinary Shares.
Over-Allotment Option:

We have granted the Underwriters an option to purchase up to additional Ordinary Shares from us at the public offering price less the underwriting discount within 45 days after the Closing Date to cover over-allotments (such option, “Over-Allotment Option”).

Use of proceeds:

Based upon an assumed IPO price of US$4.00 per Share, which is the low end of the range set forth on the cover page of this prospectus, we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts and the estimated offering expenses payable by us, of approximately US$4,557,911 if the Underwriters do not exercise their Over-Allotment Option, and US$5,385,911 if the Underwriters exercise their Over-Allotment Option in full, after deducting the underwriting discounts and commissions, non-accountable expense allowance and estimated offering expenses payable by us.

We plan to use the net proceeds of this offering as follows:
• Approximately 50% for acquisition of additional machineries;
• Approximately 30% for expansion of workforce;
• Approximately 20% for enhancing our safety training program;
For more information on the use of proceeds, see “Use of Proceeds” on page 53.
Lock-up:

We have agreed with the Underwriters, subject to certain exceptions, not to offer, issue, sell, transfer, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any of the Shares or securities convertible into or exercisable or exchangeable for the Shares for a period of six (6) months after the completion of this offering. Furthermore, all of our directors, officers, and holders of more than 5% of the Company’s securities (including warrants, options, convertible securities, and Ordinary Shares) have agreed with the Underwriters, subject to certain exceptions, not to offer, issue, sell, transfer, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any of the Shares or securities convertible into or exercisable or exchangeable for the Shares for a period of six (6) months after the effective date of the registration statement of which this prospectus forms a part. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Proposed Nasdaq symbol:	We have applied to have the Shares listed on the Nasdaq Capital Market under the symbol “UPX”.
Transfer agent and registrar:	VStock Transfer, LLC
Risk factors:

Investing in the Shares is highly speculative and involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 19.

Unless otherwise indicated, all information contained in this prospectus assumes no exercise of the underwriters’ over-allotment option and is based on 13,500,000 Ordinary Shares outstanding as of the date of this prospectus.

RISK FACTORS

An investment in the Shares involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information appearing elsewhere in this prospectus, before deciding to invest in the Shares. The occurrence of any of the following risks could have a material adverse effect on our business, financial condition, results of operations, and future growth prospects. In these circumstances, the market price of the Shares could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

A significant portion of our revenue was generated from contracts awarded by a limited number of customers, and any significant decrease in the number of projects with our major customers, some of which are our related parties, may materially and adversely affect our financial condition and operating results.

During the years ended March 31, 2025 and 2024, a significant portion of our revenue was derived from a small number of customers. Our largest customers, which each contributed more than 10% of our revenue, accounted for approximately 93% and 93% of our total revenue for the years ended March 31, 2025 and 2024. For the year ended March 31, 2025, our largest customers consisted of three related parties, namely, Tung Lee Civil Engineering Limited, Tung Lee Engineering Development Limited and Tung Lee-CCCC-FHDI Joint Venture and such related parties generated approximately 19%, 16% and 29% of our total revenue, respectively. For the year ended March 31, 2024, our largest customers consisted of three related parties, namely, Tung Lee Engineering Co., Tung Lee Engineering Development Limited and Tung Lee-CCCC-FHDI Joint Venture and such related parties generated approximately 20%, 22% and 21% of our total revenue, respectively.

There is no assurance that we will continue to be awarded with contracts from our major customers, particularly our related parties, in the future. If there is a significant decrease in the number of projects awarded by our major customers, and we are unable to secure suitable projects of comparable size and quantity as replacements from other customers, our financial condition and operating results would be materially and adversely affected. In addition, in the event that our major customers experience any financial difficulties or cash flow problems, this may result in delay or default in payments to us, in which case our business could be materially and adversely affected.

Our business is subject to the risk of non-payment or delayed payment by our customers, including related parties, which could adversely affect our financial condition and results of operations.

We have significant contract receivable due from major customers, which includes our related party. For the years ended March 31, 2025 and 2024, our largest customers, each having contributed more than 10% of our revenue, accounted for an aggregate of approximately 98% and 99% of our contract receivables, respectively. Contract receivable due from our related parties for the year ended March 31, 2025 and 2024, accounted for an aggregate of approximately 59% and 72% of our consolidated contract receivables for the same periods, respectively.

The ability of these parties, including our related parties, to pay their obligations may be adversely affected by changes in their financial condition or other factors. We may experience difficulty collecting contract receivable due to disputes or financial difficulties of these customers, which could result in write-offs or bad debt expense, which may have a material adverse effect on our financial condition, and results of operations.

Our revenue is mainly derived from projects which are non-recurrent in nature and there is no guarantee that our customers will provide us with new businesses.

Our revenue is typically derived from projects which are non-recurrent in nature and our customers are under no obligation to award projects to us. During the years ended March 31, 2025 and 2024, we secured new businesses mainly through invitation for tender by customers. There is no assurance that we will be able to secure new contracts in the future. Accordingly, the number and scale of projects and the amount of revenue we are able to derive therefrom may vary significantly from period to period, and it may be difficult to forecast the volume of future business. Our directors consider that our success rate on project tendering depends on a range of factors, which primarily include our pricing and tender strategy, competitors’ tender and pricing strategy, the availability of our resources, level of competition and our customers’ evaluation standards. Furthermore, so far as our directors are aware, some of our customers have maintained an evaluation system to ensure that the service providers meet certain standards of management, industrial expertise, financial capability, reputation and regulatory compliance which may change from time to time. There is no assurance that we could achieve the same or higher tender success rate in the future as we did during the years ended March 31, 2025 and 2024. If we fail to secure new contracts or there is a significant decrease in the number of tender invitations or contracts available for bidding in the future, our business, financial position and prospects could be materially and adversely affected.

Failure to maintain safe construction sites and/or implement our safety management system may lead to the occurrence of personal injuries, property damages, fatal accidents or suspension or non-renewal of our registration under the Registered Specialist Trade Contractors Scheme of the Construction Industry Council

Due to the nature of works in construction sites, risks of accidents or injuries to workers are inherent. Notwithstanding our occupational health and safety measures that are required to be followed by employees of our Group, accidents leading to personal injuries, property damages and/or fatal accidents remain an inherent risk at work sites. There is no assurance that there will not be any violation of our safety measures or other related rules and regulations by the employees of our Group or our subcontractors. Any such violation may lead to higher probability of occurrences, and/or increased seriousness, of personal injuries, property damages and/or fatal accidents at work sites, which may materially and adversely affect our business operations as well as our financial position to the extent not covered by insurance policies. Also, failure to maintain safe construction sites and/or to implement safety management measures resulting in the occurrence of serious personal injuries or fatal accidents may lead to negative publicity and/or suspension or non-renewal of our registration under the Registered Specialist Trade Contractors Scheme of the Construction Industry Council, which in turn adversely affect our reputation, financial position and results of operation.

In addition, any personal injuries and/or fatal accidents to the employees of our Group may lead to claims or other legal proceedings against our Group. Any such claims or legal proceedings could adversely and materially affect our financial position to the extent not covered by insurance policies. Also, notwithstanding the merits of any such claims or legal proceedings, we need to divert management resources and incur extra costs to handle these matters. Any such claims or legal proceedings could therefore have a material and adverse impact on our business operations.

Our Operating Subsidiary determines the price of its quotation or tender based on the estimated time and costs to be involved in a project and the actual time and costs incurred may deviate from our estimate due to unexpected circumstances, thereby leading to cost overruns and adversely affecting our operations and financial results.

Our Operating Subsidiary determines the price of its quotation or tender based on estimated cost plus a certain mark-up margin. The actual time and costs incurred, however, may be adversely affected by various factors, including (i) the specifications, underground conditions, and difficulties of the project; (ii) the duration of the project; (iii) the site locations and the conditions and risk of adjacent building structures; (iv) unfavorable weather conditions; and (v) the resources availability. Significant changes in any of these or other relevant factors may lead to delay in completion or costs overrun by us, and there is no assurance that the actual time and costs incurred would match our initial estimate. As the contracts between our Operating Subsidiary and its customers were generally fixed-price contracts or re-measurement contracts for which our unit prices stated in the bill of quantities are fixed and without any price adjustment clause, once it agrees on the quotation or tender price with the customer, it will generally have to bear any additional costs incurred. Such delays, cost overruns, or mismatch of actual time and costs with the estimates may cause our profitability to be lower than what we expected or may expose our Operating Subsidiary to litigation or claims from customers in case of delays, thereby adversely affecting our operations and financial results.

Furthermore, the contracts our Operating Subsidiary entered into normally contain specific completion schedule requirements and liquidated damages provisions (i.e., our Operating Subsidiary may have to pay its customers liquidated damages if our Operating Subsidiary or its subcontractors do not meet the schedules). Liquidated damages are typically levied at an agreed rate for each day of delay that is owing to the default. Our Operating Subsidiary may need to pay liquidated damages resulting from any failure to meet the completion schedule requirements of its contracts, to the extent that its customers do not grant it a time extension. This may reduce or diminish our expected profit and cash inflow from the relevant contracts.

Our Operating Subsidiary’s capacity to provide soil and rock transportation services is limited by availability of machinery and equipment.

Our Operating Subsidiary requires tipper trucks and drivers to carry out its soil and rock transportation services. As of the date of this prospectus, our Operating Subsidiary has 12 tipper trucks available for our projects. Our directors estimate the average utilization rates for tipper trucks for the years ended March 31, 2025 and 2024 were approximately 100%. The high utilization rate may require our Operating Subsidiary to rent trucks from third parties and related parties and engage subcontractors to provide transportation from time to time, and re-schedule the delivery requests made by its project teams for the use of the trucks.

There is no certainty that we will be able to successfully rent trucks from third parties and related parties or engage subcontractors to provide transportation, to do so at a competitive rate, or successfully re-schedule requests from our project sites without affecting the fulfillment of our projects. The inability of our Operating Subsidiary to increase our fleet of tipper trucks would expose us to associated risks in areas of our business expansion, our contract fulfillment and impact our costs and profitability.

Any failure, damage or loss of our Operating Subsidiary’s machinery and equipment may adversely affect our operations and financial performance.

Our Operating Subsidiary’s construction and soil and rock transportation services rely on machinery and equipment. If our Operating Subsidiary fails to remain attentive to and invest in suitable site equipment to cope with any latest development in such market trends or demands and to cater to different needs and requirements of different customers, overall competitiveness of our operating subsidiary and thus our financial performance and operation results may be adversely affected.

In addition, there is no assurance that our Operating Subsidiary’s machinery and equipment will not be damaged or lost as a result of, among others, improper operation, accidents, fire, adverse weather conditions, theft or robbery. Machinery and equipment may also break down or fail to function normally due to wear and tear or mechanical or other issues. If any failed, damaged or lost site equipment cannot be repaired and/or replaced in a timely manner, our operations and financial performance could be adversely affected.

An increase in waste disposal fees may lead to changes in the industry and intensified competition.

Effective from April 1, 2024, the waste disposal charges applicable to disposal of construction waste at public fill reception facilities, sorting facilities and landfills will substantially increase. For details, please refer to the section titled “Regulations — Regulations Related to Environmental Protection — Waste Disposal Ordinance (Chapter 354 of the Laws of Hong Kong)”. Although our customers are directly responsible for the waste disposal charges, the implementation of increasingly higher disposal fees may indirectly affect the industry in which we operate. Customers that engage directly in foundation and site formation works that possess the relevant expertise may seek to control costs by handling waste disposal in-house. Those customers continuing to outsource waste disposal services may actively seek more cost-effective options to mitigate the impact of the increased fees. This may include exploring and evaluating additional service providers or negotiating for lower rates. Other subcontractors offering competing services may undercut our tenders and quotations to secure more projects, which could affect the success rate of our tenders as well as our project margins. The increase in such fees may also lead to customers seeking alternative waste management solutions to mitigate the impact of the increased government charges. The adoption of alternative waste management solutions may divert customers away from utilizing our services, leading to a decrease in our customer base and results of operations.

The total actual value of work done may differ from the original estimated contract sum stated in our contracts with customers

For the years ended March 31, 2025 and 2024, our contracts with customers are generally on re-measurement basis. Depending on our negotiations with customers, some of our customers may also engage us based on a lump sum price or a combination of lump sum price items and re-measurement items. In respect of re-measurement items, the contract will specify an estimated contract sum based on the agreed unit rates and the estimated quantities of work items. The actual amount of works to be carried out by us under our contract is subject to our customer’s instructions or orders placed during the contract period and the total actual value of work done may be different from the original estimated contract sum stated in the contract.

Our customers will measure the actual quantities of works executed on site and we will be paid based on the actual work done. In respect of lump sum price items, we are generally required to carry out the specified works required by our customers of fixed quantity at an agreed fixed price. Our customers may request additional, reduction or alteration of works beyond the scope of the contract during project implementation by placing variation orders with us. The aggregate amount of revenue that we are able to derive from a project may be different from the original estimated contract sum specified in the relevant contract due to variation orders placed by our customers. As such, there is no assurance that the amount of fees and charges as finally agreed with our customers would be sufficient to recover our costs incurred or provide us with a reasonable profit margin or the amount of revenue derived from our projects will not be substantially different from the original estimated contract sum as specified in the relevant contracts and our financial condition may be adversely affected by any decrease in our revenue as a result of variation orders. As a result, there is no assurance that our revenue and profit margin in the future will remain at a level comparable to those recorded for the years ended March 31, 2025 and 2024.

Cash inflows and outflows in connection with construction projects may be irregular and, thus, may affect our net cash flow position.

In a construction project, cash outflows for payment of certain operating expenditures may not align with progress payments to be received during the relevant periods. In general, we do not receive any prepayment from our customers. Nevertheless, during the commencement of a project, we may incur various costs, including, but limited to, purchase costs of construction materials and supplies. While progress payments will be paid after our construction work commences and is certified by our customers and/or consultants engaged by our customers. Accordingly, the cash inflows and outflows for a particular project may fluctuate as the construction works progress. If, during any particular period of time, there exists too many projects that require substantial cash outflow while we have significantly less cash inflows during that period, our cash flow position may be adversely affected.

Further, we are subject to credit risks of our customers and our liquidity is dependent on our customers making prompt progress payments and/or release of retention monies due to us. We rely on cash inflow from our customers to meet our payment obligation to our suppliers and our employees, which is dependent on prompt settlement of progress payment and timely release of retention monies by our customers. As such, we may record a significant cash outflow in the event that we take up too many capital-intensive projects during a particular period of time.

We cannot assure you that we will be able to recover all or any part of the amounts due from our customers or we will be able to collect all or any part of the trade receivables from our customers within the agreed credit terms or at all. Further, in the event that disputes arise between us and the main contractor or customer in relation to the variation orders, there is a possibility that we may take a longer time than the credit period offered to collect payments. Any failure by our customers to make payments on time and in full may lead to mismatch in our cash flows, which will negatively affect our cash flow position and affect (i) our ability to repay our suppliers and our employees; and (ii) our tendering decisions, as we may not be in a position to take up any more new projects with a high upfront costs. This will negatively affect our business operation and financial performance.

Any deterioration in the prevailing market conditions in the construction industry may adversely affect our performance and financial condition.

All our business operations are located in Hong Kong via our Operating Subsidiary. The direct customers of our Operating Subsidiary are primarily property developers and main contractors of various types of property development and civil engineering projects in Hong Kong. The number of projects awarded to our Operating Subsidiary depend highly on the prevailing market conditions in the construction industry, including shortage of skilled labor, economic fluctuations in Hong Kong, availability of new projects in the private sector; and general conditions and development of Hong Kong economy. If there is any significant deterioration in any of these factors, our operating results and financial conditions could be adversely affected.

We face keen competition from other players in the market.

The construction industry in Hong Kong is competitive. For instance, as at the date of this prospectus, according to Construction Industry Council, there were over 1,558 contractors registered under the subcontractor trade group of “Structural and Civil Works” who engage in similar construction civil engineering works as our Operating Subsidiary. Some of our competitors may have certain advantages, including stronger brand names, greater access to capital, longer operating history, longer and more established relationship with main contractors or project owners, and greater marketing and other forms of resources. Further, some of the existing market players have been listed on stock exchanges, which may give them an advantage in terms of financing capability and reputation. New participants may enter the industry, provided that they possess all the various licenses, resources, experience, and qualifications required. Increased competition may result in lower operating margins and loss of market share, resulting in an adverse impact on our profitability and operating results.

Our Group is dependent on key personnel and there is no assurance that our Group can retain them

Our directors believe that our success, to a large extent, is attributable to, among other things, the contribution of our Controlling Shareholder. Details of our Controlling Shareholder’s expertise and experience are set out in the section headed “Management” in this prospectus. Our key personnel as well as their management experience in the construction industry in Hong Kong are crucial to our operation and financial performance. Although we intend to enter into a service agreement with each of our executive directors, there could be an adverse impact on our operation should any of our executive directors terminate his service agreement with us or otherwise cease to serve our Group and appropriate persons could not be found to replace them. There is no assurance that we will be able to attract and retain capable staff in the future. In such event, the business and financial position and prospects of our Group could be materially and adversely affected.

Our ability to successfully tender for and undertake new projects is limited by the availability of our project management staff and our workforce

Our services capacity in undertaking several and sizeable construction projects is largely limited by the availability of our in-house project management staff and our workforce. However, shortage of experienced and skilled labour is a prolonged issue in the construction industry in Hong Kong. In view of the aforesaid, we may encounter difficulties in maintaining and recruiting sufficient number of project management staff or site workers for undertaking additional projects in the future.

For the years ended March 31, 2025 and 2024, our Group had from time to time received invitations for tenders when our available resources were occupied by other projects on hand. On occasion, in order to (i) maintain our business relationship with customers; (ii) maintain our presence in the market; and (iii) be informed of the latest market development and pricing trends which are useful for tendering projects in the future, we would respond to our customers’ invitations by submitting tenders instead of turning them down. In such circumstances, our executive directors would take a more prudent approach in costs estimation by factoring a higher profit margin even though it may cause our tender price to become less competitive than those submitted by our competitors. Therefore, our ability to successfully tender for new projects may be affected by the availability of our project management staff and workforce. There is a risk that we may not be awarded with new contracts by our customers as our tenders may become relatively less competitive due to limitation in our service capacity.

Our Operating Subsidiary relies on a stable workforce to carry out its construction projects. If our Operating Subsidiary experience any shortage of labor, industrial actions, strikes, or material increase in labor costs, our operations and financial results would be adversely affected.

Our Operating Subsidiary relies on a stable workforce to carry out its construction projects. In particular, a large number of construction workers and machinery operators with various skills and expertise are required for each construction project.

In view of the current situation in the labor market, there is no assurance that the supply of labor and average labor costs will be stable. All labor-intensive projects are more susceptible to labor shortage, and our subcontracting costs include the labor costs of our subcontractors. If there is a significant increase in the costs of labor and our Operating Subsidiary has to retain more labor by increasing their wages, the staff cost will increase and thus lower our profitability. On the other hand, if our Operating Subsidiary fails to retain our existing labor and/or recruit sufficient labor in a timely manner to cope with our existing or future projects, our Operating Subsidiary may not be able to complete its projects on schedule and may be subject to liquidated damages and/or incur a loss.

Failure to complete our projects on a reliable and timely basis could materially affect our reputation, our financial performance or may subject us to claim

The contracts with our customers generally contain a liquidated damages clause under which we are liable to pay liquidated damages to our customers if we are unable to deliver or perform the contractual works within the time specified in the contract. Liquidated damages are generally determined on the basis of a fixed sum per day. Delay in a project may occur from time to time due to various unforeseen factors such as shortage of manpower, delays by subcontractors, industrial accidents, and delay in delivery of materials. If there is any delay on our part in completion of a project, we may be liable to pay liquidated damages under the contract. There is no assurance that there will not be any delay in our existing and future projects resulting in claims in relation to liquidated damages, which in turn will have adverse impact on our reputation, business, financial condition and results of operations.

Amounts included in our backlog may not result in actual revenue or translate into profits. Our backlog is subject to cancellation and unexpected adjustments and therefore is an uncertain indicator of future results of operations.

Our backlog consists of the remaining unearned revenue on awarded contracts. We include in our backlog estimates of the amount of consideration to be received and such estimated value is generally firm or can be estimated with a reasonable amount of certainty in both timing and amounts. As construction on our contracts progresses, we increase or decrease backlog to take account of changes in estimated quantities under fixed-price contracts, as well as to reflect changed conditions, change orders and other variations from initially anticipated contract revenue and costs, including completion bonuses. Substantially all of the contracts in our backlog may be canceled or modified at the election of the customer. Reductions in backlog due to cancellation by a customer, or for other reasons, could significantly reduce the revenue that we actually receive from contracts in backlog. In the event of a project cancellation, we may be reimbursed for certain costs, but we typically have no contractual right to the total revenues reflected in our backlog. Backlog amounts are determined based on target price estimates that incorporate historical trends, anticipated seasonal impacts, experience from similar projects and from communications with our customers. These estimates may prove inaccurate, which could cause estimated revenue to be realized in periods later than originally expected, or not at all. As a result, our backlog as of any particular date is an uncertain indicator of future revenue and earnings. In addition, contracts included in our backlog may not be profitable. If our backlog fails to materialize, our business, financial condition, results of operations and cash flows could be materially and adversely affected.

There is no assurance that we will be able to renew our registration under the Registered Specialist Trade Contractors Scheme of the Construction Industry Council

Our Operating Subsidiary is currently a registered specialist trade contractors in the designated trade category of sheet piles, earthwork, roadworks, road drainage and sewer, metal doors and fire rated door under the Registered Specialist Trade Contractors Scheme (formerly known as the Subcontractor Registration Scheme) of the Construction Industry Council. Subcontractors engaged under public sector projects initiated by the Government are generally required to possess registration under the Registered Specialist Trade Contractors Scheme of the Construction Industry Council. Renewal of registration under the Registered Specialist Trade Contractors Scheme is required every three or five years and is generally subject to certain technical and relevant industry experience requirements. There is no assurance that we will be able to renew such registration every time in the future. In the event of non-renewal of such registration, our reputation, our ability to obtain future businesses, and our business and financial position and prospects could be materially and adversely affected.

We are exposed to claims arising from latent defects liability. We do not maintain any defects liability insurance and we may face claims arising from latent defects that are existing but not yet active, developed or visible, found in the works which are constructed by us or our subcontractors. If there is any significant claim against us for latent defects liability of any default or failure of our services by our customers or other party, our profitability may be adversely affected.

Our contracts generally include a defects liability period of 12 months, following the completion of the relevant site works. During the defects liability period, we are typically required to rectify any defect without delay at our own cost if the defect is due to our non-conformance of works performed, or due to our neglect or failure to comply with our contractual obligation. Such obligation will be recognized as liability in the statement of financial position if the obligation is considered highly probable and the obliged amount can be reliably measured. Otherwise, such claim will be disclosed as contingent liability.

Our insurance coverage may not be adequate to cover potential liabilities

Certain risks disclosed elsewhere in this section such as risks in relation to customer concentration, our ability to obtain new contracts, our ability to retain and attract personnel, availability and performance of our workforce, project and cost management, our ability to maintain and renew our registrations, credit risk and liquidity risk, are generally not covered by insurance because they are either uninsurable or it is not cost justifiable to insure against such risks. Insurance policies covering losses from acts of war, terrorism, or natural catastrophes are also either unavailable or cost prohibitive.

Further, we may be subject to liabilities against which we are not insured adequately or at all or liabilities against which cannot be insured. Should any significant liabilities arise due to accidents, natural disasters, or other events which are not covered or are inadequately covered by our insurance, our business may be adversely affected, potentially lead to a loss of assets, lawsuits, employee compensation obligations, or other forms of economic loss.

We cannot guarantee that our current levels of insurance are sufficient to cover all potential risks and losses. In addition, we cannot guarantee that we can renew our policies or can renew our policies on similar or other acceptable terms. If we suffer from severe unexpected losses or losses that far exceed the policy limits, it could have a material and adverse effect on our business, financial position, results of operations and prospect.

Our profitability may be affected by the potential increase in depreciation expenses and staff costs upon our planned acquisition of additional machinery and motor vehicles and our planned recruitment of additional staff

It is one of our business strategies to acquire additional machinery by utilising a portion of the net proceeds from this offering so as to cope with our business development, increase our overall efficiency, capacity and technical capability in performing construction works as well as our ability to cater for different needs and requirements of different customers. In addition to the acquisition of additional machinery and motor vehicles, our business strategies also include the recruitment of additional staff by utilising a portion of the net proceeds from this offering so as to cope with our business development. Our planned investments in machinery and labour resources will increase our costs (including depreciation expenses and staff costs) but there is no assurance that there will be a satisfactory increase in our operational and financial performance as a result. Should we be unable to obtain more projects and increase our profitability after such planned investments, our business and financial position and prospects may be adversely affected.

Possible difficulty in recruiting sufficient labour may hinder our future business strategies

It is one of our business strategies to expand our labour resources by recruiting additional staff in order to cope with our business development and our planned purchases of additional machinery. However, our directors observed that the construction industry in Hong Kong has been facing the problem of labour shortage and ageing workforce. As a result, there may be potential difficulties for us to recruit sufficient labour for the implementation of our future business strategies. Any material difficulties in recruiting sufficient labour for the implementation of our future business strategies may adversely affect our ability to successfully grow our business, which may in turn adversely affect our business and financial position and prospects.

Our business plans and strategies may not be successful or be achieved within the expected time frame or within the estimated budget

We intend to further increase our capital reserve for financing our project up-front costs, enhance our machinery, strengthen our manpower and occupational safety management capability in order to cope with the expected increase in demand for our services. However, our plans and strategies may be hindered by risks including but not limited to those mentioned elsewhere in this section. There is no assurance that we will be able to successfully maintain or increase our market share or grow our business successfully after deploying our management and financial resources. Any failure in maintaining our current market position or implementing our plans could materially and adversely affect our business, financial condition and results of operations.

If we fail to comply with applicable anti-corruption and anti-bribery laws, our reputation may be harmed and we could be subject to penalties and significant expenses that have a material adverse effect on our business, financial condition and results of operations

We are subject to the anti-corruption and anti-bribery laws of Hong Kong, which include but are not limited to the Prevention of Bribery Ordinance. Our procedures and controls to monitor anti-corruption and anti-bribery compliance may fail to protect us from reckless or criminal acts committed by our employees. If we, due to either our own deliberate or inadvertent acts or those of others, fail to comply with applicable anti-corruption and anti-bribery laws, our reputation could be harmed and we could incur criminal or civil penalties, other sanctions and/or significant expenses, which could have a material adverse effect on our business, including our financial condition, results of operations, cash flows and prospects.

We and the Operating Subsidiary are exposed to potential disruptions and risks from unforeseen disasters or crises.

The operations and business continuity of our Operating Subsidiary depend on its ability to operate its facilities and systems without significant interruption. Unforeseen events such as natural disasters, pandemics, power outages, or other catastrophic events could potentially disrupt their operations, leading to business interruption, financial loss, and damage to our reputation. While our Operating Subsidiary has in place business continuity plans, these plans might not be sufficient to mitigate all potential disruptions. Furthermore, in the context of a global pandemic, our operations may be severely impacted due to government-imposed restrictions, widespread illness among the employees of the Operating Subsidiary, or disruptions in supply chain. There is no guarantee that the contingency plans could fully prevent or remediate the effects of such unforeseen disasters or crises. Thus, our financial condition, results of operations, and business prospects may be adversely affected.

We may be a party to legal proceedings from time to time and we cannot assure you that such legal proceedings will not have a material adverse impact on our business.

We may be involved in claims and litigations in respect of various matters from our customers, workers and other parties concerned with our works from time to time. Such claims may include in particular employees’ compensation claims and personal injury claims in relation to personal injuries suffered by workers as a result of accidents arising out of and in the course of employment of the injured workers. There is no assurance that we will not be involved in any claims or legal proceedings, nor can we assure you that any such claims or legal proceedings would not have a material adverse impact on our business. Should any claims against us fall outside the scope and/or limit of insurance coverage, our financial position may be adversely affected. Regardless of the merits of any outstanding and potential claims, we need to divert management resources and incur extra costs to handle these claims, which could affect our corporate image and reputation if they were published by the press. If the aforesaid claims were successfully made against us and are not covered by insurance policies, we may need to pay damages and legal costs, which in turn could adversely affect our results of operations and financial position.

We do not have a long history of running as an integrated group. Our limited operating history running as an integrated group in the industry may not provide an adequate basis to predict our future prospects and results of operations for this segment, and may increase the risk of your investment.

Our Company was incorporated as a holding company on October 3, 2024. While the businesses of our subsidiary have been in operation since 2015, we do not have a long history of running an integrated group with standardized policies and procedures and on which our past performance may be judged. Given our limited operating history and the rapidly evolving market in which we compete, we may not be able to adequately predict our future prospects and results of operations in our operating segment, and we may encounter operational, financial and other difficulties as we establish and expand our operations, product and service developments, sales and marketing, technology, and general and administrative capabilities. The aforesaid may all increase the risk of your investment in the Shares.

We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

After becoming a public company, we expect to incur significant legal, accounting and other expenses that we did not incur as a private company. These additional costs could negatively affect our financial results. In addition, changing laws, regulations and standards relating to corporate governance and public disclosure, including regulations implemented by the Nasdaq, may increase legal and financial compliance costs and make some activities more time consuming. These laws, regulations and standards are subject to varying interpretations and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. We may be required to invest resources to comply with evolving laws, regulations and standards, and such investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If, notwithstanding our efforts to comply with new laws, regulations and standards, we fail to comply, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

As a publicly listed company, we will be required to file periodic reports with the Securities and Exchange Commission upon the occurrence of matters that are material to our Company and shareholders. In some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S.-listed public company, we will be governed by U.S. laws that our competitors, which are mostly private Hong Kong and Chinese companies, are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public listing could affect our results of operations.

Risks Related to Doing Business in Hong Kong

Our key operations are in Hong Kong, a Special Administrative Region of the PRC. According to the long-arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of the Shares. The PRC government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

Uptrend Holdings Limited is a holding company and we conduct our operations in Hong Kong through our Operating Subsidiary. Hong Kong is a Special Administrative Region of the PRC. Although a portion of our customers are individuals from mainland China or companies that have shareholders and directors that are individuals from mainland China, the Operating Subsidiary does not have operations in mainland China or is not regulated by any regulator in mainland China. Furthermore, except for the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China (“Basic Law”), national laws of the PRC do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong. National laws and regulations relating to data protection, cybersecurity and the anti-monopoly have not been listed in Annex III and so do not apply directly to Hong Kong.

We do not have any operations in mainland China and currently do not have or intend to have any operating subsidiary established in mainland China or any contractual arrangement to establish a variable interest entity (“VIE”) structure with any entity in mainland China, but because all of our operations are conducted in Hong Kong through our wholly-owned Operating Subsidiary, and Hong Kong is a Special Administrative Region of China. Due to certain long-arm provisions in the current PRC laws and regulations, there remains regulatory and legal uncertainty with respect to the implementation and interpretation of laws in China as they may affect Hong Kong. As a result, there is no guarantee that the PRC government may not choose to implement the PRC laws and regulations to Hong Kong and exercise significant direct influence and discretion over the operation of the Operating Subsidiary in the future and, it will not have a material adverse impact on our business, financial condition and results of operations, due to changes in laws, political environment or other unforeseeable reasons. In the event that we or our Hong Kong Operating Subsidiary were to become subject to the PRC laws and regulations, it is possible that all the legal and operational risks associated with being based in and having operations in the PRC may also apply to the operations in Hong Kong in the future, and we face the risks and uncertainties associated with the PRC legal system, complex and evolving PRC laws and regulation, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to a companies like the Operating Subsidiary and us, given the substantial operations of the Operating Subsidiary in Hong Kong and the Chinese government may exercise significant oversight over the conduct of business in Hong Kong.

The PRC laws and regulations are evolving, and their enactment timetable, interpretation, enforcement, and implementation involve significant uncertainties, and may change quickly with little advance notice, along with the risk that the PRC government may intervene or influence the Operating Subsidiary’s operations at any time could result in a material change in our operations and/or the value of our securities. Moreover, there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations related to our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system are by their very nature uncertain.

In addition, these PRC laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, which may result in inconsistency with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance, any associated inquiries or investigations, or any other government actions may:

•        delay or impede our development;

•        result in negative publicity or increase our operating costs;

•        require significant management time and attention; and

•        subject us to remedies, administrative penalties, and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

We are aware that recently the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the PRC legislative or administrative regulation making bodies will respond or what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, or what the potential impact that any such modified or new laws and regulations would have on our daily business operation, the ability to accept foreign investments and list on a U.S. or other foreign exchange.

The PRC government may intervene or influence our operations at any time and may exert more control over offerings conducted overseas and foreign investment in Hong Kong-based issuers, which may result in a material change in our operations and/or the value of the Shares. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact our ability to conduct our business could require us to change certain aspects of our business to ensure compliance; decrease demand for our services; reduce revenues; increase costs; require us to obtain more licenses, permits, approvals, or certificates; or subject us to additional liabilities.

For example, there is currently no restriction or limitation under the laws of Hong Kong on the conversion of HK dollar into foreign currencies and the transfer of currencies out of Hong Kong and the laws and regulations of the PRC on currency conversion control do not currently have any material impact on the transfer of cash between the ultimate holding company and our Operating Subsidiary in Hong Kong. However, the PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact our ability to conduct our business could require us to change certain aspects of our business to ensure compliance; decrease demand for our services; reduce revenues; increase costs; require us to obtain more licenses, permits, approvals, or certificates; or subject us to additional liabilities. To the extent any new or more stringent measures are implemented, our business, financial condition, and results of operations could be adversely affected and the value of our Ordinary Shares could decrease or become worthless.

There are uncertainties regarding the interpretation and enforcement of PRC and Hong Kong laws, rules, and regulations.

A substantial majority of our operations are conducted in Hong Kong, a Special Administrative Region of China with its own governmental and legal system that is independent from mainland China and has its own distinct rules and regulations. However, the Operating Subsidiary may become subject to laws, rules, and regulations applicable to foreign investment in mainland China. The PRC legal system is a civil law system based on written statutes. Prior court decisions may be cited for reference but have limited precedential value, unlike the common law system applicable in Hong Kong. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement could be unpredictable with little advance notice, which could result in a material change in our operations and/or the value of the Shares.

In 1979, the PRC government began to promulgate a comprehensive system of laws, rules, and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, China has not developed a fully integrated legal system, and recently enacted laws, rules, and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to significant degrees of interpretation by PRC regulatory agencies. In particular, because these laws, rules, and regulations are relatively new, and because of the limited number of published decisions and the non-binding nature of such decisions, and because the laws, rules, and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules, and regulations involve uncertainties and can be inconsistent and unpredictable. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation.

Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems.

Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with Hong Kong-based operations, all of which could increase our compliance costs and subject us to additional disclosure requirements.

Currently, Hong Kong has a separate legal system from mainland China, and it has its legislative framework and judiciary independent of that of the PRC government. Nonetheless, the recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of limiting our service offerings, restricting the scope of our operations in Hong Kong, or causing the suspension or termination of our business operations in Hong Kong entirely. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost efficient, or liability-free manner or at all.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies (including Hong Kong) before their registration statements will be declared effective. On August 1, 2021, the CSRC issued a statement saying that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of Chinese companies and the recent regulatory development in China, and that both countries should strengthen communications on regulating China-related issuers. Since the Operating Subsidiary operate in Hong Kong, we cannot guarantee that we will not be subject to tightened regulatory review and we could be exposed to government interference from China.

We may become subject to a variety of PRC laws and other obligations regarding data security offerings that are conducted overseas and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition, and results of operations and may hinder our ability to offer or continue to offer the Shares to investors and cause the value of the Shares to significantly decline or be worthless.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China” (“PRC Personal Information Protection Law”), which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On December 24, 2021, the CSRC, together with other relevant government authorities in China, issued the Draft Overseas Listing Regulations. The Draft Overseas Listing Regulations require that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise on the basis of the equity, assets, income, or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing under the Draft Overseas Listing Regulations.

On December 28, 2021, the CAC, jointly with the relevant authorities, formally published Measures for Cybersecurity Review (2021), which took effect on February 15, 2022, and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the (“Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

On February 17, 2023, the CSRC released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies and five interpretive guidelines (collectively, the “CSRC Filing Rules”), which came into effect on March 31, 2023. Under the CSRC Filing Rules, a filing based regulatory system shall be applied to “indirect overseas offerings and listings” of PRC domestic companies, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings, or other similar rights of a domestic company that operates its main business domestically. The CSRC Filing Rules state that any post-listing follow-on offering by an issuer in the same overseas market, including issuance of shares, convertible notes, and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering.

Our Operating Subsidiary may collect and store certain data (including certain personal information) from our clients, who may be mainland China individuals, in connection with our business and operations and for “Know Your Customers” purposes (to combat money laundering). The Measures for Cybersecurity Review (2021), PRC Data Security Law, the PRC Personal Information Protection Law, and the Draft Overseas Listing Regulations currently does not have an impact on our business, operations or this offering, nor do we or our Operating Subsidiary are covered by permission requirements from the CAC that is required to approve Operating Subsidiary’s operations and our Offering, as our Operating Subsidiary will not be deemed to be an “Operator” or a “data processor” that required to file for cybersecurity review before listing in the United States, because: (i) our Operating Subsidiary was incorporated in Hong Kong and operate only in Hong Kong without any subsidiary or VIE structure in mainland China and each of the Measures for Cybersecurity Review (2021), the Personal Information Protection Law and the Draft Overseas Listing Regulations do not clearly provide whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus, our Operating Subsidiary has in aggregate collected and stored personal information of far less than one million users; (iii) all of the data our Operating Subsidiary have collected is stored in servers located in Hong Kong, and we and our Operating Subsidiary do not place any reliance on collection and processing of any personal information to maintain our business operation; (iv) as of the date of this prospectus, our Operating Subsidiary has not been informed by any PRC governmental authority of any requirement that it files for a CSRC review, nor received any inquiry, notice, warning, or sanction in such respect initiated by the CAC or related governmental regulatory authorities; and (v) data processed in our business should not have a bearing on national security nor affect or may affect national security, and we and our Operating Subsidiary have not been notified by any authorities of being classified as an Operator. Moreover, pursuant to the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). Therefore, based on the PRC laws and regulations effective as of the date of this prospectus and subject to interpretations of these laws and regulations that may be adopted by mainland China authorities, neither we, nor our Operating Subsidiary in Hong Kong are currently required to obtain any permission or approval from the mainland China authorities, including the CSRC and CAC, to operate our business or to offer the securities being registered to foreign investors. As of the date of this prospectus, neither we nor our Operating Subsidiary have ever applied for any such permission or approval.

However, given the uncertainties arising from the legal system in mainland China and Hong Kong, including uncertainties regarding the interpretation and enforcement of the PRC laws and regulations and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there remains significant uncertainty in the interpretation and enforcement of Draft Overseas Listing Regulations, CSRC Filing Rules, PRC Personal Information Protection Law, relevant mainland China data privacy, cybersecurity laws and other regulations. It is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our Operating Subsidiary and the listing of our Ordinary Shares on the U.S. or other foreign exchanges.

If the PRC Personal Information Protection Law becomes applicable to the companies headquartered in Hong Kong, our business, or the operation of our Operating Subsidiary, there can be no assurance that we or our subsidiaries will be able to comply with the PRC Personal Information Protection Law. Our Operating Subsidiary’s current practice of collecting and processing personal information may be required to be rectified or terminated by regulatory authorities. Failure to comply with any applicable requirements may subject our Operating Subsidiary to fines and other penalties which may have a material adverse effect on its business, operations, and financial condition. Furthermore, if the CSRC Filing Rules become applicable to our Operating Subsidiary in Hong Kong, if any of our Operating Subsidiary is deemed to be an “Operator”, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law become applicable to our Operating Subsidiary in Hong Kong, the business operation of our Operating Subsidiary and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and our Operating Subsidiary become subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiary will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. Compliance with these laws and regulations could significantly increase the cost to us of providing our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which our Operating Subsidiary currently operate or in which we or our Operating Subsidiary may operate in the future.

Additionally, as our Operating Subsidiary is based in Hong Kong without mainland China operation and subsidiaries, under the currently effective PRC laws and regulations, we and our Operating Subsidiary are not required to seek approval from the CSRC, or any other PRC governmental authorities for our overseas listing plan, nor have we or our Operating Subsidiary received any inquiry, notice, warning or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities as of the date of this prospectus. However, since the CSRC Filing Rules were newly promulgated, its interpretation, application and enforcement remain unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities. If there is a significant change to the current political arrangements between mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and/or if we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the CSRC, CAC, or other PRC regulatory authorities. It could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Ordinary Shares. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the CAC, or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

Recent statements, laws and regulations by the PRC government, including the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Draft Rules on Overseas Listing published by CSRC on December 24, 2021 also have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in mainland China-based issuers. It remains uncertain as to the enactment, interpretation, and implementation of regulatory requirements related to overseas securities offering and other capital markets activities and due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

It remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our Operating Subsidiary. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our Operating Subsidiary. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. If there is a significant change to current political arrangements between mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive or maintain the approvals or is denied permission from mainland China or Hong Kong authorities, we will not be able to list our Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Ordinary Shares significantly decline or be worthless.

Although the audit report included in this prospectus is prepared by PCAOB registered auditor who are currently subject to inspection by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors that are subject to inspection by the PCAOB and, as such, in the future investors may be deprived of the benefits of the PCAOB inspection program. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus reduced the time before the Shares may be prohibited from trading or delisted.

WWC P.C. is a firm registered with the PCAOB and is subject to inspections by the PCAOB. However, if there is significant change to current political arrangements between mainland China and Hong Kong, companies operated in Hong Kong like us may face similar regulatory risks as those operated in mainland China, and we cannot assure you that our current auditor’s work will continue to be able to be inspected by the PCAOB. As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular mainland China’s, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress that, if passed, would require the SEC to maintain a list of issuers for which PCAOB is not able to inspect or investigate the audit work performed by a foreign public accounting firm completely. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (“EQUITABLE”) Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges, such as the Nasdaq, of issuers included on the SEC’s list for three consecutive years, thus reducing the time period for triggering the prohibition on trading. It is unclear if this proposed legislation will be enacted. Furthermore, there have been recent deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets. On May 20, 2020, the U.S. Senate passed the HFCA Act, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCA Act on December 2, 2020, and the HFCA Act was signed into law on December 18, 2020. Additionally, in July 2020, the U.S. President’s Working Group on Financial Markets issued recommendations for actions that can be taken by the executive branch, the SEC, the PCAOB, or other federal agencies and departments with respect to Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the United States. In response, on November 23, 2020, the SEC issued guidance highlighting certain risks (and their implications to U.S. investors) associated with investments in China-based issuers and summarizing enhanced disclosures the SEC recommends China-based issuers make regarding such risks. On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year (as defined in the interim final rules) under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Under the HFCA Act, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in the Shares being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA, which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On September 22, 2021, the PCAOB adopted a final rule implementing the AHFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the AHFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations under the Holding Foreign Companies Accountable Act. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the AHFCAA, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the AHFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the SEC announced that the PCAOB designated mainland China and Hong Kong as the jurisdictions where the PCAOB is not allowed to conduct full and complete audit inspections as mandated under the HFCA Act. On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and the PRC MOF in respect to cooperation on the oversight of PCAOB-registered public accounting firms based in mainland China and Hong Kong. Pursuant to the Statement of Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the Determination Report in Hong Kong between September 2022 and November 2022. On December 15, 2022, the PCAOB announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and voted to vacate the Determination Report. As a result of the announcement, any companies audited by registered public accounting firms headquartered in mainland China and Hong Kong would not face immediate threat of trading prohibitions at this time. However, if any regulatory change or step taken by PRC regulators in the future precludes the PCAOB from accessing auditing papers of registered public accounting firms in mainland China and Hong Kong, or the PCAOB re-evaluates its determination as a result of any obstruction with the implementation of the Statement of Protocol in the future, then the companies audited by those registered public accounting firms may be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act. On December 29, 2022, the Consolidated Appropriations Act, 2023 (the “CAA”) was signed into law by President Biden. The CAA contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

The most recent inspection by PCAOB on accounting firms based in China and Hong Kong was conducted in early 2023 pursuant to which the PCOAB has issued enforcement actions against China-based registered auditing firms and their personnel. However, whether the PCAOB will continue to conduct inspections and investigations completely to its satisfaction of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is expected to continue to demand complete access to inspections and investigations against accounting firms headquartered in mainland China and Hong Kong in the future. The PCAOB is required under the HFCA Act to make its determination on an annual basis with regards to its ability to inspect and investigate completely accounting firms based in the mainland China and Hong Kong. The possibility of being a “commission-identified issuer” and risk of delisting could continue to adversely affect the trading price of our securities. Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong as a result of positions taken by any authority in either jurisdiction, the PCAOB will make determinations under the HFCA Act as and when appropriate.

The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price, and reputation.

U.S. public companies with substantially all of their operations in China (including in Hong Kong) have been the subject of intense scrutiny, criticism, and negative publicity by investors, financial commentators, and regulatory agencies, such as the SEC. Much of the scrutiny, criticism, and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies, or a lack of adherence thereto and, in many cases, allegations of fraud.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China, reiterating past SEC and PCAOB statements on matters including the difficulty associated with inspecting accounting firms and audit work papers in China and higher risks of fraud in emerging markets and the difficulty of bringing and enforcing SEC, Department of Justice and other U.S. regulatory actions, including in instances of fraud, in emerging markets generally.

On May 20, 2020, the U.S. Senate passed the HFCA Act, which requires a foreign company to certify that it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCA Act. On June 22, 2021, the U.S. Senate passed the AHFCAA, which was signed into law on December 29, 2022, reduced the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years.

On May 21, 2021, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in a “Restrictive Market”; (ii) prohibit Restrictive Market companies from directly listing on Nasdaq Capital Market, and only permit them to list on Nasdaq Global Select or Nasdaq Global Market in connection with a direct listing; and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

As a result of this scrutiny, criticism, and negative publicity, the traded stock of many U.S.-listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism, and negative publicity will have on us, our offerings, business, and our share price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our Company. This situation will be costly and time consuming and distract our management from developing our growth. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our share.

The effect of the Hong Kong Autonomy Act (“HKAA”) and other U.S. government policies in response to the enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Operating Subsidiary.

On June 30, 2020, the Standing Committee of the PRC NPC adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offences — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, the former U.S. President Donald Trump signed the Hong Kong Autonomy Act (“HKAA”) into law, authorizing the U.S. administration to impose sanctions against foreign individuals and entities who are determined by the U.S. administration to have materially contributed to the failure to preserve Hong Kong’s autonomy. On August 7, 2020 the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including Hong Kong’s then chief executive, Carrie Lam. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or clients dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the HKAA on Hong Kong and companies located in Hong Kong. If our Hong Kong subsidiaries conduct business operations in the future and were determined to be in violation of the Hong Kong National Security Law or the HKAA for some reasons, however unlikely, our business operations, financial position and results of operations could be materially and adversely affected.

If we become subject to the recent scrutiny, criticism, and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and/or defend the matter, which could harm our business operations, this offering, and our reputation and could result in a loss of your investment in the Shares, in particular if such matter cannot be addressed and resolved favorably.

During the last several years, U.S.-listed companies that have substantially all of their operations in China have been the subject of intense scrutiny by investors, financial commentators, and regulatory agencies. Much of the scrutiny has centered on financial and accounting irregularities and mistakes, lack of effective internal controls over financial reporting, and, in many cases, allegations of fraud. As a result of the scrutiny, the publicly traded stock of many U.S.-listed Chinese companies that have been the subject of such scrutiny has sharply decreased in value. Many of these companies are now subject to shareholder lawsuits and/or SEC enforcement actions that are conducting internal and/or external investigations into the allegations.

If we become the subject of any such scrutiny, whether any allegations are true or not, we may have to expend significant resources to investigate such allegations and/or defend the Company. Such investigations or allegations would be costly and time consuming and likely would distract our management from our normal business and could result in our reputation being harmed. Our stock price could decline because of such allegations, even if the allegations are false.

A downturn in the political and socioeconomic conditions in Hong Kong, mainland China, or the global economy, or a change in the economic and political policies of China, could materially and adversely affect our business and financial condition.

Our business may be influenced to a significant degree by political, economic, and social conditions in Hong Kong and China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange, and allocation of resources. While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but they may have a negative effect on us.

Economic conditions in Hong Kong and China are sensitive to global economic conditions. If there is any significant decline in the global economy, our profitability and business prospects will be materially affected. Although we mainly operate our business through our Operating Subsidiary in Hong Kong, our clients principally comprise of listed companies as well as IPO listing applicants in Hong Kong and abroad. As such, the demand for our IPO sponsorship services, corporate finance and capital market advisory services and placing and underwriting services may be dependent on the global economy. Major market disruptions and adverse changes in market conditions and uncertainty in the regulatory climate worldwide may adversely affect our business and industry or impair our ability to borrow or make any future financial arrangements. The credit and financial markets have experienced extreme volatility and disruptions due to the current conflict between Ukraine and Russia, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. The conflict is expected to have further global economic consequences, including, but not limited to, the possibility of severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in inflation rates, and uncertainty about economic and political stability. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but they could be substantial, even though we do not have any direct exposure to Russia or the adjoining geographic regions. Rising tension between the U.S. and China may an adverse effect on global economic conditions. On August 9, 2023, an executive order was issued by President Biden to direct the Department of Treasury to issue regulations to restrict outbound investment in key technology sectors by U.S. persons to China, with a view to bolster U.S. national security and to curtail investment in sectors that may advance China’s military, intelligence, surveillance or cyber-enabled capabilities. Although we are not involved in the technology sector, any restrictions on investments, we will closely monitor the developments and potential implications of these regulations to assess any potential indirect effects on our operations.

Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of the Shares.

Our business is conducted in Hong Kong through our Operating Subsidiary; our books and records are reported in Hong Kong dollars, which is the currency of Hong Kong; and the financial statements that we file with the SEC and provide to our shareholders are presented in U.S. dollars.

Since 1983, Hong Kong dollars have been pegged to U.S. dollars at the rate of approximately HK$7.80 to US$1.00. Changes in the exchange rate between the Hong Kong dollar and U.S. dollar affect the value of our assets and the results of our operations in U.S. dollars. The value of the Hong Kong dollar against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in Hong Kong’s political and economic conditions and perceived changes in the economy of Hong Kong and the United States. Any significant revaluation of the Hong Kong dollar may materially and adversely affect our cash flows, revenue, and financial condition.

We cannot assure you that the current policy of the pegging of Hong Kong dollars to U.S. dollars will not be changed in the future. If the pegging system collapses and Hong Kong dollars suffer devaluation, the Hong Kong dollar cost of our expenditures denominated in foreign currency may increase. This would, in turn, adversely affect the operations and profitability of our business.

There are political risks associated with conducting business in Hong Kong.

Any adverse economic, social, and/or political conditions, material social unrest, strike, riot, civil disturbance, or disobedience, as well as significant natural disasters, may affect the market may adversely affect the business operations of the Company. Hong Kong is a Special Administrative Region of the PRC and the basic policies of the PRC regarding

Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative, and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Since our operation is based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Under the Basic Law, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent development, including the Hong Kong National Security Law issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and, at the time, then-President Donald Trump signed an executive order and HKAA to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the United States, China, and Hong Kong, which could potentially harm our business.

The Hong Kong legal system embodies uncertainties that could limit the availability of legal protections.

Hong Kong is a Special Administrative Region of the PRC. Following British colonial rule from 1842 to 1997, China assumed sovereignty under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years. The laws previously in force in Hong Kong, that is, the common law, rules of equity, ordinances, subordinate legislation and customary law are maintained. Hong Kong has enjoyed the freedom to function with a high degree of autonomy for its affairs, including currencies, immigration and customs operations, and its independent judiciary system and parliamentary system. The Special Administrative Region of Hong Kong is responsible for its own domestic affairs including, but not limited to, the judiciary and courts of last resort, immigration and customs, public finance, currencies and extradition. Hong Kong continues using the English common law system.

On July 14, 2020, the United States signed an executive order to end the special status enjoyed by Hong Kong post-1997. As the autonomy currently enjoyed may be compromised, it could potentially impact Hong Kong’s common law legal system and may, in turn, bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our clients.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on Hong Kong laws.

Currently, all of our operations are conducted in Hong Kong outside the United States, and all of our assets are located outside the United States. A majority of our directors and officers are Hong Kong nationals or residents and a substantial portion of their assets are located in Hong Kong outside the United States. You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in the prospectus, as judgments entered in the United States can be enforced in Hong Kong only at common law. If you want to enforce a judgment of the United States in Hong Kong, it must be a final judgment conclusive upon the merits of the claim, for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not cowntrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. In addition, the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and many other countries and regions. Therefore, recognition and enforcement in the PRC of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible. For more information regarding the relevant laws of the Cayman Islands and Hong Kong, see “Enforceability of Civil Liabilities.”

Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, where the majority of our clients reside.

Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy, and they could have a material adverse effect on us and our clients, our service providers, and our other partners. International trade disputes could result in tariffs and other protectionist measures that may materially and adversely affect our business.

Tariffs could increase the cost of the services and products, which could affect clients’ investment decisions. In addition, political uncertainty surrounding international trade disputes and the potential of their escalation to trade war and global recession could have a negative effect on client confidence, which could materially and adversely affect our business. We also may have access to fewer business opportunities, and our operations may be negatively impacted as a result. In addition, the current and future actions or escalations by either the United States or China that affect trade relations may cause global economic turmoil and potentially have a negative impact on our markets, our business, or our results of operations, as well as the financial condition of our clients, and we cannot provide any assurances as to whether such actions will occur or the form that they may take.

Risks Related to The Shares

There has been no public market for our Ordinary Shares prior to this offering; if an active trading market does not develop, you may not be able to resell the Shares at any reasonable price.

The offering under this prospectus is an IPO of our Shares. Prior to the closing of the offering, there was no public market for the Shares. While we plan to list the Shares on the Nasdaq Capital Market, our listing application may not be approved. If our application to the Nasdaq Capital Market is not approved or we otherwise determine that we will not be able to secure the listing of the Shares on the Nasdaq Capital Market, we will not complete the offering. In addition, an active trading market may not develop following the closing or, if developed, may not be sustained. The lack of an active market may impair your ability to sell the Shares at the time you wish to sell them or at a price that you consider reasonable. An inactive market may also impair our ability to raise capital by selling the Shares and may impair our ability to acquire other companies by using the Shares as consideration.

The trading price of the Shares may be volatile, which could result in substantial losses to you.

The trading prices of the Shares are likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen due to broad market and industry factors, such as performance and fluctuation in the market prices or underperformance or deteriorating financial results of other listed companies based in Hong Kong and China. The securities of some of these companies have experienced significant volatility since their IPOs, including, in some cases, substantial price declines in the trading prices of their securities. The trading performances of other Hong Kong and PRC companies’ securities after their offerings may affect the attitudes of investors toward Hong Kong-based, U.S.-listed companies, which consequently may affect the trading performance of the Shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure, or matters of other Hong Kong and Chinese companies may also negatively affect the attitudes of investors toward Hong Kong and Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. Furthermore, securities markets may from time to time experience significant price and volume fluctuations that are unrelated to our operating performance.

In addition to the above factors, the price and trading volume of the Shares may be highly volatile due to multiple factors, including the following:

•        regulatory developments affecting us or our industry;

•        variations in our revenues, profit, and cash flow;

•        changes in the economic performance or market valuations of other financial services firms;

•        actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

•        changes in financial estimates by securities research analysts;

•        detrimental negative publicity about us, our services, our officers, directors, our business partners, or our industry;

•        announcements by us or our competitors of new service offerings, acquisitions, strategic relationships, joint ventures, capital raisings, or capital commitments;

•        additions to or departures of our senior management;

•        litigation or regulatory proceedings involving us, our officers, or directors;

•        release or expiry of lock-up or other transfer restrictions on our outstanding Ordinary Shares; and

•        sales or perceived potential sales of additional Ordinary Shares.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future.

We rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

UPT is a holding company, and we rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and to service any debt we may incur. We do not expect to pay cash dividends in the foreseeable future. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

According to the BVI Business Companies Act 2004 (as amended), a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by us. Any limitation on the ability of our Hong Kong subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Any limitation on the ability of our subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud, which may affect the market for and price of the Shares.

Prior to filing the registration statement of which this prospectus is a part, we were a private company with limited accounting personnel and other resources for addressing our internal control over financial reporting. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. We have identified certain material weakness in our internal control over financial reporting. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses identified related to the lack of sufficient competent financial reporting and accounting personnel with appropriate understanding of U.S. GAAP and SEC rules and regulations to address complex technical accounting issues and SEC reporting requirements. To remedy the identified material weaknesses, we intend to implement several measures to improve our internal control over financial reporting, including: (i) recruiting additional employees and external consultants with extensive knowledge of U.S. GAAP and SEC financial reporting requirements within our finance and accounting department; (ii) setting up a comprehensive accounting policy, checklists, and procedure manual in accordance with U.S. GAAP and SEC financial reporting requirements; (iii) implementing new closing and reporting procedures to ensure the accuracy and adequacy of financial data for the preparation of financial statements; (iv) conducting regular and continuous U.S. GAAP training programs and webinars for our financial reporting and accounting personnel; (v) improving financial oversight function for handling complex accounting issues under U.S. GAAP; and (vi) continuously developing and enhancing our internal audit function for the financial reporting matters. However, we cannot assure you that these measures may fully address the material weakness in our internal control over financial reporting or that we may not identify additional material weaknesses or significant deficiencies in the future.

We will be subject to the requirement that we maintain internal controls and that management perform periodic evaluation of the effectiveness of our internal controls. Effective internal control over financial reporting is important to prevent fraud. As a result, our business, financial condition, results of operations, and prospects, as well as the market for and trading price of the Shares, may be materially and adversely affected if we do not have effective internal controls. We may not discover any problems in a timely manner, and in such an event, our shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of the Shares. The absence of internal controls over financial reporting may inhibit investors from purchasing the Shares and may make it more difficult for us to raise funds in a debt or equity financing. Additional material weaknesses or significant deficiencies may be identified in the future. If we identify such issues or if we are unable to produce accurate and timely financial statements, our stock price may decline and we may be unable to maintain compliance with the Nasdaq listing rules.

If we fail to meet applicable listing requirements, including the Nasdaq public stockholder requirements or other continued listing criteria, Nasdaq may delist the Shares from trading, in which case the liquidity and market price of the Shares could decline.

Following this offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of the Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum stock price, minimum market value of publicly held common stock, and various additional requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we fail to comply with the applicable listing standards and Nasdaq delists the Shares, we and our shareholders could face significant material adverse consequences, including:

•        a limited availability of market quotations for the Shares;

•        reduced liquidity for the Shares;

•        a determination that the Shares are “penny stock,” which would require brokers trading in the Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for the Shares;

•        a limited amount of news about us and analyst coverage of us; and

•        a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The U.S. National Securities Markets Improvement Act of 1996 prevents or pre-empts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our shares will be listed on Nasdaq, such securities will be covered securities. Although the states are pre-empted from regulating the sale of our securities, this statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

If you purchase the Shares in this offering, you will incur immediate and substantial dilution in the book value of your Ordinary Shares.

If you purchase shares in this offering, you will pay substantially more than our net tangible book value per share. As a result, you will experience immediate and substantial dilution of US$3.51 per share, representing the difference between our pro forma as adjusted net tangible book value per share of US$0.49 as of March 31, 2025, after giving effect to the net proceeds to us from this offering, assuming no change to the number of shares offered by us as set forth on the cover page of this prospectus, and an assumed public offering price of US$4.00 per share. See “Dilution” for a more complete description of how the value of your investment in our shares will be diluted upon the completion of this offering.

If a limited number of participants in this offering purchase a significant percentage of the offering, the effective public float may be smaller than anticipated and the price of the Shares may be more volatile than it otherwise would be.

As a company conducting a relatively modest public offering, we are subject to the risk that a small number of investors may hold a high percentage of the Shares sold in this offering, even if the initial sales by the Underwriters are designed to comply with the Nasdaq listing requirements. If this were to happen, investors could find our shares to be more volatile than they might otherwise anticipate. Companies that experience such volatility in their stock price may be more likely to be the subject of securities litigation. In addition, if a large portion of our public float were to be held by a few investors, smaller investors may find it more difficult to sell their shares and we may cease to meet the Nasdaq public stockholder requirements.

Our directors, officers, and principal shareholders have significant voting power and may take actions that may not be in the best interests of our other shareholders.

As of the date of this prospectus, our directors, officers, and principal shareholders hold in aggregate approximately 79% or more of our Ordinary Shares. We will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering, our Controlling Shareholders will own 10,597,500 of our total issued and outstanding Ordinary Shares through Pulse Success Limited, representing approximately 71% of the total voting power.

The interests of these shareholders may not be the same as or may even conflict with your interests. For example, these shareholders could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their Ordinary Shares as part of a sale of us or our assets and might affect the prevailing market price of our Ordinary Shares due to investors’ perceptions that conflicts of interest may exist or arise. As a result, this concentration of ownership may not be in the best interests of our other shareholders.

The Board of Directors may decline to register the transfer of Ordinary Shares in certain circumstances.

Where the Ordinary Shares in question are not listed on or subject to the rules of the Nasdaq Capital Market, our board of directors may in its absolute discretion, decline to register any transfer of any Ordinary Share which has not been fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless: (i) the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (ii) the instrument of transfer is in respect of only one class of shares; (iii) the instrument of transfer is properly stamped, if required; (iv) the Ordinary Share transferred is fully paid and free of any lien in favor of us; (v) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; and (vi) a fee of such maximum sum as the Nasdaq Capital Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof. If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of the Board of Directors, you must rely on price appreciation of the Shares for return on your investment.

The board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by the board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that under no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if the board of directors decides to declare and pay dividends, the timing, amount, and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow; our capital requirements and surplus; the amount of distributions, if any, received by us from our subsidiaries; and our financial condition, contractual restrictions, and other factors deemed relevant by the board of directors. Accordingly, the return on your investment in the Ordinary Shares will likely depend entirely upon any future price appreciation of the Ordinary Shares. We cannot assure you that the Shares will appreciate in value after this offering or even maintain the price at which you purchased the Ordinary Shares. You may not realize a return on your investment in the Ordinary Shares, and you may even lose your entire investment in the Ordinary Shares. We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future.

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of the Shares.

To the extent (i) we raise more money from this offering than required for the purposes explained in the section entitled “Use of Proceeds,” or (ii) we determine that the proposed uses set forth in that section are not no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from this offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

Upon the Closing Date, we will become subject to the periodic reporting requirements of the Exchange Act. We will design our disclosure controls and procedures to provide reasonable assurance that information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management, and recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.

These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple errors or mistakes. Additionally, controls can be circumvented by the individual acts of a person, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Ordinary Share price or trading volume to decline.

If a trading market for our shares develops, the trading market will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. As a new public company, we may be slow to attract research coverage and the analysts who publish information about our Ordinary Shares will have had relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our share price, our share price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our share price or trading volume to decline and result in the loss of all or a part of your investment in us.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands. We conduct our operations outside the United States and substantially all of our assets are located outside the United States. In addition, substantially all of our directors and executive officers and the experts named in this prospectus reside outside the United States, and most of their assets are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against them in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands, Hong Kong, or other relevant jurisdictions may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Appleby, our counsel as to the laws of the Cayman Islands, has advised us that any final and conclusive judgment for a definite sum (not being a sum payable in respect of taxes or other charges of a like nature nor a fine or other penalty) and/or certain non-monetary judgments rendered in any action or proceedings brought against our Company in a foreign court (other than certain judgments of a superior court of certain states of the Commonwealth of Australia) will be recognised as a valid judgment by the courts of the Cayman Islands without re-examination of the merits of the case. On general principles, we would expect such proceedings to be successful provided that the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in the Cayman Islands and the judgment is not contrary to public policy in the Cayman Islands, has not been obtained by fraud or in proceedings contrary to natural justice.

CFN Lawyers, our counsel as to the laws of Hong Kong has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, or (e) the judgment was in conflict with a prior Hong Kong judgment. Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States. See “Enforceability of Civil Liabilities.”

You may have more difficulties protecting your interests than you would as a shareholder of a U.S. corporation.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by the provisions of our Amended and Restated Memorandum and Articles, and by the provisions of the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders, and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands.

The rights of shareholders and the fiduciary duties of our directors and officers under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to obtain copies of the register of members or inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) of the company. They will, however, have such rights as may be set out in the company’s articles of association. A Cayman Islands exempted company may maintain its principal register of members and any branch registers in any country or territory, whether within or outside the Cayman Islands, as the company may determine from time to time. There is no requirement for an exempted company to make any returns of members to the Registrar of Companies in the Cayman Islands. The names and addresses of the members are, accordingly, not a matter of public record and are not available for public inspection. However, an exempted company shall make available at its registered office, in electronic form or any other medium, such register of members, including any branch register of member, as may be required of it upon service of an order or notice by the Tax Information Authority pursuant to the Tax Information Authority Act (2013 Revision) of the Cayman Islands. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, or members of the board of directors than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital — Differences in Corporate Law.”

Cayman Islands economic substance requirements may have an effect on our business and operations.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (2024 Revision) (the “ES Act”) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. Under the Cayman Islands ES Act, if a company is considered to be a “relevant entity” and is conducting one or more of the nine “relevant activities” then that company will be required to comply with the economic substance requirements in relation to the relevant activity from 1 July 2019. All companies whether a relevant entity or not is required to file an annual report in the Cayman Islands with the Companies Registry confirming whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test. If the only business activity that the Company carries on is to hold equity participation in other entities and only earns dividends and capital gains, then based on the current interpretation of the ES Act, the Company is a “pure equity holding company” and will therefore only subject to the minimum substance requirements, which require us to (i) comply with the all applicable requirements under the Companies Act and (ii) have adequate human resources and adequate premises in the Cayman Islands for holding and managing equity participations in other entities. However, there can be no assurance that we will not be subject to more requirements under the ES Act. Uncertainties over the interpretation and implementation of the ES Act may have an adverse impact on our business and operations.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and, as such, we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•        the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

•        the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect to a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq rules that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the Cayman Islands, may differ significantly from corporate governance listing standards, except for general fiduciary duties and duties of care, Cayman Islands law has no corporate governance regime which prescribes specific corporate governance standards. Currently, we do not intend to rely on home country practices with respect to our corporate governance after we complete this offering. However, if we choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Ordinary Shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors, and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S.-listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting, and other expenses that we will not incur as a foreign private issuer in order to maintain a listing on a U.S. securities exchange.

There can be no assurance that we will not be a PFIC for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of the Shares.

A non-U.S. corporation will be a PFIC for any taxable year if either (i) at least 75% of its gross income for such year consists of certain types of “passive” income, or (ii) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income (the “asset test”). Based on our current and expected income and assets (taking into account the expected cash proceeds and our anticipated market capitalization following this offering), we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the Internal Revenue Service (“IRS”) will agree with our conclusion or that the IRS would not successfully challenge our position. Fluctuations in the market price of the Shares may cause us to become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test may be determined by reference to the market price of the Shares. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. If we were to be or become a PFIC for any taxable year during which a U.S. holder holds the Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. holder. See “Material Tax Income Consideration — Material U.S. Federal Income Tax Considerations for U.S. Holders — PFIC Consequences.”

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an emerging growth company, as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies, including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of Sarbanes-Oxley for so long as we remain an emerging growth company. As a result, if we elect not to comply with such attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We do not plan to opt out of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective data.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

Upon consummation of this offering, we will incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), as well as rules subsequently implemented by the SEC, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least US$1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of the Shares that is held by non-affiliates exceeds US$700 million as of the end of any second fiscal quarter before that time; and (2) the date on which we have issued more than US$1 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay the adoption of new or revised accounting standards until such time as those standards apply to private companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our IPO, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of Sarbanes-Oxley and the other rules and regulations of the SEC. For example, as a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We will incur additional costs in obtaining director and officer liability insurance. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on the board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Our Controlling Shareholders, who are also our executive directors and officers, beneficially own a majority of the voting power of our issued and outstanding Ordinary Shares. Under Rule 4350(c) of the Nasdaq Capital Market, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in the Nasdaq Capital Market Rules, and the requirement that our compensation and nominating and corporate governance committees consist entirely of independent directors. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq Capital Market corporate governance requirements. Our status as a controlled company could cause our Ordinary Shares to be less attractive to certain investors or otherwise harm our trading price.

In addition, the interests of our Controlling Shareholders may not be the same as or may even conflict with your interests. For example, our Controlling Shareholders could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their Ordinary Shares as part of a sale of us or our assets and might affect the prevailing market price of our Ordinary Shares due to investors’ perceptions that conflicts of interest may exist or arise. As a result, this concentration of ownership may not be in the best interests of our other shareholders.

Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Ordinary Shares.

In addition to the risks addressed above in “— The trading price of the Shares may be volatile, which could result in substantial losses to you,” our Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our Ordinary Shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our Ordinary Shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our Ordinary Shares. In addition, investors of our Ordinary Shares may experience losses, which may be material, if the price of our Ordinary Shares declines after this offering or if such investors purchase our Ordinary Shares prior to any price decline.

Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. Furthermore, the potential extreme volatility may confuse the public investors of the value of our shares, distort the market perception of our share price and our Company’s financial performance and public image and negatively affect the long-term liquidity of our Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid share price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Ordinary Shares and understand the value thereof.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “goal,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements include statements about:

•        timing of the development of future business;

•        capabilities of our business operations;

•        expected future economic performance;

•        competition in our market;

•        continued market acceptance of our services;

•        changes in the laws that affect our operations;

•        inflation and fluctuations in foreign currency exchange rates;

•        our ability to obtain and maintain all necessary government certifications, approvals, and/or licenses to conduct our business;

•        continued development of a public trading market for our securities;

•        the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;

•        managing our growth effectively;

•        projections of revenue, earnings, capital structure, and other financial items;

•        fluctuations in operating results;

•        dependence on our senior management and key employees; and

•        other factors set forth under “Risk Factors.”

You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

INDUSTRY AND MARKET DATA

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys, and studies conducted by third parties, as well as estimates by our management based on such data. None of these third parties are affiliated with us, and the information contained in this prospectus has not been reviewed or endorsed by any of them. The market data and estimates used in this prospectus involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates. Industry publications, research, surveys, studies, and forecasts generally state that the information they contain has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus.

While we believe that the information from these industry publications, surveys, and studies is reliable, the industry in which our Operating Subsidiary operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Overview of the Civil Engineering Market in Hong Kong

Definition and Segmentation of Civil Engineering

Civil engineering encompasses a wide variety of works that include the design, construction and maintenance of infrastructure, namely roads, bridges, tunnel, dams and power plants. According to Development Bureau, civil engineering works are generally classified into four segments, namely (i) ports works; (ii) roads and drainage; (iii) site formation; and (iv) waterworks. In particular:

—     Roads works are usually grouped into two types, namely (i) construction of new roads, such as expressways, trunk roads, primary distributor roads, district distributor roads and local distributor roads, and (ii) maintenance of existing roads. Drainage and other works refer to construction, improvement and maintenance of sewage treatment facilities, storm water drainage facilities, as well as waste management and power plants.

—     Site formation works include excavations on sloping land, filling, landslip preventive works, landslip remedial works, and ground water drainage works. These works are necessary to prepare a piece of land for foundation works and the subsequent construction of buildings and other structures through preparation of land with required orientation, shape or levels that can accommodate particularly buildings and facilities.

Value Chain Analysis

Subcontracting is a common practice in civil engineering industry whereby main contractors subcontract the large scale projects to other contractors with specialist licences or capabilities in certain areas, including road and drainage works and site formation works, based on the track records, business relationship and capital requirements. In public sector, leading main contractors tender for the projects from the Government and government related organisations, which are then assigned to one or more subcontractors.

Joint venture, which refers to a business form that two or more person or entity engaged in a single defined project, is generally adopted by contractors for sizable civil engineering works. Key benefits of joint venture include enhancement of resources (e.g. capital and equipment) and technical expertise, as well as share the risk and costs involved. Establishment of joint venture is required for some large-scaled infrastructure projects by public owners.

Client concentration is a common occurrence within the civil engineering sector, in both public and private sector. The availability of construction works in Hong Kong depends on the Hong Kong Government’s spending on construction and infrastructure in Hong Kong and its land supply policy, the approval of the Legislative Council of Hong Kong, and the investment plans and strategies of property developers.

Gross Value of Civil Engineering Works in Hong Kong

The total gross value of construction works (GVCW) performed by main contractors in the fourth quarter of 2024 increased by 9.4% in nominal terms over a year earlier to $77.8 billion, according to the provisional results of the Quarterly Survey of Construction Output released on March 11, 2025 by the Census and Statistics Department. After discounting the effect of price changes, the provisional results showed that the total GVCW performed by main contractors increased by 7.2% in real terms over the same period. Analysed by type of construction works, the GVCW performed at private sector sites totalled $22.4 billion in the fourth quarter of 2024, down by 3.6% in nominal terms over a year earlier. In real terms, it decreased by 5.6%. The GVCW performed at public sector sites increased by 32.7% in nominal terms over a year earlier to $32.5 billion in the fourth quarter of 2024. In real terms, it increased by 30.9%.

The Northern Metropolis development will have a significant impact on the civil engineering and construction sector in Hong Kong. In particular, the development of the “Northern Metropolis University Town” will require the construction of new campuses and facilities, with the government reserving more than 60 hectares of land in Hung Shui Kiu/Ha Tsuen, Ngau Tam Mei, and New Territories North New Town for this purpose. The construction of the Hong Kong-Shenzhen Innovation and Technology Park (HSITP) in the Loop and the adjacent Shenzhen I&T Zone will also involve substantial civil engineering work to develop the necessary infrastructure and buildings. Furthermore, the development of the four major zones, namely High-end Professional Services and Logistics Hub, I&T Zone, Boundary Commerce and Industry Zone, and Blue and Green Recreation, Tourism and Conservation Circle will necessitate the construction of various commercial, industrial, and recreational facilities. Lastly, the planned transport infrastructure projects, such as the Hong Kong-Shenzhen Western Rail Link (Hung Shui Kiu — Qianhai), Northern Metropolis Highway, and Route 11, will require extensive civil engineering work, contributing to the growth of the sector. As estimated by the Development Bureau, the total cost of projects in the Northern Metropolis will exceed HK$224 billion.

Growth Drivers

Sustained supply of residential units

The Hong Kong Long Term Housing Strategy was announced in 2014 to be the first long-term strategic document in housing since 1998, with three strategic directions set out to, among other things, stabilize the residential property market through steady land supply and timely demand-side management measures, and to promote good sales and tenancy practices for private residential properties. According to the Long Term Housing Strategy Annual Progress Report 2022, the projected housing demand based on established mechanism for the ten-year period from 2023 – 24 to 2032 – 33 is 421,000 units (rounded up to 430,000 units), and the Hong Kong government has set a target of supplying 301,000 public housing units and 129,000 private housing units.

Urban Renewal Program

According to the Planning Department of Hong Kong, assuming no demolition, there will be 326,000 private housing units aged 70 or above by 2046, and there is an urgent need to step up the rejuvenation of dilapidated urban areas, especially for those located at densely built urban core, such as Sham Shui Po and Kowloon City. As stated in the Annual Report 2019 – 20 of Urban Renewal Authority, there were more than 10,000 buildings in Hong Kong aged 50 years or above, and the number is forecast to reach 28,000 by 2046. To address the aging problem, the Hong Kong government has increased the three-year target of 10,000 transitional housing units within the next three years to 15,000 units, order to relieve the pressure of families living in unpleasant living conditions. Moreover, with a growing emphasis on the preservation of these aged buildings by the means of proper repair and maintenance work under the Integrated Building Rehabilitation Assistance Scheme and Operating Building Bright 2.0, there is a rising demand for building demolition and development, building additions, and alterations work.

Entry barriers

Industry experience

Knowledge of civil engineering, geology, and technical expertise are several of the barriers to enter the foundation industry, given that such industry knowledge can only be accumulated through years of formal education, and vocational, and on-site practical training. Potential players that lack industry experience would encounter difficulties when entering the industry.

Sufficient capital and adequate capital management

Sufficient capital for project initiations and adequate capital management throughout the construction process to finance project operations are two essential factors for new entrants to take into consideration. Before project initiations, contractors have to ensure an abundant amount of cash for procurement of raw materials, leasing specialized machinery, recruitment of skilled labor, and other payment for its suppliers and subcontractors. During the construction process, sufficient capital is also required to guarantee the payment of wages, surety bond, and machinery rental for operation work, as contractors often need to pay for their suppliers and subcontractors before getting paid by their customers.

Overview of the C&D Material Handling Industry in Hong Kong

In the past, when materials were scarce and expensive in comparison to labor costs, a large amount of construction and demolition materials had to be salvaged and reused through rehabilitation and reclamation. With the prosperity and rapid development of Hong Kong, the industry became less concerned with conservation of natural resources. Resources were disposed as waste in landfills and considered an extra expense of doing business.

To tackle the large amount of solid waste generated, the Hong Kong government issued a series of waste management policies in the last twenty years. One of the most significant policies is the launch of an off-site construction waste sorting (“CWS”) program based on the “polluter pays principle.” Since its implementation in 2006, the off-site CWS program had contributed considerably to the reduction of construction waste. The program involves sorting of construction waste and disposal at public filling areas, mixed sorting facilities or landfills depending on the type of material.

The Hong Kong government has implemented a Trip Ticket System (the “TTS”) for public works contracts, where C&D materials including waste generated on site require disposal. The TTS aims to track and control the flow of C&D materials, so as to prevent unauthorized disposal. Under the TTS proper records for tracking the C&D materials to disposal facilities, whether the destination is public fill reception facilities, sorting facilities, outlying island transfer facilities, landfills or other alternative disposal grounds. Under the current regime, contractors may only dispose of C&D materials arising from public works contracts to the above destinations. Alternative disposal grounds may be proposed by the contractor, which includes private construction sites (administered by authorized persons as defined under the Buildings Ordinance (Cap. 123)), private recycling facilities (on the recycler’s list for C&D materials recognized by the EPD) or construction sites of the Hong Kong Government, Hong Kong Housing Authority and Mass Transit Railway Corporation. In assessing a proposal of an alternative disposal ground, the architect, engineer, supervising officer or maintenance surveyor of the relevant project shall consult the relevant government departments for approval.

The Hong Kong government’s actions to curb the amount of overall waste disposed of in landfills has led to a decline in the overall amount of waste, including construction waste disposed of in landfills. The overall quantity of construction waste generation in 2023 dropped by about 4,300 tonnes per day (9 per cent) as compared to 2022, to 45, 560 tonnes per day on average, of which more than 90 per cent of construction waste (41 132 tonnes per day) was reused. Regarding construction waste disposed of at landfills, the quantity increased by 300 tonnes per day (7 per cent)

as compared to 2022, reaching 4,428 tonnes per day in 2023. The rise is believed to stem from an increase in both the numbers of companies that ceased operation and started new business in 2023 compared to 2022, thereby generating more construction waste associated with renovation and demolition works.

Role of C&D waste disposal facilities for the construction industry in Hong Kong

There are four types of waste disposal facilities in Hong Kong, namely public fill facilities, sorting facilities, landfills and outlying islands transferring facilities. Each type of facility will only accept C&D materials that meet certain criteria.

Public fill facilities

Public fill facilities accept materials consisting entirely of inert construction waste. The inert construction waste can be further used for land reclamation and site formation after disposal. Public fill facilities include public filling areas, public filling barging points, public fill stockpiling areas, fill banks and C&D materials recycling facility. Particularly, public filling areas are designated part of a development project that accepts public fill for reclamation purpose; public filling barging points are strategically located public fill reception facilities that utilize barge transportation to transfer public fill; public fill stockpiling areas are newly reclaimed land where public fill is stockpiled as surcharging material to accelerate the settlement process. Moreover, fill banks are areas allocated for temporary stockpile of public fill for later use; C&D materials recycling facilities are facilities that process hard inert materials into recycled aggregates and granular materials for use in future construction activities.

Sorting facilities

To maximize service efficiency, sorting facilities accept mixed C&D materials containing more than 50% by weight of inert construction waste. This arrangement helps waste producers, particularly small construction sites that do not have enough space, carry out on-site sorting.

In the current practice, the sorting facilities will use two measures determining whether the C&D materials are able to meet the criteria. The measures include weight ratio and depth of waste. With these two indicators, the sorting facilities will calculate and justify whether the incoming material contains more than 50% of inert C&D materials by weight. Once the waste meets the criteria, it can be accepted for further processing. It should be highlighted that after going through all the sorting processes, the mixed construction waste can be eventually sorted into two piles, namely, inert materials and non-inert materials. The inert materials will be sent to the public fill reception facilities while the non-inert materials are considered waste and will be landfilled.

Landfills

Mixed C&D waste containing no more than 50% by weight of inert construction waste can be disposed of at strategic landfills.

Outlying islands transferring facilities

Outlying islands transferring facilities accept any percentage of inert C&D waste and are responsible for transferring C&D waste from outlying islands to waste disposal facilities.

USE OF PROCEEDS

Based upon an assumed IPO price of $4.00 per Ordinary Share, we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts and the estimated offering expenses payable by us, of approximately $4,557,911 if the Underwriters do not exercise their Over-Allotment Option, and $5,385,911 if the Underwriters exercise their Over-Allotment Option in full, after deducting the underwriting discounts and commissions, non-accountable expense allowance, and estimated offering expenses payable by us.

Each $1.00 increase (decrease) in the assumed IPO price of $4.00 per Ordinary Share (the low end of the estimated price range set forth on the cover page of this prospectus) would increase (decrease) the net proceeds to us from this offering by $1,380,000, assuming that the number of Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions, non-accountable expense allowance and estimated offering expenses payable by us. An increase (decrease) of 1 million in the number of Shares we are offering would increase (decrease) the net proceeds to us from this offering by $3,680,000, assuming the assumed IPO price remains the same, and after deducting the underwriting discounts and commissions, non-accountable expense allowance, and estimated offering expenses payable by us.

The primary purpose of this offering is to create a public market for the Shares for the benefit of all shareholders. We plan to use the net proceeds of this offering as follows:

•        Approximately 50% for the acquisition of additional machineries;

•        Approximately 30% for the expansion of our workforce; and

•        Approximately 20% for enhancing our training program.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this registration statement. We reserve the right to change the use of proceeds that we presently anticipate and describe in this prospectus.

Changes in business conditions that could cause us to modify our use of proceeds include, but are not limited to:

•        Significant changes in market conditions affecting our industry;

•        Material adverse changes in our financial condition;

•        Unexpected operational challenges requiring additional working capital; and

•        Changes in government regulations affecting our planned use of proceeds.

To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business, and we do not anticipate declaring or paying any dividends in the foreseeable future.

For the years ended March 31, 2025 and 2024, UPT did not declare or pay any dividends and there was no transfer of assets among UPT and its subsidiaries.

For the years ended March 31, 2025 and 2024, our Operating Subsidiary did not declare or pay any dividends.

Subject to the Cayman Islands laws and our Amended and Restated Memorandum and Articles, our board of directors has complete discretion as to whether to distribute dividends. Our Company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business.

In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Even if our board of directors decides to pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Please see the section entitled “Material Income Tax Considerations — Cayman Islands Taxation” of this prospectus for information on the potential tax consequences of any cash dividends declared.

As we are a holding company incorporated in the Cayman Islands, we rely on dividends paid to us by our subsidiaries for our cash requirements, including funds to pay any dividends and other cash distributions to our shareholders, service any debt we may incur, and pay our operating expenses. Our ability to pay dividends to our shareholders will depend on, among other things, the availability of dividends from our subsidiaries. According to the BVI Business Companies Act 2004 (as amended), a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by us.

Cash dividends, if any, on the Shares will be paid in U.S. dollars.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2025, on:

•        an actual basis; and

•        a pro forma as adjusted basis to give effect to the sale of 1,500,000 of the Shares in this offering at the assumed IPO price of US$4.00 per Ordinary Share after deducting the underwriting discounts and commissions, non-accountable expense allowance, and estimated offering expenses payable by us, assuming the Underwriters do not exercise the Over-Allotment Option.

You should read this information together with our audited consolidated financial statements appearing elsewhere in this prospectus and the information set forth under the sections titled “Exchange Rate Information,” “Use of Proceeds,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of March 31, 2025
	Actual	Actual	Adjusted(1)
	HK$	US$	US$
Indebtedness
Short-term and Long-term bank borrowings	6,318,595	812,169	812,169
Finance lease liabilities – non current	1,635,978	210,283	210,283
Operating lease liabilities – non-current	88,081	11,322	11,322

Equity
Ordinary Shares, US$0.0001 par value per share: 500,000,000 shares authorized; 13,500,000 shares issued and outstanding; 15,000,000 shares issued and outstanding pro forma	10,492	1,350	1,500
Subscription receivable	(10,492)	(1,350)	(1,350)
Additional paid-in capital	989,516	127,236	4,684,997
Retained earnings	20,524,962	2,626,173	2,626,173
Accumulated other comprehensive income (loss)	—	11,985	11,985
Total stockholders’ equity	21,514,478	2,765,394	7,323,305
Total capitalization	29,557,132	3,799,168	8,357,079

____________

(1)      Reflects the sale of Ordinary Shares in this offering at an assumed IPO of US$4.00 per Ordinary Share, after deducting the underwriting discounts and commissions, non-accountable expense allowance, and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual IPO price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive after deducting the underwriting discounts and commissions (underwriting discount equal to 7.0% per Ordinary Share), and estimated offering expenses payable by us US$962,089. We estimate that such net proceeds will be approximately US$4,557,911. For an itemization of an estimation of the total offering expenses payable by us, see “Expenses Related to this Offering.”

DILUTION

If you invest in the Shares in this offering, your interest will be immediately diluted to the extent of the difference between the IPO price per Ordinary Share in this offering and the net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the IPO price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share. As of March 31, 2025, we had a historical net tangible book value of US$2,430,009, or US$0.18 per Ordinary Share. Our net tangible book value per Ordinary Share represents total tangible assets less intangible asset, all divided by the number of Ordinary Shares outstanding as of March 31, 2025.

After giving effect to the sale of Ordinary Shares in this offering at the assumed IPO price of US$4.00 per Ordinary Share, we will have 15,000,000 Ordinary Shares outstanding, and after deducting the underwriting discounts and commissions, non-accountable expense allowance, and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value at March 31, 2025, would have been US$7,323,305, or US$0.49 per Ordinary Share. This represents an immediate increase in pro forma as adjusted net tangible book value of US$0.31 per Ordinary Share to existing investors and immediate dilution of US$3.51 per Ordinary Share to new investors. The following table illustrates this dilution to new investors purchasing Ordinary Shares in this offering:

	Post-Offering(1)	Full Exercise of Over-allotment Option(2)
Assumed IPO price per Ordinary Share	$4.00	$4.00
Net tangible book value per Ordinary Share as of March 31, 2025	$0.18	$0.18
Increase in pro forma as adjusted net tangible book value per Ordinary Share attributable to new investors purchasing Ordinary Shares in this offering	$0.31	$0.36
Pro forma as adjusted net tangible book value per Ordinary Share after this offering	$0.49	$0.54
Dilution per Ordinary Share to new investors in this offering	$3.51	$3.46

____________

(1)      Assumes gross proceeds from the offering of 1,500,000 Ordinary Shares, and assumes that the Over-Allotment Option has not been exercised.

(2)      Assumes gross proceeds from the offering of 1,725,000 Ordinary Shares, and assumes that the Over-Allotment Option has been exercised in full.

Each US$1.00 increase (decrease) in the assumed IPO price of US$4.00 per Ordinary Share would increase (decrease) our pro forma as adjusted net tangible book value as of March 31, 2025, after this offering by approximately US$0.09 per Ordinary Share, and would increase (decrease) dilution to new investors by US$0.91 per Ordinary Share, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions, non-accountable expense allowance, and estimated offering expenses payable by us.

If the Underwriters exercise their Over-Allotment Option in full, the pro forma as adjusted net tangible book value per Ordinary Share after this offering would be US$0.54, the increase in net tangible book value per Ordinary Share to existing shareholders would be US$0.36, and the immediate dilution in net tangible book value per Ordinary Share to new investors in this offering would be US$3.46.

To the extent that we issue additional Ordinary Shares in the future, there will be further dilution to new investors participating in this offering.

The following table summarizes, on a pro forma basis as of March 31, 2025, the differences between the existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us in this offering, the total consideration paid, and the average price per Ordinary Share paid at the assumed IPO price of US$4.00 per Ordinary Shares, which is the low end of the range set forth on the cover page of this prospectus, before deducting estimated underwriting discounts and estimated offering expenses. The total number of Ordinary Shares does not include the Over-Allotment Option.

	Ordinary Shares purchased		Total consideration		Average price per Ordinary Share
	Number	Percent	Amount	Percent
Existing shareholders	13,500,000	90%	$1,350	0.02%	$0.00
New investors	1,500,000	10%	$6,000,000	99.98%	$4.00
Total	15,000,000	100%	$6,001,350	100%	$4.00

EXCHANGE RATE INFORMATION

UPT is a holding company with operations conducted in Hong Kong through our Operating Subsidiary using Hong Kong dollars. Our Operating Subsidiary’s reporting currency is Hong Kong dollars. Translations of amounts from HK$ into US$ are solely for the convenience of the reader and were calculated at the rate of US$1 = HK$7.8, representing the noon buying rate in The City of New York for cable transfers of HK$ as certified for customs purposes by the Federal Reserve Bank of New York on the last trading day of March 31, 2025. No representation is made that the HK$ amount represents or could have been, or could be converted, realized or settled into US$ at that rate, or at any other rate.

CORPORATE HISTORY AND STRUCTURE

Corporate History and Structure

We are a holding company incorporated in the Cayman Islands with operations conducted in Hong Kong by our Operating Subsidiary, Uptrend Construction & Engineering Limited. We have been operating principally as a subcontractor in the Hong Kong construction industry since 2015. As a subcontractor, we provide our customers with two major construction related solutions, which include (i) civil engineering works and (ii) soil and rock transportation services.

Our Operating Subsidiary was incorporated as a company with limited liability under the laws of Hong Kong on April 1, 2015.

UPT was incorporated as an exempted company with limited liability under the laws of the Cayman Islands on October 3, 2024. UPT’s direct subsidiary is UPT BVI, a company incorporated under the laws of the BVI on October 8, 2024 and the holding company of our Operating Subsidiary.

As part of our reorganization for the purpose of this offering, the following share transactions have taken place:

1)      On October 3, 2024, one (1) Ordinary Share was allotted and issued as fully paid to Quality Corporate Services Ltd, an initial subscriber and an independent third party, which was subsequently transferred to Pulse Success Limited, a company incorporated under the laws of the BVI in October 2024 and wholly owned by our Controlling Shareholder;

2)      On October 25, 2024, a share split was conducted by the Company, pursuant to which every issued and unissued Ordinary Share was subdivided into ten thousand (10,000) Ordinary Share. After the share split and as of the date of this prospectus, the authorized share capital of the Company consists of US$50,000 divided into 500,000,000 shares of US$0.0001 each; and

3)      On November 21, 2024, our Controlling Shareholder entered into a sale and purchase agreement with UPT and UPT BVI, pursuant to which our Controlling Shareholder transferred 1,000,000 ordinary shares in our Operating Subsidiary at a consideration of HK$1,000,000 to UPT BVI and received 13,490,000 Ordinary Shares issued and allotted by UPT. Upon completion of the aforesaid transactions, Pulse Success Limited, via its direct holding in UPT, became the ultimate holding company of our Operating Subsidiary;

4)      On December 18, 2024, Pulse Success Limited entered into a sale and purchase agreement with Outback View Limited, pursuant to which Pulse Success Limited sold, and Outback View Limited purchased from Pulse Success Limited 661,500 Ordinary Shares at a consideration of HK$1,018,710 (approximately US$130,604);

5)      On December 18, 2024, Pulse Success Limited entered into a sale and purchase agreement with Verve Leader Limited, pursuant to which Pulse Success Limited sold, and Verve Leader Limited purchased from Pulse Success Limited 661,500 Ordinary Shares at a consideration of HK$1,018,710 (approximately US$130,604);

6)      On December 18, 2024, Pulse Success Limited entered into a sale and purchase agreement with Glory Frontier Holdings Limited, pursuant to which Pulse Success Limited sold, and Glory Frontier Holdings Limited purchased from Pulse Success Limited 594,000 Ordinary Shares at a consideration of HK$914,760 (approximately US$117,277);

7)      On December 18, 2024, Pulse Success Limited entered into a sale and purchase agreement with Gentle Pine Investment Limited, pursuant to which Pulse Success Limited sold, and Gentle Pine Investment Limited purchased from Pulse Success Limited 594,000 Ordinary Shares at a consideration of HK$914,760 (approximately US$117,277); and

8)      On December 18, 2024, Pulse Success Limited entered into a sale and purchase agreement with Velvet Aura Limited, pursuant to which Pulse Success Limited sold and Velvet Aura Limited purchased from our Controlling Shareholder 391,500 Ordinary Shares at a consideration of HK$602,910 (approximately US$77,296).

Outback View Limited, Verve Leader Limited, Glory Frontier Holdings Limited, Gentle Pine Investment Limited and Velvet Aura Limited, all of whom and their ultimate beneficial owners, have no affiliation or relationship with us or with our predecessors or affiliates. Further, the aforesaid entities, all of whom and their ultimate beneficial owners, have no affiliation or relationship with each other.

The chart below illustrates our corporate structure and identifies our subsidiaries as of the date of this prospectus and upon completion of this offering (assuming the underwriters do not exercise the over-allotment option):

We are offering 1,500,000 Ordinary Shares, representing 10% of the issued and outstanding Ordinary Shares following completion of the offering of UPT, assuming the Underwriters do not exercise the Over-Allotment Option.

Upon the completion of this offering, 15,000,000 Ordinary Shares will be outstanding. UPT will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering, the Controlling Shareholder of UPT will own 10,597,500 of the total issued and outstanding Ordinary Shares through Pulse Success Limited, representing approximately 71% of the total voting power.

Our principal office is located at Room 22, 23/F, Tuen Mun Centre Square 22 Hoi Wing Road, Tuen Mun New Territories, Hong Kong. Our telephone number is (+852) 3563 7050. Our registered office in the Cayman Islands is located at the office of Quality Corporate Services Ltd., Suite 102, Cannon Place, P.O. Box 712, North Sound Rd., George Town Grand Cayman, KY1-9006 Cayman Islands. Our corporate website is https://www.uptrendcon.com/. Information contained on our website does not constitute part of this prospectus.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor New York, NY 10168.

The chart below illustrates our corporate structure and identifies our subsidiaries as of the date of this prospectus and upon completion of this offering (assuming the underwriters do not exercise the over-allotment option):

Name	Background	Ownership
Uptrend Investment Development Limited	– A BVI company – Incorporated on October 8, 2024 – Issued share capital of US$1.00	100% owned by UPT
Uptrend Construction & Engineering Limited	– A Hong Kong company – Incorporated on April 1, 2015 – Issued share capital of HK$1,000,000 – A registered subcontractor and a registered specialist trade contractor	100% owned by UPT BVI

We are offering 1,500,000 Ordinary Shares of UPT, our Cayman Islands holding company, representing 10% of the Ordinary Shares following completion of the offering of UPT, assuming the Underwriters do not exercise the Over-Allotment Option.

We will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering, our Controlling Shareholders will own 10,597,500 of our total issued and outstanding Shares, representing approximately 71% of the total voting power.

At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each Ordinary Share that such shareholder holds. There are no prohibitions to cumulative voting under the laws of the Cayman Islands, but our Amended and Restated Memorandum and Articles do not provide for cumulative voting.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

We are a construction contractor and transportation service provider with long operating history in Hong Kong. We have started our operation in the construction industry since 2015, mainly as a subcontractor. As a subcontractor, we provide our customers with two major construction related solutions, which include (i) civil engineering works and (ii) soil and rock transportation services.

Our direct customers are generally main contractors of various building and infrastructure construction projects in Hong Kong and the ultimate owners of the projects undertaken by us mainly include property developers in Hong Kong as well as the Hong Kong government. Our project portfolio consists mainly of public sectors projects in Hong Kong, which include infrastructure and public facilities developments. We take pride in the quality of works which we deliver and we have developed stable relationship with a majority of our customers over the years.

UPT HK, our principal operating subsidiary, is registered with the Hong Kong Construction Industry Council as a Registered Specialist Trade Contractor under the Registered Specialist Trade Contractors Scheme.

Key Factors that Affect Results of Operations

Our results of operations have been and will continue to be affected by various factors, including those set out below:

Market demand

The demand for our construction and transportation services is driven by the development of the construction industry in Hong Kong, where development of residential, commercial, industrial and infrastructure projects are the main drivers of demand. The timing, size and nature of these projects will, on the other hand, be determined by a number of factors such as the Hong Kong government’s spending budget on construction projects, the investment of property developers and the general conditions and prospects of Hong Kong economy.

Political condition and laws and regulations in Hong Kong

Our principal business activities are carried on in Hong Kong only. Hong Kong is a Special Administrative Region of China, which is governed under a principle of “One Country, Two Systems” and has the Hong Kong Basic Law as the constitutional documents setting out China’s policies regarding Hong Kong, which essentially let Hong Kong people administer Hong Kong with a high degree of autonomy. However, due to the long-arm provisions under the current Chinese laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. Accordingly, our business, prospects, financial condition, and results of operations may be influenced to a significant degree by the political, economic, and social conditions in China generally and by the continued economic growth in China as a whole. Accordingly, our results of operations and prospects are, to a significant degree, subject to economic, political, and legal developments in China.

Competition from other players in the market

We generally secure our engineering projects through tendering. We submit a quotation or tender price for a project that is based on our project cost estimate and a mark-up margin. The construction industry in Hong Kong is highly competitive, and our prospective clients generally look for a few quotations from several service providers alongside us to make comparison and negotiation. We thus generally scale down our mark-up margin to be submitted to the project owner when competition for a project is perceived to be intense, and hence, the operating profit margin and our results of operation may be adversely affected.

Cost control and management

Our cost of revenues mainly comprised subcontracting charges, fuel costs, depreciation of machinery and direct labor costs. Although we determine our project prices based on a cost-plus method with reference to estimated time and cost to be involved in a project, the actual time and costs incurred in completing our foundation and related projects may be adversely changed when market conditions change or there are adverse weather conditions, labor shortage, project delay or unforeseeable adverse site conditions. Therefore, any failure to control and manage the cost and time involved in a project or failure to identify buys for reusable excavated materials may give rise to delays in completion of work and/or cost overruns, which in turn may materially and adversely affect our financial condition, profitability, and liquidity.

Our ability to attract new customers and secure new projects

Our continuing growth depends in large part on the recognition of our reliability, quality, safety, and timeliness by our customers. In order to attract new customers and continue to expand our customer base, we must appeal to and attract customers who identify with our project management expertise. In addition, our projects are non-recurrent in nature, and our future success depends in part on our ability to increase our project backlog over time. If we are unable to replenish our project backlog when existing projects are completed, our turnover and, hence, results of operations may have a material decline and we may also suffer from higher staff turnover.

Income and profits taxes

Cayman Islands

The Company is incorporated in the Cayman Islands. The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our Company levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, as the case may be, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (Revised) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. The Company is required to comply with the economic substance requirements from July 1, 2019 and make an annual report in the Cayman Islands as to whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

BVI

We own Pulse Success Limited, which is incorporated in the BVI and is not subject to tax on income or capital gains under current BVI law. In addition, upon payments of dividends by these entities to their shareholders, no BVI withholding tax will be imposed.

Hong Kong

We own UPT HK, our operating subsidiary, through Uptrend Investment Development Limited. UPT HK is incorporated in Hong Kong and is subject to Hong Kong profits tax at a two-tiered rate of 8.25% for the assessable profits of first HK$2 million and 16.5% for the remaining assessable profits. Under Hong Kong tax law, UPT HK is exempted from income tax on its foreign-derived income, and there is no withholding tax in Hong Kong on remittance of dividends.

New accounting standards

See the discussion of the changes of accounting standards contained in Note 2 to the consolidated financial statements, “Adoption of new accounting standards”.

Results of Operations

Year ended March 31, 2025, compared to year ended March 31, 2024

The following table sets forth a summary of the consolidated results of operations of us for the periods indicated, both in absolute amount and as a percentage of year-on-year growth.

	For the year ended March 31,
	2025	2024	% of change
	US$	US$
Contract revenues	2,504,084	2,106,581	18.9%
Contract revenues – related parties	5,786,743	3,655,726	58.3%
Cost of contract revenues	(5,760,046)	(3,940,347)	46.2%
Gross profit	2,530,781	1,821,960	38.9%

Operating expenses
General and administrative expenses	(1,223,534)	(538,927)	127.0%
Total operating expenses	(1,223,534)	(538,927)	127.0%

Operating income	1,307,247	1,283,033	1.9%

Other (expense)/income
Interest income	48	73	(34.2)%
Interest expenses	(82,302)	(34,189)	140.7%
Total other (expense)/income	(82,254)	(34,116)	141.1%

Income before taxes	1,224,993	1,248,917	(1.9)%
Provision for income taxes	(180,942)	(184,615)	(2.0)%
Net income	1,044,051	1,064,302	(1.9)%

Contract revenues

Our contract revenues increased by 43.9% to US$8,290,827 (of which US$5,786,743 were generated from related parties) for the year ended March 31, 2025, from US$5,762,307 (of which US$3,655,726 were generated from related parties) for the year ended March 31, 2024. The contract revenues increase was principally a result of the increasing number of projects we were involved in.

The following table sets out our contract revenues generated from different services during the two years ended March 31, 2025:

	For the year ended March 31,
	2025	2024	% of change
	US$	US$
Contract revenues
Civil engineering works	5,747,334	2,650,972	116.8%
Soil and rock transportation services	2,543,493	3,111,335	(18.3)%
Total	8,290,827	5,762,307	43.9%

Civil engineering works as a source of our contract revenues gained traction during the year ended March 31, 2025, which represented 69.3% of our contract revenues during the fiscal year 2025, as compared to 46.0% of total revenues during fiscal year 2024. Revenues from civil engineering works grew by 116.8% to US$5,747,334 for the year ended March 31, 2025, from US$2,650,972 for the year ended March 31, 2024. We performed services in 16 subcontracting projects in fiscal year 2025, as compared to 4 subcontracting projects in fiscal year 2024. Our construction projects generally had a construction period of 1 to 3 years.

Soil and rock transportation services, on the other hand, remained our significant source of contract revenues. This segment contributed 30.7% and 54.0% of our contract revenues for the year ended March 31, 2025 and 2024, respectively. Revenues from soil and rock transportation services decreased by 18.3% to US$2,543,493 for the year ended March 31, 2025, from US$3,111,335 for the year ended March 31, 2024. We had 2 and 2 major soil and rock transportation services projects in fiscal year 2025 and 2024.

Cost of contract revenues

Our total cost of contract revenues increased by 46.2% to US$5,760,046 for the year ended March 31, 2025, from US$3,940,347 for the year ended March 31, 2024. The increase was mainly in line with the increase in contract revenues. The cost of contract revenues represented the costs for performing civil engineering construction activities as we recorded significant growth of revenues in the sector during fiscal year 2025 and the transportation costs for our sorting and transportation of C&D materials under our transportation services. Our cost of contract revenues mainly comprised direct labor costs, fuel costs, depreciation of machinery and subcontracting charges.

The following table sets out our cost of contract revenues generated from different services during the two years ended March 31, 2025:

	For the year ended March 31,
	2025	2024	% of change
	US$	US$
Cost of contract revenues
Civil engineering works	4,057,019	1,905,698	112.9%
Soil and rock transportation services	1,703,027	2,034,649	(16.3)%
Total	5,760,046	3,940,347	46.2%

Gross profit and gross profit margin

Our gross profit increased by 38.9% to US$2,530,781 for the year ended March 31, 2025, from US$1,821,960 for the year ended March 31, 2024. Our gross profit margin was kept at around the same level at 30.5% for the year ended March 31, 2025, as compared to 31.6% for the year ended March 31, 2024. The following table summarizes the gross profit and gross profit margin of different segments for the periods indicated:

	For the year ended March 31,
	2025		2024
	Gross profit	Gross margin	Gross profit	Gross margin
	US$	%	US$	%
Gross profit and margin
Civil engineering works	1,690,315	29.4%	745,274	28.1%
Soil and rock transportation services	840,466	33.0%	1,076,686	34.6%
Total/Overall	2,530,781	30.5%	1,821,960	31.6%

General and administrative expenses

For the years ended March 31, 2025 and 2024, our general and administrative expenses consisted mainly of staff cost, rental expense, legal and professional fees, accounting/audit fees, provision for expected credit loss and others. The following table sets forth a breakdown of our general and administrative expenses for the years ended March 31, 2025 and 2024:

	For the year ended March 31,
	2025	2024	% of change
	US$	US$
Staff cost	352,894	334,720	5.4%
Rental expense	24,238	13,786	75.8%
Accounting/audit fees	771,819	1,276	60,387.4%
Legal and professional fees	8,578	—	N/A
(Reversal of)/Provision for expected credit losses	(18,804)	176,339	(110.7)%
Others	84,809	12,806	562.3%
	1,223,534	538,927	127.0%

Our general and administrative expenses increased by 127.0% to US$1,223,534 for the year ended March 31, 2025, from US$538,927 for the year ended March 31, 2024, principally due to the increase of expenses incurred for our IPO, staff costs and provision for expected credit losses. As we had more projects on hand and increased in corporate size, we recruited more employees.

Interest expenses

Our interest expense is mainly related to our interest expenses incurred by finance leases of motor vehicles, machinery and bank loans. Our interest expense increased by 140.7% to US$82,302 for the year ended March 31, 2025, from US$34,189 for the year ended March 31, 2024. The interest expenses increased because of new additions of motor vehicles and machinery by way of finance leases and taking out of three bank borrowings during fiscal year 2025.

Provision for income taxes

The Group is not subject to any income tax in the Cayman Islands and the BVI pursuant to the rules and regulations in those jurisdictions, but our major operating subsidiary, UPT, is subject to Hong Kong profits tax. Provision for income taxes was US$180,942 for the year ended March 31, 2025, slightly decreased by 2.0% from US$184,615 for the year ended March 31, 2024. Effective tax rate for the years ended March 31, 2024 and 2025 was 14.8% and 14.8%, respectively.

Net income

Our net income decreased by 1.9% to US$1,044,051 for the year ended March 31, 2025, as compared to US$1,064,302 for the year ended March 31, 2024. Net profit margins were 12.6% and 18.5% for the year ended March 31, 2025 and 2024, respectively. The decrease in net income was mainly due to the increase in general and administrative expenses as we incurred significant listing expenses for our IPO, which we expect are non-recurring in nature after recognizing the remaining IPO expenses in fiscal year 2026.

LIQUIDITY AND CAPITAL RESOURCES

Cash Flows

Our use of cash was primarily related to operating activities and purchase of property, plant and equipment and entering into finance leases. We have historically financed our operations primarily through our cash flow generated from our operations and funds advanced from related parties.

We believe we have sufficient cash generated from operations to meet our regular working capital requirements based on the contracts on hand and cashflow projection for the next 12 months from March 31, 2025, which is also based on our management’s experience and the financial data available.

We have carefully formulated future strategic plans to grow our business after obtaining funding from the IPO, which will enable us to undertake more construction projects. We plan to deploy IPO proceeds in acquiring additional plant and machinery and expanding our workforce. In addition, in the event of insufficient liquidity to meet our current obligations, the Company may consider plans to raise capital by offering additional shares or tapping into an appropriate capital market.

Years ended March 31, 2025 and 2024

The following table sets forth a summary of our cash flows information for the years indicated:

	For the year ended March 31,
	2025	2024
	US$	US$
Cash and cash equivalents at the beginning of the year	23,384	157,775
Net cash provided by operating activities	22,082	433,358
Net cash used in investing activities	—	(141,838)
Net cash provided by/(used in) financing activities	109,159	(426,080)
Effect of foreign currency translation	(2,644)	169
Cash and cash equivalents at the end of the year	151,981	23,384

Operating activities

Our cash inflow from operating activities was principally receipt of payments from customers. Our cash outflows from operating activities were principally due to payments for subcontracting fees, staff costs, and administrative and other operating expenses.

Net cash provided by operating activities for the year ended March 31, 2025 was US$22,082, represented a decrease 94.9% as compared to fiscal year 2024 of US$433,358. The decrease was mainly due to increase in retention receivable and contract receivable as we had more construction work projects ongoing and the decrease in accounts payable.

The changes in cash flow from operating activities were attributable to the slight decrease of net income from US$1,064,302 for fiscal year 2024 to US$1,044,051 for fiscal year 2025, and the following non-cash adjustments and changes of working capital items: (i) depreciation of property and equipment of US$40,062; (ii) depreciation of property and equipment under finance lease of US$364,609; (iii) amortization of operating lease right-of-use assets and interest of lease liabilities of US$11,549; (iv) reversal of allowance for expected credit losses of US$18,804; (v) increase in total contract receivable of US$1,852,553; (vi) increase of total retention receivable of US$186,967; (vii) decrease of total contract assets of US$206,062 (viii) decrease of prepayment and deposit of US$10,575; (ix) decrease in accounts payable of US$88,094; (x) increase in accrued liabilities and other payables of US$321,029; (xi) increase of operating lease liabilities of US$10,379; (xii) increase of income tax payable of US$179,015; and (xiii) increase in deferred tax liabilities of US$1,927.

Investing activities

For the years ended March 31, 2025 and 2024, cash used in investing activities was nil and US$141,838. Cash used in investment activities was for vastly for the acquisition of property, plant and equipment to support our business needs, which are highly dependent on the use of heavy machinery and vehicles.

Financing activities

For the year ended March 31, 2025, net cash provided by financing activities was US$109,159. Cash provided by financing activities of US$886,901 was the three bank borrowings taken out during the fiscal year 2025, while cash used in financing activities included repayment of bank loans of US$74,606, principal payments of finance lease liabilities of US$442,671, payments of deferred IPO costs of US$259,262, and repayment to a related party of US$1,203.

For the year ended March 31, 2024, net cash used in financing activities was US$426,080. The cash used in financing activities was principal payment of finance lease liabilities of US$224,308 and repayment to a related party of US$326,375.

Contractual Obligations

The following table summarized our contractual obligations, which include operating leases, finance leases and bank loans, as of March 31, 2025:

	Payment due by period
	Less than 1 year	1 to 3 years	3 to 5 years	Total
	US$	US$	US$	US$
Contractual obligations:
Bank loans	166,054	376,806	269,309	812,169
Operating leases	23,137	11,568	—	34,705
Finance leases	407,285	215,446	—	622,731
Total	596,476	603,820	269,309	1,469,605

The following table summarized our contractual obligations, which include operating leases and finance leases, as of March 31, 2024:

	Payment due by period
	Less than 1 year	1 to 3 years	3 to 5 years	More than 5 years	Total
	US$	US$	US$	US$	US$
Contractual obligations:
Operating leases	—	—	—	—	—
Finance leases	286,737	380,540	—	—	667,277
Total	286,737	380,540	—	—	667,277

Finance lease obligations

We in general purchase plant and equipment under finance leases. All of our finance leases were denominated in Hong Kong dollars and the interest rates of our obligations under finance leases are fixed at the contract date in the range of 3.55% to 4.75% per annum. The obligations under finance leases were secured by the lessor’s charge over the relevant machinery, equipment or motor vehicles and may also be guaranteed by a related party. As of March 31, 2025, there were 13 finance leases for motor vehicles and machinery. The finance leases provided for the period of hire, monthly instalment amount and the option fee for purchasing the vehicles upon expiry of the leases.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, including arrangements that would affect its liquidity, capital resources, market risk support, credit risk support, or other benefits.

Quantitative and Qualitative Disclosure About Market Risk

Credit risk

Assets that potentially subject us to a significant concentration of credit risk primarily consist of cash, contract receivable, retention receivable and other current assets. We believe that there is no significant credit risk associated with cash, which was held by reputable financial institutions in the jurisdictions where the Company and its subsidiaries are located. The Hong Kong Deposit Protection Board pays compensation up to a limit of HK$500,000 (approximately US$64,268) if the bank with which an individual/company holds its eligible deposit fails. As of March 31, 2025, cash balance of US$151,981 was maintained at financial institutions in Hong Kong and approximately HK$500,000 were insured by the Hong Kong Deposit Protection Board.

We have designed our credit policies with the objective of minimizing exposure to credit risk. Other than retention receivable which may be held by our customers for more than a year, our “contract receivables” are very short term, generally granted by us at 30 to 45 days, which may be longer depending on our customer’s reputation and the transaction history with us, in nature and the associated risk is minimal. We conduct credit evaluations of our customers and generally do not require collateral or other security from such customers. We periodically evaluate the creditworthiness of the existing customers to ascertain receivables value at credit risk. In particular, we estimate allowance for credit loss the details of which are discussed in Note 2 to the financial statements.

Foreign currency risk

We are exposed to foreign currency risk primarily through service income or expenses that are denominated in a currency other than the functional currency of the operations to which they relate. The currencies giving rise to this risk are primarily US$. As HK$ is currently pegged to US$, our exposure to foreign exchange fluctuations is minimal.

Interest rate risk

We have finance leases and bank loans in place which have fixed interest rates throughout the lease periods. Interest rates of the finance leases are fixed at inception of the leases, which in turn relates to the prevailing market interest rate. We do not have an interest rate hedging policy to hedge against the risk of fluctuating interest rates. However, our management closely monitors interest rate exposures, assesses the Group’s position to take out new bank loans or finance leases.

During the two years ended March 31, 2025, we did not have any floating rate bank borrowings or facilities. Although we deposited our cash in interest bearing bank accounts, the interest income recorded during the period was rather negligible.

During the two years ended March 31, 2025, we took out 3 bank loans to finance our operation. The two bank loans had principal amounts of HK$2.7 million, HK$2.7 million and HK$1.5 million and had a fixed interest rate of 9.2%, 7.4% and 4.9% per annum, respectively, throughout their tenor. Our management would consider the impact of changing interest rates in the future when evaluating taking out or rolling over existing bank loans that would have either a fixed or floating interest rate in order to minimize interest expenses or exposure to interest rate risk.

Significant Accounting Policies and Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and contingencies at the date of the consolidated financial statements as well as the reported amounts of revenues and expenses during the reporting period. As a result, management is required to routinely make judgments and estimates about the effects of matters that are inherently uncertain. Actual results may differ from these estimates under different conditions or assumptions.

Significant accounting policy is both material to the presentation of consolidated financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on financial condition or results of operations. Accounting estimates and assumptions may become critical when they are material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change, and that have a material impact on financial condition or operating performance.

Significant accounting estimates are estimates that require us to make assumptions about matters that were highly uncertain at the time the accounting estimate were made and if different estimates that we reasonably could have used in the current period, or changes in the accounting estimate that are reasonably likely occur from period to period, have a material impact on the presentation of our financial condition, changes in financial condition or results of operations.

We adopted the new standard ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments effective April 1, 2021, the first day of our fiscal year and applied to contract receivable, retention receivable, contract assets and other financial instruments. The adoption of this guidance did not materially impact the net earning and financial position and has no impact on the cash flows. ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments requires entities to use a current lifetime expected credit loss methodology to measure impairments of certain financial assets. The Current Expected Credit Loss model could result in earlier recognition of credit losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented, and that expand disclosures.

As of March 31, 2025 and 2024, the Company made allowance for expected credit loss for contract receivable, retention receivable, contract assets and deposit. The following table summarizes our credit loss allowances for March 31, 2025 and 2024:

	As of March 31,
	2025	2024
	US$	US$
Allowance for expected credit loss for:
Contract receivable	17,764	97,207
Contract receivable – related parties	103,057	56,914
Retention receivable	35,826	23,878
Retention receivable – related parties	904	—
Contract assets	5,934	—
Contract assets – related parties	1,618	4,837
Deposit	1	—

BUSINESS

Overview

We are a holding company incorporated in the Cayman Islands with operations conducted in Hong Kong by our Operating Subsidiary, UPT HK. We have been operating principally as a subcontractor in the Hong Kong construction industry since 2015. As a subcontractor, we provide our customers with two major construction related solutions, which include (i) civil engineering services and (ii) soil and rock transportation services.

Our direct customers are generally main contractors of various building and infrastructure construction projects in Hong Kong and the ultimate owners of the projects undertaken by us mainly include property developers in Hong Kong as well as the Hong Kong government. Our project portfolio consists mainly of public sectors projects in Hong Kong, which include infrastructure and public facilities developments. We take pride in the quality of works which we deliver and we have developed stable relationship with a majority of our customers over the years.

In recognition of our achievements in the construction industry in Hong Kong, our Operating Subsidiary has been granted registration as a Registered Specialist Trade Contractor under the Registered Specialist Trade Contractors Scheme (formerly known as the Subcontractor Registration Scheme) of the Construction Industry Council.

Our Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors:

We have an established track record in the construction industry in Hong Kong

Since the inception of our Operating Subsidiary in 2015, we have been striving to provide comprehensive construction related solutions to our valued customers and in our operating history of over nine years, we have built up our expertise in civil engineering works as well as our reputation as a dedicated civil engineering subcontractor in the construction industry in Hong Kong. Our ability to consistently achieve customer satisfaction has earned returning customers, which in turn also bring new project opportunities to us by referrals. Over the years, we have been awarded by our customers, some of which are leading property developers, with medium to large scale construction work projects of various nature in public sectors including, but not limited to, commercial offices, private residential buildings, infrastructures, public housing, government offices. Leveraging our proven track record and our established customer network, we are confident that the demand for our services will continue to grow in the future and we will be able to achieve consistent business growth which will in turn strengthen our competitiveness in the construction industry in Hong Kong.

Our operating subsidiary has a fleet of machinery and vehicles

As of March 31, 2025, Our Operating Subsidiary possess 12 industrial machinery, which includes excavators, and 12 motor vehicles, which consist mainly of heavy and medium duty tipper trucks. Our fleet of machinery and tipper trucks allow our operating subsidiary to undertake multiple soil and rock transportation projects at the same time. Our operating subsidiary has the capacity to undertake multiple projects simultaneously due in part to our experienced workers and our effective project management by our highly dedicated management team. Having our own fleet of trucks and machines allows our operating subsidiary to expediently deploy them to various locations and minimize the reliance on subcontractors or specialist machinery hires like some of our competitors. Our operating subsidiary also has an experienced in-house servicing team for its tipper trucks and other machinery to ensure that they are well maintained and operated efficiently. Our operating subsidiary’s projects department works closely with the contractor on-site, ensuring that the earthworks are carried out as per the project schedule and specifications.

Implementation of stringent quality assurance system

In addition to our ability to attract and retain high quality subcontractors, we have also implemented a stringent quality control system to regulate our work’s quality, safety and environmental management standard which ensures that we consistently deliver high quality services to our customers. Our dedicated project management team actively monitors the progress of each project and maintains an open dialogue with our subcontractors to ensure that our various work standards are being complied with and implements corrective measures immediately if any instance of non-compliance is identified. For the years ended March 31, 2025 and 2024 and as at the date of this prospectus, we have not encountered any material disputes and legal proceedings initiated by our customers, and no punitive actions have been taken by any local authorities against our Operating Subsidiary for the violation of any applicable regulations. We believe that our stringent quality control system helps separate us from other competitors and solidifies our position as a dedicated construction works subcontractor, which is crucial to our customer retention and business growth.

We emphasize timeliness for completion of projects

Our success is founded on our vigorous efforts to complete projects on time. Our directors emphasize strongly the importance of tight progress management of a project. Once the works program is formulated, we spare no effort to catch up with the progress. We are able to arrange extra labor and machinery to speed up works in case progress falls behind schedule. We also maintain control of our projects by not subcontracting project management or all of the works to any single subcontractor. For the years ended March 31, 2025 and 2024, we did not experience any delay in our projects that resulted in our customers charging liquidated damage against us. Our directors believe that other than price, the ability to complete projects and complete them on time is one of the crucial attributes considered by our customers who consider engaging us. We have regular progress meetings with our customers to update them the progress of our works and keep them assured that we will complete the works within the allowed time frame. We will strengthen our project management team to stay competitive and continue to deliver timely progress.

Experienced and professional management team

Our management members bring with them extensive experience in the construction industry. In particular, Mr. Chan Sum Yuen, our chief executive officer, director and chairman of the board, has been in the construction industry in Hong Kong for over 10 years and has amassed extensive experience acting as project manager for construction projects of all scales, including, but not limited to, several major infrastructure projects in Hong Kong. Mr. Chan is in charge of our overall daily site operation and has wide business network with our customers. In addition, we also count on the contribution and professionalism of our project management team, of whom a number of team members have either completed tertiary education or above or have obtained recognised professional qualifications such as chartered engineer and certified public accountant. Their technical know-how and industry knowledge acquired and accumulated over the years have also assisted us in carrying out efficient management of project work and in coping with uncertainties encountered during the projects’ operation. We believe that our experienced and professional management team is an invaluable asset and will continue to contribute to our business development and future prospects.

Our Strategies

Our primary business objective is to further solidify our market position and increase our market share in the construction industry in Hong Kong. We intend to achieve our business objective by expanding our scale of operation through the implementation of the following strategies:

Expand our workforce

We intend to expand our workforce by employing additional staff in each office department at our Operating Subsidiary. If we do not possess sufficient manpower, our project capacity may be limited and we may not be able to submit tender for additional projects until our projects on hands are completed when our project management and execution resources are released. This, however, may severely affect our competitiveness and is not a sustainable solution in the long run. Additionally, our failure to respond to our customer’s tender invitation may be perceived negatively by our customers. As such, in order for us to expand our market share, we need to employ additional staff to increase our project capacity such that we could adopt a more proactive approach in our tender submission strategy. In particular, we believe the employment of additional project management staff to be imperative as the increase in projects generally means an increase in number of project worksites. If we intend to take up more projects without recruiting additional project management staff, we may fail to maintain our service quality because such staff may not be able to closely monitor the work quality of each project and address issues of non-compliance immediately due to their increased workload. As such the employment of additional project management staff is one of our priorities and is critical to the continued success of our business.

Acquisition of additional machineries

Along with the hiring of additional manpower, we believe it is equally important for us to acquire additional machinery such as hydraulic drills and excavators as our project capacity also depends largely on the availability of machinery. We believe that possessing our own machinery is more cost effective than leasing or relying on the provision of machinery by third parties, such as our customers and subcontractors, because (i) we can ensure that the machinery is optimally serviced and exercise greater control over the deployment of our machinery, (ii) we will not be affected by fluctuation in the leasing costs of machineries, (iii) our reliance on available machinery and equipment from third parties is reduced, and (iv) the accuracy of our project cost estimation will be enhanced, thus enabling us to prepare tenders more accurately and competitively. As such, it is imperative for us to continue to acquire additional machinery to ensure that we maintain an optimal level of machinery to cope with the increase in number of projects as our business expands.

Enhancing our safety training program

The proceeds from our recent funding will be strategically allocated to enhance safety training for construction works, ensuring that our workforce is well-equipped to uphold the highest safety standards on-site. By investing in comprehensive training programs that incorporate advanced technologies, including artificial intelligence (AI), we aim to foster a culture of safety that prioritizes the well-being of our employees and minimizes the risk of accidents. AI will be utilized to analyze safety data, identify potential hazards, and tailor training modules to meet the specific needs of our workforce. Additionally, we will implement hands-on workshops and engage industry experts to provide insights and best practices, ensuring that our training programs remain current and effective. Ultimately, this investment in safety training, bolstered by AI, not only demonstrates our commitment to protecting our workforce but also enhances operational efficiency and promotes a safer working environment across all our construction projects.

Compete for sizeable and profitable construction projects

The number and size of foundation work projects that can be executed by us concurrently at any given time is limited by our resources, including the capacity of our machinery and the availability and experience of our manpower. In other words, the bottleneck of our profitability would be caused by the insufficiency or the inability to locate machinery and skilled labor during the operation period of a project. As such, we believe that we should focus on deploying our resources toward competing for sizeable and profitable foundation work projects in Hong Kong. We will also sharpen our efforts in securing new projects; to this end, we will proactively maintain relationships with property developers, main contractors and subcontractors in Hong Kong and submit more quotations in an effort to expand our project pipeline. We consider that these measures have to be adopted concurrently, so as to minimize the idling time of machinery or avoid costs incurred for excessive manpower.

Strengthening our marketing efforts

We are generally dependent on our existing major customers for project tender invitation and we do not engage in any active marketing of our business. In order to achieve our business objective of increasing our market share in the construction industry in Hong Kong, we believe the adoption of a proactive marketing strategy would be critical. Our proposed marketing strategies include the following: (i) setting up our own website and regularly update the general public on our latest development; (ii) placing advertisements in online magazines, industry publications and on websites; and (iii) establishing our own business development team who shall actively identify and reach out to prospective customers on possible project opportunities. We believe that not only would such marketing strategies help improve our market presence, but it would also help diversify our customer base and reduce our customer concentration.

OUR BUSINESS OPERATIONS

Types of works undertaken

We through our Operating Subsidiary is principally engaged in the provision of two major construction related solutions, which include (i) civil engineering works and (ii) soil and rock transportation services. Set forth below is a brief overview of the construction related solutions we offer:

(i)     Civil Engineering Work — Site Formation

We act primarily as subcontractor in civil engineering works in accordance with the instructions, drawings and specifications as provided by our customers. Civil engineering in Hong Kong commonly refers to the construction of various infrastructures, construction of foundations, landslip prevention and slope works, site formation, roads and drainage works, waterworks and port works. For the years ended March 31, 2025 and 2024, our Operating Subsidiary primarily provided site formation services to our customers.

Site formation works are performed to prepare a piece of land in order to (i) accommodate buildings or other facilities which will be constructed within the area of the land; (ii) form the land to the required orientation, shape or levels; and (iii) provide the required support infrastructures, including access roadways, drainage and related services. Site formation works generally involve the clearance of construction site, demolition of existing structures, reduction and stabilization of existing slopes, and associated works such as construction of roads and drainage network. Site formation works also include the establishment of fill tank for the storage of public fill materials arising from construction activities.

(ii)    Soil and Rock Transportation Services

Construction activities, which include, among others, site clearance, excavation, construction, refurbishment, renovation, demolition and road works generate a large amount of C&D materials, a large portion of which ultimately becomes construction waste. Construction contractors in Hong Kong are obligated to sort and dispose of construction waste at appropriate government waste disposal facilities, which charge a disposal fee with respect to the weight and type of construction waste. The producers of construction waste are required to open a billing account with the Environmental Protection Department of the government of Hong Kong (“EDP”) prior to using a government waste disposal facility and to pay the relevant construction waste disposal charge.

Our Operating Subsidiary’s soil and rock transportation services are mainly provided to construction contractors to take care of excavated materials, primarily soil and rock, generated during the excavation stage of a foundation construction project. Our Operating Subsidiary’s customers primarily consist of both main contractors and subcontractors operating in public sector construction projects. Our Operating Subsidiary’s services involve the handling, loading and transport of excavated materials, substantially comprised of soil and rock, for disposal at relevant government waste disposal facilities such as landfills, sorting facilities or public fill reception facilities, as the case may be.

Among the C&D materials generated from construction activities, some inert materials such as soil, rock and concrete are suitable for reuse and/or recycling into products with marketable value. These materials are suitable for reuse in construction projects such as reclamation, or site formation works with or without further processing. Other inert C&D materials such as asphalt, tiles, bricks and glass cannot be feasibly processed and recycled into marketable products. The excavated materials our Operating Subsidiary handles are a mix of such materials. Rather than disposing of all the C&D materials at government waste disposal facilities, our Operating Subsidiary’s makes efforts to reduce waste by reintroducing suitable materials back into the market as reusable or recyclable materials. The recycling of such materials also saves the charges from the government’s sorting facilities should they be disposed of at there.

Our Operating Subsidiary identifies reclamation and site formation construction contractors and other vendors interested in purchasing the excavated materials. Excavated soil can be used for land filling works while rock materials can be treated and processed into viable construction materials such as recycled aggregates for mixing concrete. These excavated materials that can be repurposed or sold will not be subject to disposal charges at government waste disposal facilities, reduces the amount of environmental waste, and at the same time, the operational costs of our operating subsidiary.

BUSINESS OPERATION FLOW

The following diagram illustrates the general steps of our business operations:

(i)     Project identification and invitation by tender

Our projects are typically secured through invitation-based tendering. Our customers, who are mostly main contractors of different types of building and infrastructure construction projects in Hong Kong, usually invite us to submit a tender proposal as a subcontractor. This invitation can be extended through invitation letters, phone calls, or verbal invitations. Additionally, we are provided with preliminary information regarding the project’s specifications, site conditions, and relevant drawings.

(ii)    Tender analysis and preparation of tenders

Upon receiving the tender or quotation details, our directors would conduct an initial assessment and consider various factors to determine whether to bid for the tender. These factors include assessing the project’s profitability, feasibility based on technical specifications, our expertise and capacity, available manpower resources, labor and construction material costs, project schedule, quality expectations, preliminary safety and environmental risk analysis, and other potential risk factors associated with the project. If necessary, we may also conduct on-site inspections to gain a better understanding of the site conditions. Once our directors deem a potential project acceptable based on our assessment, our contract manager takes responsibility for preparing a tender proposal which is reviewed by our directors before it is submitted to the customer for consideration.

(iii)   Analysis, approval and decision-making by customer

Upon receiving our tender, our customer may seek clarification on the details of our submission through interviews or inquiries. Once our customer decides to engage our services, they will typically inform us of their acceptance of our tender through written confirmation. This is followed by the execution of a formal agreement between us and the customer, which sets out the terms of our engagement.

(iv)   Formation of project management team and preparation

Project management team composition and responsibilities

Our project management team is generally tasked with a wide range of responsibilities, including, but not limited to the following: (i) developing work schedules, (ii) engaging, supervising, and collaborating with subcontractors, (iii) arranging for the purchase of construction materials and the transportation of machinery (iv) overseeing work progress, monitoring the project budget, ensuring compliance with all applicable laws and regulations, (v) preparing progress reports, (vi) maintaining an open dialogue with our customers to ensure that the quality of work performed meets their requirements: Our project management team generally consist of the following key personnel:

Site agent — Our site agent is responsible for inspecting fieldwork, including monitoring the work progress and communicating with our foreman about each project’s daily operations.

Site foreman — Our foreman is responsible for coordinating, providing guidance to, and supervising our workers and subcontractors on site. Our foreman is also required to act as a safety supervisor.

Quantity surveyor — Our quantity surveyor is responsible for conducting cost estimation, determining and procuring the required quantity of materials and tools for the project, monitoring their usage, managing project implementation costs, and handling payment applications to our customers.

Safety supervisor — Our safety officer is responsible for setting up safety plans for our subcontractors, inspecting machinery and equipment to ensure they are safe to be used, conducting regular safe walks to maintain a safe working environment and site tidiness, handling safety incidents, and keeping safety records.

Machinery and vehicle arrangements

Most of our site formation works and soil and rock transportation services involve the usage of machinery and vehicles. Our site agent is responsible for managing the machinery and vehicles for all projects and determining the types of machinery to be used, the time for the usage of machinery and the transportation logistics of machinery.

Purchasing of materials

We are generally responsible for purchasing and providing the required materials to our subcontractors. Our quantity surveyor will place orders with our list of pre-approved suppliers and purchase the required materials. In some projects, certain construction materials might be purchased by our customer on our behalf for their projects.

(v)    Project execution

The construction works are carried out by our site workers, who work under the supervision of our onsite project teams and representatives of our customers. Throughout the execution phase, our site agents regularly meet with our customers to review the progress of the work and address any issues that may arise during the project execution phase.

The initial stages of our excavation and soil and rock transportation projects typically involve sorting the initial layer of materials from excavation. This generally includes a mixture of inert and non-inert C&D materials, including remnant waste from the site clearance process, that are generally not suitable for reuse. The initial layer comprises approximately 20% of the overall volume of materials handled and is considered entirely construction waste. The project team loads the construction waste onto tipper trucks for disposal at the nearest landfill or sorting facility depending on the composition of inert to non-inert construction waste. When the tipper truck carrying the construction waste enters the reception facility, a corresponding transaction record, known as CHIT, is presented and the truck is weighed at the in-weighbridge and inspected as to whether the wastes are permitted to be discharged at the facility. If the contents of the waste fail to comply with the acceptance criteria, a rejection advice will be issued and the truck cannot discharge its waste at the reception facility. When accepted, the truck will be directed to the designated area for unloading the construction waste material. After discharging the waste, the truck will then be weighed again to estimate the weight of waste material discharged. Based on the recorded weight recorded on the CHIT, a waste disposal charge at a rate of HK$175 (approximately US$22.34) up to HK$200 (approximately US$25.53) per ton is payable for disposal of construction waste at sorting facilities and landfills, respectively.

As excavation continues deep down, the materials excavated will consist almost entirely of soil and rock. During this stage, sorting is required to separate the soil and rock materials, which is typically carried out by the construction contractor, depending on the engagement terms. After sorting, our Operating Subsidiary will confirm with other construction contractors the amount of soil that can be reused as filling material, and these contractors will arrange for on-site collection of the materials at no cost. To ensure the soil is recycled and reused, the project team maintains communication with these contractors and will obtain a set of supporting documents to track the transit of the materials until it is redeployed. Soil that meets certain standards is typically reused as backfill in foundation and reclamation projects at other construction sites.

(vi)   Project management and supervision

We adopt stringent quality standards pursuant to which our project team is required to complete the construction work on time, avoid poor workmanship, and minimize defects. Our site agents and foreman peruse our customer’s project specifications carefully and maintains constant dialogue with our customers so as to understand the acceptance standard before the completed work is to be inspected by our customer. Our site agents are also required to prepare monthly progress records on the works performed by our workers and subcontractors. Such monthly progress records are passed to our quantity surveyors for review.

(vii)  Variation orders

During the project execution, it is possible for our customers to request additional work or changes to certain aspects of the project. These orders are commonly known as variation orders. Variation orders can involve various types of modifications, including additions, omissions, substitutions, alterations, changes in quality, form, character, kind, position, or dimension. To address variation orders, we engage in discussions with our customers to reach mutual agreement on the cost implications. This involves determining the amount to be added or deducted from the contract sum, primarily based on the rates established in the original contract. Typically, we receive notification of a variation order through a formal letter from our customer, providing detailed instructions regarding the specific work resulting from the variation order. If necessary, we seek quotations from our subcontractors and prepare a rate proposal for the variation order, which is then submitted to our customer for approval.

(viii) Customer inspection and application for interim payment

During the course of the project execution phase, our customer or their representatives would also inspect our work done from time to time in order to monitor our work quality and confirm completion of the relevant works done before our interim payment applications are certified. Upon completion of such inspection, our customer may issue a report identifying the defects (if any) that need to be rectified.

We are generally entitled to interim payments from our customers on a monthly basis based on the work completed in the previous month. To receive such payment, we are required to prepare payment applications following the instructions of our customers which normally include details of work completed and variation orders (if any). Once our customer has approved our payment application, the interim payment will be paid to us within 30 days or on an agreed credit term. Our customers usually retain up to 10% of each interim payment and up to a maximum limit of 5% of the contract sum as retention money. Generally, the retention money will be withheld by our customers for 1 year.

(ix)   Project completion

A project is generally considered to be completed once we have completed our work as specified in the contract. Our customers conduct thorough inspections and examinations of the work we have completed to ensure compliance with their quality standards, requirements, and specifications. Upon completion and passing of the inspection, we will generally receive a completion certificate from our customer. We are then required to submit a detailed project settlement report to our customer within a specified period of time for the purpose of settling the final account, pursuant to which we are required to set out, among others, a detailed breakdown of the project costs including labor, materials, subcontractor expenses and other related expenses.

(x)    Defects liability period

Subject to the requirements of our customers, a defects liability period of up to 12 months from the date of completion of the project may be provided by us. During the defects liability period, we are responsible for remedial work that may arise from the defective work or materials used.

OUR PROJECTS

Our project portfolio consists mainly of public sectors projects initiated by the Government of Hong Kong. For the years ended March 31, 2025 and 2024, we have participated mainly in public construction projects in Hong Kong, which included new commercial zone development projects, infrastructure projects, and public housing development projects. With respect to our construction services, for the years ended March 31, 2025 and 2024, we provided civil engineering services in 16 and 5 construction projects in Hong Kong, respectively. As for our soil and rock transportation business, for the years ended March 31, 2025 and 2024, we provided soil and rock transportation services in 2 and 2 construction projects in Hong Kong, respectively.

OUR CUSTOMERS

For the years ended March 31, 2025 and 2024, our Operating Subsidiary’s customers are primarily main contractors of property development and civil engineering projects in Hong Kong. Our Operating Subsidiary generally undertakes work on a project-by-project basis. Our five largest customers accounted for 98% of our revenue for the years ended March 31, 2025 and 2024. For the years ended March 31, 2025 and 2024, five and three of our five largest customers are our related party, respectively. The identities of such related parties and their respective revenue contribution are as follows:

1)      Tung Lee Engineering Co. (“TLEC”) — TLEC is a sole proprietorship registered in Hong Kong. TLEC operates principally as a main contractor in the Hong Kong construction industry and primarily undertakes civil engineering works. TLEC is wholly owned and managed by Mr. Chan Chi Keung, the father of our Controlling Shareholder (“Mr. CK Chan”). Mr. CK Chan is our related party by virtue of his status as immediate family of our Controlling Shareholder and TLEC, which we have dealings with, is also considered a related party due to the aforesaid familial connection. For the year ended March 31, 2025 and 2024, our Operating Subsidiary was awarded zero and one construction project by TLEC respectively, pursuant to which our Operating Subsidiary provided, among others, site formation and soil and rock transportation services. For the years ended March 31, 2025 and 2024, we had US$0 and US$442,904 contract receivable from TLEC respectively. In addition to the aforementioned, our Operating Subsidiary has also entered into service contracts with TLEC, pursuant to which, TLEC agreed to provide administrative and engineering support services to our Operating Subsidiary in its daily business operation. For details of such service contract, please see section titled “Related-Party Transactions” beginning on page 104 of this prospectus.]

2)      Tung Lee Engineering Development Limited (“TLEDL”) — TLEDL is a company incorporated in Hong Kong with limited liability on June 25, 2008. TLEDL operates principally as a subcontractor in the Hong Kong construction industry and primarily undertakes civil engineering works. TLEDL is jointly owned and managed by our Controlling Shareholder (50%) and Mr. CK Chan (50%). Due to the aforesaid familial connection between Mr. Chan and Mr. CK Chan, TLEDL, which we have dealings with, is also considered a related party. For the years ended March 31, 2025 and 2024, our Operating Subsidiary has received purchase orders from TLEDL for our soil and rock transportation services. For the years ended March 31, 2025 and 2024, we had and US$1,294,890 and US$656,664 contract receivables from TLEDL, representing approximately 34% and 35% of our total contract receivable, respectively. In addition to the aforementioned, our Operating Subsidiary has also entered into two service contracts with TLEDL, which include (1) a service contract for the provision of soil and rock transportation services by our Operating Subsidiary to TLEDL; and (2) a service contract for the provision of registered office address service by TLEDL to our Operating Subsidiary. For details of such service contracts, please see section titled “Related-Party Transactions” beginning on page 104 of this prospectus.

3)      Tung Lee-CCCC-FHDI Joint Venture (“TLCCC JV”) — TLCCC JV is an unincorporated joint venture in Hong Kong established by 1) CCCC-FHDI Engineering Co., Ltd a company incorporated in the People’s Republic of China, an Independent Third Party, and 2) Tung Lee Civil Engineering Limited, a company incorporated in Hong Kong and wholly owned by Mr. CK Chan. Due to the aforesaid familial connection between Mr. Chan and Mr. CK Chan, TLCCC JV, which we have dealings with, is also considered a related party. TLCCC JV was strategically established by the aforesaid parties for the purpose of submitting tenders to large scale public construction projects in Hong Kong and operates principally as a main contractor. For the year ended March 31, 2025 and 2024, our Operating Subsidiary was awarded two and two construction projects by TLCCC JV respectively, pursuant to which our Operating Subsidiary provided, among others, site formation and soil and rock transportation services. For the year ended March 31, 2025 and 2024, we had US$1,938,786 and US$270,354 contract receivable from TLCCC JV respectively, representing approximately 51% and 14% of our total contract receivable respectively.

4)      Tung Lee Civil Engineering Limited (“TLCEL”) — TLCEL is a company incorporated in Hong Kong with limited liability on June 10, 2022. TLCEL operates principally as a subcontractor in the Hong Kong construction industry and primarily undertakes civil engineering works. TLCEL is wholly owned by Mr. CK Chan. Due to the aforesaid familial connection between Mr. Chan and Mr. CK Chan, TLCEL, which we have dealings with, is also considered a related party. For the year ended March 31, 2025, our Operating Subsidiary provided, among others, site formation and soil and rock transportation services to TLCEL in one construction project pursuant to which TLCEL is the main contractor. For the year ended March 31, 2025, our Operating Subsidiary had US$323,803 contract receivable from TLECEL, representing approximately 9% of our total contract receivable during the period. In addition to the aforementioned, our Operating Subsidiary has also entered into a service contract with TLCEL, pursuant to which, TLCEL agreed to provide administrative and engineering support services to our Operating Subsidiary in its daily business operation. For details of such service contract, please see section titled “Related-Party Transactions” beginning on page 104 of this prospectus.

5)      Build King-Tung Lee Joint Venture C (“BKTL JV”) — BKTL JV is an unincorporated joint venture in Hong Kong established by 1) Build King Construction Limited, a company incorporated in the Hong Kong, an Independent Third Party, and 2) Tung Lee Civil Engineering Limited, a company incorporated in Hong Kong and wholly owned by Mr. CK Chan. Due to the aforesaid familial connection between Mr. Chan and Mr. CK Chan, BKTL JV, which we have dealings with, is also considered a related party. BKTL JV was strategically established by the aforesaid parties for the purpose of submitting tenders to large scale public construction projects in Hong Kong and operates principally as a main contractor. For the year ended March 31, 2025, our Operating Subsidiary was awarded six construction projects by BKTL JV, pursuant to which our Operating Subsidiary provided, among others, site surveying services. For the year ended March 31, 2025, we had US$66,308 receivable from BKTL JV, representing approximately 2% of our total contract receivable during the period.

The following are some of the generalized terms included in most of our contracts with our customers, including our major customers:

Contract period	:	We are required to follow the pre-determined work schedule. Such schedule may be extended from time to time pursuant to the terms of the contract.
Type and scope of work	:	In accordance with our customer’s requirements, the contract sets out the types and scope of works in details which we are engaged to perform.
Contract sum	:

The final contract sum will be calculated with reference to a schedule of rates and breakdowns by specification of the type of work to be done, as well as the volume and quantities of construction materials and labor to be used.

Payment and settlement terms	:

We are generally entitled to interim payments from our customers on a monthly basis based on the work completed throughout the contract period. This term sets out the procedure relating to the application of interim payments as well as the procedure relating to the settlement of the final account at completion of the project.

Variation orders/contingencies	:

From time to time, we may be instructed to perform additional work or a varied scope of work. Unless otherwise agreed, such variations may be valued with reference to specified rates or by separate quotation.

Liquidated damage	:	The amount of liquidated damage payable by us per day if we fail to complete the agreed scope of work within the contract period as provided in the contract.
Retention monies	:	A portion of progress payment is usually withheld by the customer at a rate of 0% to 10%, but it is subject to a cap of 5% of the contract sum.
Defects liability period	:

In line with industry practice, our customers often specific a defects liability period of up to 12 months after practical or substantial completion of our projects. If any defect is found in our work, we are responsible for making good during the defects liability period.

Termination	:

If our customers are of the opinion that we failed to execute the works in accordance with their requirements and our works are unsatisfactory or likely to be so and cause undue delay to the overall progress of the project, our customers may terminate our contract by giving advance notice of intention of doing so.

PRICING STRATEGY

Our pricing is determined on a cost-plus basis with emphasis on factors that include: (i) the difficulties and methodology of the project with references made to other similar projects, (ii) the estimated number and types of workers required, (iii) the estimated number and types of machinery required, (iv) the completion time requested by customer, (v) the payment terms and financial strength of the customers, (vi) the prospect of obtaining future contracts from the customer, (vii) the likelihood of any significant fluctuation of the actual cost from our estimated cost having regard to the types and amount of labor, machinery, materials and other resources involved in our cost estimation, and (viii) the prevailing market conditions.

We consider that it is of utmost importance to estimate project cost accurately, as most of our construction projects in the private sector are a lump-sum contract or fixed unit price, which is based on estimated costs plus a mark-up margin, such that unexpected adverse fluctuation in price, budget, or time overrun may result in diminished project return or even a loss. Despite the contracts we enter into with our customers normally being lump-sum contracts, the total contract sum is normally based on the sum of individual rates and quantities listed in a set of schedules typically known as the bills of quantities. When there are changes in the quantities or scope of work, the bills of quantities are generally referred to for agreeing the price of the variations.

SALES AND MARKETING

Our business opportunities arose mainly from invitation for quotation by our existing customers. We currently do not have a dedicated sales and marketing team. We strive to maintain an open dialogue with our customers as it not only helps ensure that we understand their latest business needs, but also allows us to collect vital market information, thereby allowing us to keep track of the latest market demand on pricing, product range and quality. We would also receive tender invitations through referral from our existing suppliers or customers, which we believe is attributable to our well-established presence in the construction industry in Hong Kong and our good customer and supplier relationships.

SUPPLIERS

Our Operating Subsidiary’s suppliers primarily supply biodiesel oil to it for operation of its vehicles and for onward sales to its customers. Due to the nature of our business, which involves transporting large volumes of excavation materials and operating a large fleet of vehicles, biodiesel oil is a major cost component of our core business. Our Operating Subsidiary’s generally orders biodiesel oil on a project-by-project basis, and it does not enter into any long-term contracts with our suppliers. The terms of our supply contracts include the type of materials, price, quantity, and payment terms. We select suppliers mainly based on: (i) quality of materials, (ii) timeliness of delivery, (iii) previous experience and length of partnership with the supplier, (iv) competitiveness of the price offered, and (v) reputation of the supplier. Unless otherwise stated in our agreement with the customer, we usually provide construction materials for our projects. As we are provided with the standard requirements of the materials and we are liable for the quality of our projects, except in the case that we are provided with materials by our customer, as subcontractor, we are able to choose our own suppliers for our projects.

MACHINERY AND VEHICLES

We rely on the use of machinery and vehicles to enable us to carry out our business operations. We generally have sufficient machinery and vehicles of our own and we do not need to borrow from any external supplier or engage any subcontractors. Our site agent is responsible for managing the machinery for all projects and determining the types of machinery to be used, the time for the usage of machinery and the transportation logistics of machinery. The machinery and equipment we utilize in our projects include:

(i) Excavator	An excavator is a heavy construction equipment machine used primarily for digging, moving, and lifting materials. It is commonly employed in various construction and mining applications.

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(ii) Tipper Truck	A tipper truck, also known as a dump truck, is a vital piece of construction equipment used for transporting materials such as soil, gravel, sand, and debris.

We generally do not encounter the need for the storage of idle machinery and equipment. With the possession of our own machinery and equipment, we do not have to rely completely on our suppliers for machinery and equipment rental services. Nevertheless, we believe that investment in machinery and equipment is crucial for us to have greater control and allow us to cater to projects of larger scale and increase our tender success rate in the future.

SEASONALITY

We believe that the construction industry in Hong Kong does not exhibit any significant seasonality.

QUALITY CONTROL

We adopt stringent quality standards pursuant to which our project team is required to complete the construction work on time, avoid poor workmanship, and minimize defects. To maintain consistent quality of services for our customers, we have established a quality management system that is certified to be in compliance with the requirements of ISO 9001:2015. Our site agents and foreman peruse our customer’s project specifications carefully and maintains constant dialogue with our customers so as to understand the acceptance standard before the completed work is to be inspected by our customer. Our site agents are also required to prepare monthly progress records on the works performed by our workers. Such monthly progress records are passed to our quantity surveyors for review.

MAJOR LICENSES AND CERTIFICATIONS

As of the date of this prospectus, we hold the following licenses in respect to our operation:

Licenses in relation to our construction operation

Issuing authority	Type of registration	Registered Trade	Holder	Expiry date
Construction Industry Council	Registered Subcontractor

1.      Foundation and Piling

— Sheet piles

2.      General Civil Works

— Earthwork

— Roadworks

— Road drainage and sewer

3.      Shutters/Doors
Fabrication and
Installation

— Metal doors

— Fire rated door

4.      Hoarding

			Uptrend Construction & Engineering Limited	October 28, 2027
Construction Industry Council	Registered Specialist Trade Contractor	1. Concreting 2. Concreting Formwork 3. Demolition 4. Reinforcement Bar Fixing 5. Levelling and Setting Out	Uptrend Construction & Engineering Limited	March 26, 2028

In addition to our status as a registered subcontractor, we are also a registered specialist trade contractor under the Registered Specialist Trade Contractors Scheme (“RSTCS”). The RSTCS is a certification scheme that aims to improve the quality, standards, and competence of specialist trade contractors in the construction industry in Hong Kong. An applicant applying for registration as a Registered Specialist Trade Contractor (“RSTC”) must meet all registration requirements relating to safety, management, job experience, execution, finance and integrity management. Each RSTC is subject to the monitoring of the committee on RSTCS (“Committee”) and is required to renew their applications every three years to update their business information for assessment of suitability to be continued to be listed under the RSTCS. For more information on the RSTCS, please refer to “Regulations — Laws and Regulations in Relation to Contractor Licensing Regime and Operation” on page 92.

We believe our registration as a RSTC is significant as it provides us with several key benefits including the following:

1)      Quality and Competence Assurance — Our registration under the RSTCS demonstrates that we have met the scheme’s stringent requirements for qualifications, competence, and adherence to industry standards, which provides assurance to our clients that we are capable of delivering high-quality work.

2)      Increased Opportunities — Our ability to be registered as a RSTC, further separates us from other market competitors including, particularly non-registered competitors as we have demonstrated that we have satisfied the registration requirements pertaining to experiences, execution and finance, which shows that we have the available resources to take on construction projects of larger scale. This opens the gateway for us to larger scale construction projects and makes us a more attractive candidate in tender process.

3)      Lower Risk of Non-compliance — Our registration under the RSTCS ensures that we are compliant with the relevant industry regulations, standards, and best practices as we are subject to monitoring and assessment by the Committee. This can help us better avoid issues related to non-compliance, which can lead to penalties, reputational damage, or even the loss of our registration under the RSTCS.

All in all, we believe our status as a RSTC is an indication of our commitment to professionalism, quality, and industry standard. It reassures our customers that we have the necessary expertise and processes in place to effectively supervise subcontractors and meet their project requirements.

Licenses in relation to our soil and rock transportation operation

No.	Issuing authority	Type of License	Authorization	Holder	Expiry date
1	Civil Engineering and Development Council	Dumping License	Licensee is authorized to dispose of materials at public fill reception facilities	Uptrend Construction & Engineering Limited	August 2025
2	Civil Engineering and Development Council	Dumping License	Licensee is authorized to dispose of materials at public fill reception facilities	Uptrend Construction & Engineering Limited	September 2025
3	Civil Engineering and Development Council	Dumping License	Licensee is authorized to dispose of materials at public fill reception facilities	Uptrend Construction & Engineering Limited	October 2025
4	Civil Engineering and Development Council	Dumping License	Licensee is authorized to dispose of materials at public fill reception facilities	Uptrend Construction & Engineering Limited	August 2026

Our Operating Subsidiary possesses in total four dumping licenses issued by the Civil Engineering and Development Council, which are key to our soil and rock transportation operation. Each of the said dumping license is tied to a tipper truck of our Operating Subsidiary and allows our Operating Subsidiary to dispose of C&D materials at public fill reception facilities.

As of the date of this prospectus, we obtained the following certifications in recognition of our quality control system:

No.	Certification	Issuing authority	Description	Holder	Expiry date
1	ISO 9001:2015	Fugro Certification Services Limited	Certification of quality management system	Uptrend Construction & Engineering Limited	November 13, 2027
2	ISO 14001:2015	Fugro Certification Services Limited	Certification of environmental management system	Uptrend Construction & Engineering Limited	November 13, 2027
3	ISO 45001:2018	Fugro Certification Services Limited	Certification of occupational health and safety management system	Uptrend Construction & Engineering Limited	November 13, 2027

COMPETITION

The construction industry in Hong Kong is considered relatively fragmented in terms of number of market participants. For instance, as at the date of this prospectus, according to Construction Industry Council, there were over 1,558 contractors registered under the subcontractor trade group of “Structural and Civil Works” who engage in similar construction civil engineering works as our Operating Subsidiary. Nevertheless, there are market entry barriers to the construction industry in Hong Kong that hinder new subcontractors from entry and such entry barriers include, but is not limited to, the following: (i) reputation and industry experience, (ii) customer and supplier connections, (iii) sufficiency of working capital, and (iv) technical know-how and experienced management team. Our main competitors include both private and listed companies in Hong Kong who are engaged in the provision of construction works as subcontractors. We believe that our proven track record shows that we are able to compete against our competitors and even if the competition within the construction industry in Hong Kong intensifies in the future, we are confident that we are able to withstand the intense competition with our competitive strengths.

INTELLECTUAL PROPERTY

As of the date of this prospectus, we have not registered any patent or trademark. We have registered our domain name and website. You can find our website at https://www.uptrendcon.com/. Information contained on our website does not constitute part of this prospectus.

INSURANCE AND SURETY

For the years ended March 31, 2025 and 2024, we undertook projects in the role of subcontractor. Our construction works were covered by the employees’ compensation insurance, third party liability insurance and contractor’s all risks insurance taken out by the main contractors for the entire construction projects. Such insurance policies covered and protected all employees of main contractors and subcontractors of all tiers working in the relevant construction site and works performed by them in the relevant construction site.

We also maintained employees’ compensation insurance for our executive directors and employees at our office. In addition, we have taken out third-party liability insurance regarding the use of our motor vehicles. We believe that our insurance coverage is adequate and consistent with the industry norm having regard to our current operations and the prevailing industry practice.

FACILITIES

We do not own any real property.

Our principal executive office is located at Room 22, 23/F, Tuen Mun Centre Square 22 Hoi Wing Road, Tuen Mun New Territories, Hong Kong. Our Operating Subsidiary leases the said principal executive office (the “Office Lease”) from Wang Chiu Construction Consultant Limited (“WCCC”), a company incorporated in Hong Kong wholly owned by our Controlling Shareholder. The monthly rent under the Office Lease is HK$15,000 (approximately US$1,925). The Office Lease has a term of two (2) years, from October 1, 2024 to September 30, 2026. The Office Lease will terminate at the expiry of its term or by mutual agreement between the Operating Subsidiary and WCCC.

We believe that our facilities are adequate to meet our needs for the immediate future and that, should it be needed, suitable additional space will be available on commercially reasonable terms to accommodate any expansion of our operations.

EMPLOYEES

For the years ended March 31, 2025 and 2024, our Operating Subsidiary employed a total number of 104 and 84 full time employees in Hong Kong, respectively. All of our employees were stationed in Hong Kong. The following table sets out a breakdown of our employees by function:

	As of March 31, 2025	As of March 31, 2024
Director	2	2
Quantity surveyor	1	—
Finance and administration	1	—
Site Staff	100	82
Total	104	84

We believe that our Operating Subsidiary maintains a good working relationship with its employees, and it has not experienced any significant problems with our employees or any disruption to our operations due to labor disputes, nor have we experienced any material difficulties in the recruitment and retention of experienced core staff or skilled personnel for the years ended March 31, 2025 and 2024. There has not been any trade union set up for our employees.

We also emphasize the continuing education and quality training of our staff to enhance its work performance. Our employees also receive in-house training on a regular basis to enhance their technical knowledge on industry quality standards, safety standards, site management, and operation of tools. We consider our training program to be only used as a platform to upgrade the skills of our employees regularly, but also used to encourage greater cohesion. These measures increase overall efficiency and loyalty, and they also serve as a means of retaining quality employees. We review the performance of our employees from time to time in order to determine salary adjustments and promotion appraisals.

OCCUPATIONAL HEALTH AND WORK SAFETY

We are committed to providing a safe and healthy working environment and we have adopted an occupational health and safety system as required by relevant occupational health and safety laws, rules, and regulations for the benefit of our employees and our subcontractors’ employees. Staff handbook is given to our employees to ensure that they are familiar with our occupational health and safety policy. It is also our concern not to put the general public in danger. Our site agent and foremen are responsible for setting up safety plans for workers before carrying out their work on construction sites, inspecting machinery and equipment to ensure they are safe to be used, conducting regular safe walks to maintain a safe working environment and site tidiness, handling safety incidents, and keeping safety records. In addition, we will conduct regular internal safety audits and regular safety training with our staff.

LEGAL PROCEEDINGS

We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business. For the fiscal years ended March 31, 2025 and 2024 and as of the date of this prospectus, we are not a party to, and we are not aware of any threat of, any legal proceeding that, in the opinion of our management, is likely to have a material adverse effect on our business, financial condition, or operations.

ENVIRONMENTAL PROTECTION

Our operations at project sites are subject to certain environmental requirements pursuant to the laws in Hong Kong, including primarily those in relation to air pollution control, water pollution control, noise control and waste disposal for the years ended March 31, 2025 and 2024. For details of the regulatory requirements, please refer to the section headed “Regulation” in this prospectus.

For the years ended March 31, 2025 and 2024, and up to the date of this prospectus, we did not record any material non-compliance with the applicable environmental requirements that resulted in prosecution, conviction or penalty being brought against us.

REGULATIONS

Regulations Related to Our Business Operations in Hong Kong

Hong Kong Regulations Related to Service Providers

Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong)

The Business Registration Ordinance requires every person carrying on any business to make an application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and, as soon as practicable after the prescribed business registration fee and levy are paid, issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch, as the case may be.

As of the date of this prospectus, our Operating Subsidiary holds a valid business registration certificate.

Hong Kong Regulations Related to the Construction Industry

Construction Workers Registration Ordinance (Chapter 583 of the Laws of Hong Kong)

The Construction Workers Registration Ordinance provides, among others, for registration and regulation of construction workers. The principal object of the Construction Workers Registration Ordinance is to establish a system for registration of construction workers and to regulate construction workers who personally carry out construction work on construction site.

Under Sections 3(1) and 5 of the Construction Workers Registration Ordinance, the principal contractors/subcontractors/employers/controllers of construction sites are required to employ only registered construction workers to personally carry out construction work on construction sites.

Factories and Industrial Undertakings Ordinance (Chapter 59 of the Laws of Hong Kong)

The Factories and Industrial Undertakings Ordinance provides for the safety and health protection of workers in an industrial undertaking. Under the Factories and Industrial Undertakings Ordinance, it is the duty of a proprietor (including a person for the time being having the management or control of the business carried on in such industrial undertaking and also the occupier of any industrial undertaking) of an industrial undertaking to take care of, so far as is reasonably practicable, the health and safety at work of all persons employed by it at the industrial undertaking.

A proprietor who contravenes any of its duties under the Factories and Industrial Undertakings Ordinance commits an offense and is liable to a fine of HK$500,000. A proprietor who contravenes any of these requirements willfully and without reasonable excuse commits an offense and is liable to a fine of HK$500,000 and to imprisonment for six months.

Construction Industry Council Ordinance (Chapter 587 of the Laws of Hong Kong)

According to Section 32 of the Construction Industry Council Ordinance, a construction industry levy (“CIL”) is imposed in respect of all construction works/operations carried out in Hong Kong with a total value exceeding HK$3,000,000. A contractor executing construction operations is responsible for paying the CIL to the Construction Industry Council (“CIC”), “Construction operation” is exhaustively defined under Schedule 1 of the Construction Industry Council Ordinance, which includes among other things, building works, construction, alteration, repair, maintenance, extension, demolition or dismantling, external or internal cleaning. and painting or decorating any external or internal surfaces or parts of any buildings or other temporary or permanent structures forming part of land.

The CIL chargeable is 0.5% of the total value of the construction operations (as defined under Section 53 of the Construction Industry Council Ordinance) concerned. Pursuant to Section 32 and Schedule 5 of the Construction Industry Council Ordinance, no CIL is chargeable for any construction operations not exceeding HK$3,000,000.

According to Section 34 of the Construction Industry Council Ordinance, the contractor and authorized person each is required to inform the CIC in a specified form (Form 1) in respect to the construction operations within 14 days after its commencement. Failure to give such notice without reasonable excuse may be liable to a fine at Level 1, which is fixed at HK$2,000. Notice is only required for term contracts or if the reasonable estimation of the total value of construction operations exceed HK$3,000,000.

Pursuant to Section 35 of the Construction Industry Council Ordinance, a contractor is required to give a Notice of Payment (“NOP”) in a specified form (Form 2) to the CIC within 14 days after the contractor receives a payment in respect to the construction operation. Failure to give the NOP without reasonable excuse may be liable to a fine at Level 3, which is fixed at HK$10,000.

Pursuant to Section 36 of the Construction Industry Council Ordinance, a contractor is required to give a Notice of Completion (“NOC”) in a specified form (Form 3) to the CIC within 14 days after the completion of the construction operation. Failure to give the NOC without reasonable excuse may be liable to a fine at Level 3, which is fixed at HK$10,000.

The CIC shall assess the CIL payable upon receiving the NOP or NOC and give a Notice of Assessment in writing specifying the amount of CIL. The CIC can also make the assessment notwithstanding if a NOP or NOC has been given. According to Section 41 of the Construction Industry Council Ordinance, if a contractor fails to give the NOP or NOC, a surcharge not exceeding twice the amount of the CIL payable may be imposed and a Notice of Surcharge in writing shall be given by the CIC.

Regulations Related to Employment and Labor Protection

Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong)

The Occupational Safety and Health Ordinance provides for the safety and health protection to employees in workplaces, both industrial and non-industrial. Employers must, as far as reasonably practicable, ensure the safety and health in their workplaces. Failure to comply with the above constitutes an offense, and the employer is liable on conviction to a fine of HK$200,000. An employer who fails to do so intentionally, knowingly or recklessly commits an offense and is liable on conviction to a fine of HK$200,000 and to imprisonment for 6 months.

Employment Ordinance (Chapter 57 of the Laws of Hong Kong)

The Employment Ordinance is an ordinance enacted for, among other things, the protection of the wages of employees and the regulation of the general conditions of employment and employment agencies. Under the Employment Ordinance, an employee is generally entitled to, among other things, notice of termination of his or her employment contract; payment in lieu of notice; maternity protection in the case of a pregnant employee; not less than one rest day in every period of seven days; severance payments or long service payments; sickness allowance; statutory holidays or alternative holidays; and paid annual leave of up to 14 days depending on the period of employment.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

The Employees’ Compensation Ordinance establishes a no-fault and non-contributory employee compensation system for work injuries and lays down the rights and obligations of employers and employees in respect to injuries or death caused by accidents arising out of and in the course of employment or by prescribed occupational diseases.

Under the Employees’ Compensation Ordinance, if an employee sustains an injury or dies as a result of an accident arising out of and in the course of his or her employment, his or her employer is in general liable to pay compensation even if the employee might have committed acts of fault or negligence when the accident occurred. Similarly, an employee who suffers incapacity arising from an occupational disease is entitled to receive the same compensation as that payable to employees injured in occupational accidents.

According to Section 24 of the Employees’ Compensation Ordinance, a principal contractor shall be liable to pay compensation to subcontractors’ employees who are injured in the course of their employment to the subcontractor. The principal contractor is, nonetheless, entitled to be indemnified by the subcontractor who would have been liable to pay compensation to the injured employee independently of this section. The employees in question are required to serve a notice in writing on the principal contractor before making any claim or application against such principal contractor.

Pursuant to Section 40 of the Employees’ Compensation Ordinance, all employers (including contractors and subcontractors) are required to take out insurance policies to cover their liabilities both under the Employees’ Compensation Ordinance and at common law for injuries at work in respect to all their employees (including full-time and part-time employees). Under Section 40(1B) of the Employees’ Compensation Ordinance, where a principal contractor has undertaken to perform any construction work, it may take out an insurance policy for an amount not less than HK$200 million per event to cover its liability and that of its subcontractor(s) under the Employees’ Compensation Ordinance and at common law. Where a principal contractor has taken out a policy of insurance under Section 40(1B) of the Employees’ Compensation Ordinance, the principal contractor and a subcontractor insured under the policy shall be regarded as having complied with Section 40(1) of the Employees’ Compensation Ordinance.

An employer who fails to comply with the Employees’ Compensation Ordinance to secure an insurance cover is liable (i) on conviction upon indictment to a fine at Level 6 (currently at HK$100,000) and imprisonment for two years, and (ii) on summary conviction to a fine at Level 6 and imprisonment for one year.

According to Section 15 of the Employees’ Compensation Ordinance, an employer must notify the Commissioner for Labour of any work accident by submitting Form 2 or Form 2B (within 14 days for general work accidents and within seven days for fatal accidents), irrespective of whether the accident gives rise to any liability to pay compensation. If the happening of such accident was not brought to the notice of the employer or did not otherwise come to its knowledge within such periods of seven and 14 days, respectively, then such notice shall be given not later than seven days or, as may be appropriate, 14 days, after the happening of the accident was first brought to the notice of the employer or otherwise came to its knowledge.

As of the date of this prospectus, employee compensation insurance has been obtained for all employees of our Operating Subsidiary.

Immigration Ordinance (Chapter 115 of the Laws of Hong Kong)

Pursuant to Section 38A of the Immigration Ordinance, a construction site controller (i.e., the principal or main contractor, which includes a subcontractor, owner, occupier, or other person who has control over or is in charge of a construction site) should take all practicable steps to prevent having illegal immigrants from being on the construction site and should prevent illegal workers who are not lawfully employable from taking employment on the construction site.

Where it is proved that an illegal immigrant was on a construction site, or such illegal worker, who is not lawfully employable, took employment on a construction site, the construction site controller commits an offense and is liable to a fine of HK$350,000.

As of the date of this prospectus, our Operating Subsidiary has complied with the provisions under the Immigration Ordinance.

Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong)

The Minimum Wage Ordinance provides for a prescribed minimum hourly wage rate (currently at HK$40 per hour) during the wage period for every employee engaged under a contract of employment under the Employment Ordinance.

Any provision of the employment contract that purports to extinguish or reduce the right, benefit, or protection conferred on the employee by the Minimum Wage Ordinance is void.

As of the date of this prospectus, our Operating Subsidiary has complied with the provisions under the Minimum Wage Ordinance.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong)

The Mandatory Provident Fund Schemes Ordinance (“MPFSO”) is an ordinance enacted for the purposes of providing for the establishment of non-governmental mandatory provident fund schemes (each, a “MPF Scheme”). The MPFSO requires every employer of an employee of 18 years of age or above but under 65 years of age to take all practical steps to ensure the employee becomes a member of a registered MPF Scheme. Subject to the minimum and maximum relevant income levels, it is mandatory for both employers and their employees to contribute 5% of the employee’s relevant income to the MPF Scheme. Any employer who contravenes this requirement commits a criminal offense and is liable on conviction to a fine and imprisonment.

As of the date of this prospectus, the Company believes it has made all contributions required under the MPFSO.

Regulations Related to Personal Data

Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong)

The Personal Data (Privacy) Ordinance (“PDPO”) imposes a statutory duty on data users to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

•        Principle 1 — purpose and manner of collection of personal data;

•        Principle 2 — accuracy and duration of retention of personal data;

•        Principle 3 — use of personal data;

•        Principle 4 — security of personal data;

•        Principle 5 — information to be generally available; and

•        Principle 6 — access to personal data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner for Personal Data (the “Privacy Commissioner”). The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention and/or instigate prosecution actions. A data user who contravenes an enforcement notice commits an offense that may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, inter alia:

•        the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;

•        if the data user holds such data, to be supplied with a copy of such data; and

•        the right to request correction of any data the individual considers to be inaccurate.

The PDPO criminalizes, including, but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request, and the unauthorized disclosure of personal data obtained without the relevant data user’s consent. An individual who suffers damage, including injured feelings, by reason of a contravention of the PDPO in relation to his or her personal data may seek compensation from the data user concerned.

As of the date of this prospectus, our Operating Subsidiary is in compliance with the provisions of the PDPO.

Regulations Related to Environmental Protection

Waste Disposal Ordinance (Chapter 354 of the Laws of Hong Kong)

The Waste Disposal Ordinance controls the production, storage, collection, treatment, reprocessing, recycling, and disposal of wastes. At present, livestock waste and chemical waste are subject to specific controls, while unlawful deposition of waste is prohibited. Import and export of waste is generally controlled through a permit system.

A contractor shall observe and comply with the Waste Disposal Ordinance and its subsidiary regulations, including, without limitation, the Waste Disposal (Charges for Disposal of Construction Waste) Regulation (Chapter 354N of the Laws of Hong Kong) and the Waste Disposal (Chemical Waste) (General) Regulation (Chapter 354C of the Laws of Hong Kong).

Under the Waste Disposal (Charges for Disposal of Construction Waste) Regulation, construction waste can only be disposed at designated prescribed facilities, and a main contractor who undertakes construction work with a value of HK$1,000,000 or above will be required, within 21 days after being awarded the contract, to establish a billing account in respect to that particular contract with the director of the Environmental Protection Department to pay any disposal charges for the construction waste generated from the construction work under that contract. The construction waste disposal charge imposed on each construction waste producer is dependent upon the proportion of inert construction waste.

Under Schedule 5 of the Waste Disposal (Charges for Disposal of Construction Waste) Regulation, inert construction waste means rock, rubble, boulder, earth, soil, sand, concrete, asphalt, brick, tile, masonry or used bentonite. The charge imposed by the government on disposal of construction waste ranges from HK$71 to HK$200 per ton, with HK$71 charged per ton of public fill disposed of at public fill reception facilities, HK$175 per ton of construction waste at sorting facilities and HK$200 per ton of construction waste at landfills. Pursuant to the Waste Disposal (Charges for Disposal of Construction Waste) Regulation (Amendment of Schedules) Notice 2023, as of April 1, 2024, the relevant charges will be increased to HK$87 per ton, HK$340 per ton and HK$365 per ton for disposal at public fill reception facilities, sorting facilities and landfills, respectively.

Under the Waste Disposal Ordinance, a person shall not use, or permit to be used, any land or premises for the disposal of waste unless he has a license from the director of the Environmental Protection Department. A person who, except under and in accordance with a permit or authorization, does, causes, or allows another person to do anything for which such a permit or authorization is required commits an offense and is liable to a fine of HK$200,000 and to imprisonment for six months for the first offense and to a fine of HK$500,000 and to imprisonment for two years for a second or subsequent offense.

As of the date of this prospectus, our Operating Subsidiary is in compliance with the provisions of the Waste Disposal Ordinance.

Water Pollution Control Ordinance (Chapter 358 of the Laws of Hong Kong)

The Water Pollution Control Ordinance controls the effluent discharged from all types of industrial, manufacturing, commercial, institutional, and construction activities into public sewers and public drains. For any industry/trade generating wastewater discharge (except domestic sewage that is discharged into communal sewers or unpolluted water to communal sewers or drains), they are subject to licensing control by the director of the Environmental Protection Department.

All discharges, other than domestic sewage to a communal sewer or drain or unpolluted water to a communal sewer or drain, must be covered by an effluent discharge license. The license specifies the permitted physical, chemical, and microbial quality of the effluent. The general guidelines are that the effluent does not damage sewers or pollute inland or inshore marine waters.

According to the Water Pollution Control Ordinance, unless being licensed under the Water Pollution Control Ordinance, a person who discharges any waste or polluting matter into the waters of Hong Kong in a water control zone or discharges any matter, other than domestic sewage and unpolluted water, into a communal sewer or communal drain in a water control zone commits an offense and is liable to imprisonment for six months and (a) for a first offense, a fine of HK$200,000; (b) for a second or subsequent offense, a fine of HK$400,000; and (c) in addition, if the offense is a continuing offense, a fine of HK$10,000 for each day during which it is proved to the satisfaction of the court that the offense has continued.

As of the date of this prospectus, our Operating Subsidiary has complied with the provisions under the Water Pollution Control Ordinance.

Air Pollution Control Ordinance (Chapter 311 of the Laws of Hong Kong)

The Air Pollution Control Ordinance is the principal legislation in Hong Kong for controlling emission of air pollutants and noxious odor from construction, industrial, and commercial activities, as well as other polluting sources. Subsidiary regulations of the Air Pollution Control Ordinance impose control on air pollutant emissions from certain operations through the issue of licenses and permits.

A contractor shall observe and comply with the Air Pollution Control Ordinance and its subsidiary regulations, including, without limitation, the Air Pollution Control (Open Burning) Regulation (Chapter 311O of the Laws of Hong Kong), the Air Pollution Control (Construction Dust) Regulation (Chapter 311R of the Laws of Hong Kong), and the Air Pollution Control (Smoke) Regulations (Chapter 311C of the Laws of Hong Kong). The contractor responsible for a construction site shall devise, arrange methods of working, and carry out the work in such a manner so as to minimize dust impacts on the surrounding environment, and it shall provide experienced personnel with suitable training to ensure that these methods are implemented. Asbestos control provisions in the Air Pollution Control Ordinance require that building work involving asbestos must be conducted only by registered qualified personnel and under the supervision of a registered consultant.

Further, the Air Pollution Control (Motor Vehicle Fuel) Regulation (Chapter 311N of the Laws of Hong Kong) stipulates specifications of motor vehicle fuel and prohibits the supply, distribution and sale of motor vehicle fuels (including motor vehicle diesel and motor vehicle biodiesel) that do not meet the specifications.

As of the date of this prospectus, our Operating Subsidiary has complied with the provisions under the Air Pollution Control Ordinance.

Noise Control Ordinance (Chapter 400 of the Laws of Hong Kong)

The Noise Control Ordinance controls, among others, the noise from construction, industrial, and commercial activities. A contractor shall comply with the Noise Control Ordinance and its subsidiary regulations in carrying out construction work. For construction activities that are to be carried out during the restricted hours and for percussive piling during the daytime, not being a general holiday, construction noise permits are required from the director of the Environmental Protection Department of Hong Kong in advance.

Under the Noise Control Ordinance, construction work that produces noise and the use of powered mechanical equipment (other than percussive piling) in populated areas are not allowed between 7:00 p.m. and 7:00 a.m. or at any time on general holidays, unless prior approval has been granted by the director of the Environmental Protection Department of Hong Kong through the construction noise permit system. The use of certain equipment is also subject to restrictions. Hand-held percussive breakers and air compressors must comply with noise emissions standards and be issued with a noise emission label from the director of the Environmental Protection Department of Hong Kong. Any person who carries out any construction work except as permitted is liable on first conviction to a fine of HK$200,000 and on subsequent convictions to a fine of HK$200,000, and in any case to a fine of HK$20,000 for each day during which the offense continues.

As of the date of this prospectus, our Operating Subsidiary has complied with the provisions under the Noise Control Ordinance.

Air Pollution Control (Non-road Mobile Machinery) (Emission) Regulation (Chapter 311Z of the Laws of Hong Kong)

The Air Pollution Control (Non-road Mobile Machinery) (Emission) Regulation introduces regulatory control on the emission of non-road mobile machinery (“NRMMs”), including non-road vehicles and regulated machines such as crawler cranes, excavators, and air compressors.

Unless exempted, NRMMs that are regulated under this provision are required to comply with the emission standards prescribed under the regulation. From September 1, 2015, all regulated machines sold or leased for use in Hong Kong must be approved or exempted with a proper label in a prescribed format issued by the Environmental Protection Department pursuant to Section 4 of the regulation. Under Section 5 of the regulation, starting from December 1, 2015, only approved or exempted NRMMs with a proper label are allowed to be used in specified activities and locations including construction sites. However, existing NRMMs that are already in Hong Kong on or before November 30, 2015, will be exempted from complying with the emission requirements pursuant to Section 11 of the regulation. A period of six months (from June 1, 2015 to November 30, 2015, both dates inclusive) is allowed for existing NRMMs to apply for exemption.

Any person who sells or leases a regulated machine for use in Hong Kong, or uses a regulated machine in specified activities or locations, without (i) exemption or the Environmental Protection Department’s approval is liable to a fine of up to HK$200,000 and imprisonment for up to six months, and (ii) a proper label is liable to a fine of up to HK$50,000 and imprisonment for up to three months.

As of the date of this prospectus, our Operating Subsidiary has complied with the emission standards for its non-road mobile machinery.

Regulation Related to Competition

Competition Ordinance (Chapter 619 of the Laws of Hong Kong)

The Competition Ordinance prohibits and deters undertakings in all sectors from adopting anticompetitive conduct which has the object or effect of preventing, restricting or distorting competition in Hong Kong. The Competition Ordinance lays down three forms of behavior and imposes three rules which are intended to prevent and discourage anti-competitive conduct: (i) the first conduct rule under the Competition Ordinance prohibits agreements between undertakings that have the object or effect of preventing, restricting or distorting competition in Hong Kong; (ii) the second conduct rule under the Competition Ordinance prohibits undertakings with a substantial degree of market power in a market from abusing that power by engaging in conduct that has the object or effect of preventing, restricting or distorting competition in Hong Kong; and (iii) the merger rule under the Competition Ordinance prohibits mergers that have or are likely to have the effect of substantially lessening competition in Hong Kong. Currently, the merger rule only applies to the telecommunications sector. Each of the aforesaid rules is however subject to a number of exclusions and exemptions.

Pursuant to section 82 of the Competition Ordinance, if the Competition Commission has reasonable cause to believe that (a) a contravention of the first conduct rule has occurred; and (b) the contravention does not involve serious anti-competitive conduct, it must, before bringing proceedings in the Competition Tribunal against the undertaking whose conduct is alleged to constitute the contravention, issue a notice to the undertaking.

However, under section 67 of the Competition Ordinance, where a contravention of the first conduct rule has occurred and the contravention involves serious anti-competitive conduct or a contravention of the second conduct rule has occurred, the Competition Commission may, instead of bringing proceedings in the Competition Tribunal in the first instance, issue a notice (an “infringement notice”) to the person against whom it proposes to bring proceedings, offering not to bring those proceedings on condition that the person makes a commitment to comply with requirements of the infringement notice. “Serious anti-competitive conduct” means any conduct that consists of any of the following or any combination of the following — (a) fixing, maintaining, increasing or controlling the price for the supply of goods or services; (b) allocating sales, territories, customers or markets for the production or supply of goods or services; (c) fixing, maintaining, controlling, preventing, limiting or eliminating the production or supply of goods or services; (d) bid-rigging.

In the event of breaches of the Competition Ordinance, the Competition Tribunal may make orders including: imposing a pecuniary penalty if satisfied that an entity has contravened a competition rule; disqualifying a person from acting as a director of a company or taking part in the management of a company; prohibiting an entity from making or giving effect to an agreement; modifying or terminating an agreement; and requiring the payment of damages to a person who has suffered loss or damage.

As of the date of this prospectus, our Operating Subsidiary has complied with the provisions under the Competition Ordinance.

Regulations in Relation to Contractor Licensing Regime and Operation

Registered Specialist Trade Contractors Scheme

Subcontractors which are involved in, among others, civil engineering works in Hong Kong may apply for registration under the Registered Specialist Trade Contractors Scheme managed by the Construction Industry Council, a body corporate established under the Construction Industry Council Ordinance (Chapter 587 of the Laws of Hong Kong) in February 2007.

The Subcontractor Registration Scheme (substituted by the Registered Specialist Trade Contractors Scheme on 1 April 2019) was formerly known as the Voluntary Subcontractor Registration Scheme (the “VSRS”), which was introduced by the Provisional Construction Industry Co-ordination Board (the “PCICB”). The PCICB was formed in September 2001 to spearhead industry reform and to pave way for the early formation of the statutory industry coordinating body.

A technical circular issued by the Works Branch of the Development Bureau (then the Environment, Transport and Works Bureau) (“WBDB”) on 14 June 2004 (now subsumed into the Project Administration Handbook for Civil Engineering Works by the Civil Engineering and Development Department) requires that all public works contractors with tenders to be invited on or after 15 August 2004 to employ all subcontractors (whether nominated, specialist or domestic) registered from the respective trades available under the VSRS.

After the Construction Industry Council took over the work of the PCICB in February 2007 and the VSRS in January 2010, the Construction Industry Council launched stage two of the VSRS in January 2013. VSRS was also then renamed Subcontractor Registration Scheme. All subcontractors registered under the VSRS have automatically become registered subcontractors under the Subcontractor Registration Scheme.

With effect from 1 April 2019, the Registered Specialist Trade Contractors Scheme replaced the Subcontractor Registration Scheme. The Registered Specialist Trade Contractors Scheme comprises of two registers: the Register of Specialist Trade Contractors (“RSTC”) and the Register of Subcontractors (“RS”).

Categories of registration

Subcontractors may apply for registration on the Subcontractor Registration Scheme in one or more of 52 trades covering common structural, civil, finishing, electrical and mechanical works and supporting services. The 52 trades further branch out into around 94 specialties, including general demolition, and others (concrete coring and saw cutting) etc. Since 1 April 2019, subcontractors may apply for registration on the RSTC in one or more of the seven designated trades including demolition, reinforcement bar fixing, erection of concrete precast component, concreting formwork, concreting, scaffolding and curtain wall and on the RS in other common civil, building, electrical and mechanical trades.

Where a contractor is to subcontract/sub-let part of the public works involving trades available under the Primary Register (a list of companies registered in accordance with the Rules and Procedures for the Primary Register of the Registered Specialist Trade Contractors Scheme) of the Registered Specialist Trade Contractors Scheme, it shall engage all subcontractors (whether nominated, specialist or domestic) who are registered under the relevant trades in the Primary Register of the Registered Specialist Trade Contractors Scheme. Should the subcontractors further subcontract (irrespective of any tier) any part of the public works subcontracted to them involving trades available under the Primary Register of the Registered Specialist Trade Contractors Scheme, the contractor shall ensure that all subcontractors (irrespective of any tier) are registered under the relevant trades in the Primary Register of the Registered Specialist Trade Contractors Scheme.

Requirements for registration under the Registered Specialist Trade Contractors Scheme

Applications for registration under the RS are subject to the following entry requirements:

(a)     completion of at least one job within the last five years as a main contractor/subcontractor in the trades and specialities for which registration is applied or to have acquired comparable experience by itself/its proprietors, partners or directors within the last five years;

(b)    listings on one or more government registration schemes operated by policy bureaus or departments of the Hong Kong Government relevant to the trades and specialties for which registration is sought; and

(c)     the proprietor, partner or director having been employed by a registered subcontractor for at least five years with experience in the trade/specialty applying for and having completed all the modules of the Project Management Training Series for Subcontractors (or equivalent) conducted by the Construction Industry Council; or the company’s proprietor, partner or director having registered as Registered Skilled Worker under the Construction Workers Registration Ordinance for the relevant trade/specialty with at least five years’ experience in the trade/specialty applying for and having completed the Senior Construction Workers Trade Management Course (or equivalent) conducted by the Construction Industry Council.

Applications for registration under the RSTC are subject to a number of requirements based on the relevant trade category and tender limits as detailed in Schedule 2 of the Rules and Procedures for the Register of Specialist Trade Contractors issued by the Construction Industry Council in January 2021.

Validity period of registration and renewal of registration

A registered subcontractor shall apply for renewal within three months before the expiry date of its registration whereas a registered specialist trade contractor shall apply for renewal not earlier than six months but not later than three months before the expiry date of its registration by submitting an application to the Construction Industry Council in a specified format providing information and supporting documents as required to show compliance with the entry requirements. An application for renewal shall be subject to approval by the committee on Registered Specialist Trade Contractors Scheme which oversees the Registered Specialist Trade Contractors Scheme (the “Committee”). If some of the entry requirements covered in an application can no longer be satisfied, the Committee of the Construction Industry Council may give approval for renewal based on those trades and specialties where the requirements are met. An approved renewal as a registered subcontractor shall be valid for three or five years from the expiry of the current registration whereas the approved renewal for a registered specialist trade contractor shall be valid for not less than 36 months after the decision date for that application for renewal.

Codes of Conduct

A registered subcontractor and a registered specialist trade contractor shall observe the Codes of Conduct for Registered Subcontractor (Schedule 8 of the Rules and Procedures for the Primary Register of the Subcontractor Registration Scheme) (the “Codes of Conduct”). Failure to comply with the Codes of Conduct may result in regulatory actions taken by the Committee.

The circumstances pertaining to a registered subcontractor that may call for regulatory actions include, but are not limited to:

(a)     supply of false information when making an application for registration, renewal of registration or inclusion of additional trades;

(b)    failure to give timely notification of changes to the registration particulars;

(c)     serious violations of the registration rules and procedures;

(d)    convictions of senior management staff (including but not limited to proprietors, partners or directors) for bribery or corruption under the Prevention of Bribery Ordinance (Chapter 201 of the Laws of Hong Kong);

(e)     convictions for failure to pay wages on time to workers in accordance with the relevant provisions contained in the Employment Ordinance;

(f)     wilful misconducts that may bring the Subcontractor Registration Scheme (and since 1 April 2019, the Registered Specialist Trade Contractors Scheme) into serious disrepute;

(g)    civil awards/judgments in connection with the violation of or convictions under the relevant sections of the Mandatory Provident Fund Schemes Ordinance;

(h)    convictions under the Factories and Industrial Undertakings Ordinance or Occupational Safety and Health Ordinance in relation to serious construction site safety incidents resulting in one or more of the following consequence: (i) loss of life; or (ii) serious bodily injury resulting in loss or amputation of a limb or had caused or was likely to cause permanent total disability

(i)     conviction of five or more offences under the Factories and Industrial Undertakings Ordinance and/or Occupational Safety and Health Ordinance each arising out of separate incidents in any six months period (according to the date of committing the offence but not the date of conviction), committed by the Registered Subcontractor at each of a construction site under a contract;

(j)     convictions for employment of illegal worker under the Immigration Ordinance; or

(k)    late payment of workers’ wages and/or late payment of contribution under the Mandatory Provident Fund Schemes Ordinance over ten days with solid proof of such late payment of wages and/or contribution.

The circumstances that may lead to regulatory actions be taken against a registered specialist trade contractor include, but are not limited to (a) a petition for winding-up or bankruptcy has been filed against the registered specialist trade contractor or other financial problems; (b) registered specialist trade contractor’s failure to answer queries or provide information relevant to the registration within the prescribed time specified by the committee of the Construction Industry Council; (c) misconduct or suspected misconduct of the registered specialist trade contractor; (d) court conviction or violation of any law by the registered specialist trade contractor, including but not limited to the Factories and Industrial Undertakings Ordinance, Occupational Safety and Health Ordinance, Employment Ordinance, Mandatory Provident Fund Schemes Ordinance, Immigration Ordinance, Prevention of Bribery Ordinance, Construction Industry Council Ordinance, Construction Workers Registration Ordinance; (e) matters of public interest; (f) serious or suspected serious poor performance or other serious causes in any public or private sector works contract; and (g) the registered specialist trade contractor’s failure to comply with any provisions of the Rules and Procedures for the Registered Specialist Trade Contractors Scheme.

Regulatory actions

The Committee may instigate regulatory actions against a registered subcontractor by directing that: (a) written strong direction and/or warning be given to a registered subcontractor; (b) a registered subcontractor to submit an improvement plan with the contents as specified and within a specified period; (c) a registered subcontractor be suspended from registration for a specified duration; or (d) the registration of a registered subcontractor be revoked. The Committee may instigate regulatory actions against a registered specialist trade contractor by directing that: (a) written warning be given to the registered specialist trade contractor; (b) the registered specialist trade contractor be suspended from registration for a specified period; (c) the grouping of a registered specialist trade contractor be changed; or (d) the registration of the registered specialist trade contractor be revoked.

Others

Proposed Security of Payment Legislation (“SOPL”)

The Government has conducted a public consultation on the SOPL for the construction industry to promote fair payment and help main contractors, subcontractors, consultants, sub-consultants and suppliers to receive payment on time for work done and services provided, so as to improve payment practices and provide rapid dispute resolution.

The SOPL will, among others:

•        prohibit “pay when paid” and similar terms in contracts, which refer to provisions in contracts that make payment contingent or conditional on the operation of other contracts or agreements, meaning that payment is conditional on the payer receiving payment from a third party;

•        prohibit payment periods of more than 60 calendar days for interim payments and 120 calendar days for final payments;

•        enable parties who are entitled to progress payments under the terms of a contract covered by the SOPL to claim such payments as statutory payment claims, upon receipt of which the payer has 30 calendar days to serve a payment response, and parties who are entitled to payments under statutory payment claims will be entitled to pursue adjudication if the statutory payment claims are disputed or ignored; and

•        grant parties the right to suspend or reduce the rate of progress of works after either non-payment of an adjudicator’s decision or non-payment of amounts admitted as due.

All contracts and sub-contracts, whether in written or oral form, for (i) government works, under which the Government and specified public entities procure construction and maintenance activities or related services, materials or plant; and (ii) private sector works, under which private entities procure construction activities for new buildings (as defined in the Buildings Ordinance) with a main contract value of over HK$5 million or procure related services, material or plant or supply-only contracts with a contract value of over HK$500,000, will be governed by the SOPL. Where the main contract is covered by the SOPL, all subcontracts (irrespective of tier) will be covered by the SOPL regardless of value. The legislation will not apply to private sector construction works relating to new buildings with a main contract value of less than HK$5 million or related services, material or plant supply-only contracts with a contract value of less than HK$500,000.

The proposed legislation will not apply retrospectively but will apply only to contracts entered on or after a date to be set by or pursuant to the legislation.

The SOPL is designed to assist contractors throughout the contractual chain to ensure cash-flow and access to a swift dispute resolution process. However, there are still uncertainties on the final legislative framework to be submitted to the Legislative Council for consideration and approval.

The Government released a Technical Circular on the Implementation of the Spirit of Security of Payment Legislation in Public Works Contracts (the “Technical Circular”) in October 2021. The Technical Circular sets out the policy on the implementation of the spirit of the SOPL in public works contracts with a view to facilitating timely processing of contract payments and providing an interim mechanism for speedy resolution of payment disputes before the enactment of the SOPL. The scope of contracts covered by the Technical Circular includes public works contracts, term contracts and related subcontracts tendered (i) on or after December 31, 2021, for tenders to be invited from Group B or Group C contractors on the List of Approved Contractors for Public Works; and (ii) on or after April 1, 2022, for tenders to be invited from other contractors on the List of Approved Contractors for Public Works or the List of Approved Suppliers of Materials and Specialist Contractors for Public Works.

The implementation date of the proposed SOPL has not been announced, and therefore does not affect our Operating Subsidiary.

MANAGEMENT

Directors and Executive officers	Age	Position
Mr. Chan Sum Yuen	35	Chief Executive Officer, Director, Chairman of the Board
Mr. But Kar Lin Marco	31	Director, Chief Financial Officer
Mr. Au Pak Lun Patrick*	38	Independent Director Appointee
Professor Ng Wang Wai Charles*	62	Independent Director Appointee
Mr. Mak Chung Pan*	36	Independent Director Appointee

____________

*        Has agreed to act as our independent director upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part.

Mr. Chan Sum Yuen (“Mr. Chan”) is our chief executive officer and has served as the chairman of the board of directors since October 2024. Mr. Chan is the founder member of our Operating Subsidiary and he has served as the director of our Operating Subsidiary since its inception in April 2015. Mr. Chan is responsible for the overall management, formulation of business strategies, project management and day-to-day management of the operations of our Group. Mr. Chan has over 10 years of experience in the construction industry in Hong Kong. Prior to the formation of our Operating Subsidiary, Mr. Chan worked as a project manager and assistant project manager at Tung Lee Engineering Co. from September 2011 to January 2025. Mr. Chan is a chartered engineer of the Engineering Council and also a member of the Institution of Civil Engineers. Mr. Chan received a Master of Science in Civil Infrastructure Engineering and Management from The Hong Kong University of Science and Technology in 2020, a Master of Business Administration from The Hong Kong Polytechnic University in 2019, a Bachelor of Science in Quantity Surveying from the Heriot-Watt University in 2014 and a Bachelor of Science in Mathematics from Monash University in 2011. Mr. Chan is the son of Mr. Chan Chi Keung (“Mr. CK Chan”), who is the sole owner of Tung Lee Engineering Co., the co-owner of Tung Lee Engineering Development Limited (co-owned with Mr. Chan, each holding 50% ownership) and Tung Lee-CCCC-FHDI Joint Venture (jointly established with CCCC-FHDI Engineering Co., Ltd, an independent third party). Mr. CK Chan is a related party by virtue of his status as immediate family member of Mr. Chan and as such, each of Tung Lee Engineering Co., Tung Lee Engineering Development Limited and Tung Lee-CCCC-FHDI Joint Venture, which we have dealings with, are also considered as related parties.

Mr. But Kar Lin Marco (“Mr. But”) is our chief financial officer and has served as our director since December 2024. Mr. But also served as the finance manager of our Operating Subsidiary since February 2024. Mr. But is responsible for overseeing the overall financial operation of our Operating Subsidiary, including, but not limited to, budgeting and financial reporting. Mr. But has over 9 years of experience in the field of auditing, accounting and financial management. Mr. But has assumed senior positions at numerous accounting firms as well as financial institution in Hong Kong, including one of the big four international accounting firms in Hong Kong. Mr. But obtained a Bachelor of Business Administration Majoring in Professional Accounting and Information Systems from The Hong Kong University of Science and Technology in 2015. Mr. But is a fellow member of the Hong Kong Institute of Certified Public Accountants.

Mr. Au Pak Lun Patrick (“Mr. Au”) will serve as our independent director upon effectiveness of our registration statement on Form F-1 of which this prospectus is a part, and will be a chairman of the audit committee and a member of the compensation committee and the nominating and corporate governance committee of UPT. Mr. Au has 15 years of experience in global corporate structuring solutions for listed companies, mergers and acquisitions, venture capital, family offices, offshore funds, trust, finance and treasury. Mr. Au has served as a director of MANC Family Office Limited since April 8, 2021 and a director of MMPC World Limited since April 8, 2021. Mr. Au had served as the executive director of QMMM Holdings Limited, a company listed on NASDAQ (NASDAQ: QMMM) from March 31, 2023 to February 14, 2025, and the chief financial officer of ManyMany Creations Limited, the operational subsidiary of QMMM Holdings Limited, from December 1, 2023 to February 14, 2025. In addition, Mr. Au was previously the chief executive officer and director of MSB Global Capital Corp., a company listed on the OTC Markets Group, Inc. (OTC: MSBM), from June 22, 2021 to August 26, 2022, and the vice president of GreenPro Holding Limited, a subsidiary of Greenpro Capital Corp the shares of which are listed on NASDAQ (NASDAQ: GRNQ). Mr. Au has also previously assumed various positions in companies listed on the Stock Exchange of Hong Kong including, but not limited to, serving as the executive director of Lapco Holdings Limited, a company listed on GEM of the Stock Exchange of Hong Kong Limited (stock code: 8472) from May 12, 2023 to Aug 29, 2024, and serving as the joint company secretary of CROSSTEC Group Holdings Limited, a company listed on the Main Board of the Stock Exchange of Hong Kong Limited (stock code: 3893) from October 11, 2022 to September 4, 2024. Mr. Au obtained a master degree of corporate governance from the Hong Kong Polytechnic University in September 2020. Mr. Au

is a member of the Hong Kong Institute of Certified Public Accountants, a member of the Institute of Chartered Accountants in England and Wales, a member of The Hong Kong Chartered Governance Institute and a member of The Chartered Governance Institute of Chartered Governance Professional.

Professor Ng Wang Wai Charles (“Professor Ng”) will serve as our independent director upon effectiveness of our registration statement on Form F-1 of which this prospectus is a part, and will be a chairman of the compensation committee and a member of the audit committee and nominating and corporate governance committee of UPT. Professor Ng is the Vice-President of the Hong Kong University of Science and Technology (Guangzhou), where he oversees graduate studies and central research facilities. He also serves as the Dean of the HKUST Fok Ying Tung Graduate School and holds the position of CLP Holdings Professor of Sustainability and Chair Professor in the Department of Civil and Environmental Engineering at HKUST. Professor Ng earned his PhD from the University of Bristol in 1993 and completed post-doctoral research at Churchill College before joining HKUST as an Assistant Professor in 1995, becoming a Chair Professor in 2011. Professor Ng is recognized as a global authority in unsaturated soil mechanics and eco-geotechnical engineering and has received numerous awards, including the Geneva Invention Award and the National Natural Science Award in China. Professor Ng has also been serving as an independent non-executive director of Niche-Tech Semiconductor Materials Limited, a company listed on GEM of the Stock Exchange of Hong Kong Limited (stock code 8490), since May 8, 2018 and has been serving as the chief executive officer of Terragreen Limited, a Hong Kong incorporated company focused in the development of environmentally friendly bricks, since June 10, 2022.

Mr. Mak Chung Pan (“Mr. Mak”) will serve as our independent director upon effectiveness of our registration statement on Form F-1 of which this prospectus is a part, and will be a chairman of the nominating and corporate governance committee and a member of the audit committee and nominating and corporate governance committee of UPT. Mr. Mak has been the director of Artisan Concept (Workshop) Company Limited, a company engaged in interior design works and furniture manufacturing in Hong Kong, since April 25, 2019. Mr. Mak obtained a Bachelor of Education with Honours from the Hong Kong Education University in 2013 and a Professional Diploma in Construction Project Management from The University of Hong Kong School of Professional and Continuing Education in 2014. Mr. Mak is also a member of the Tuen Mun Southwest Area of Home Affairs Department of Hong Kong.

Family Relationships

Save as disclosed above, none of our directors or executive officers have a family relationship as defined in Item 401 of Regulation S-K.

Employment Agreements and Indemnification Agreements

We intend to enter into employment agreements with each of our executive officers that will become effective upon the completion of this offering. Under these agreements, each of our executive officers will be employed for a specified time period — typically for one year. We may terminate employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. We may also terminate an executive officer’s employment without cause upon 30 days’ advance written notice. In such case of termination by us, we will provide severance payments to the executive officer as expressly required by applicable law of the jurisdiction where the executive officer is based. The executive officer may resign at any time with 30 days’ advance written notice.

Each executive officer has agreed to hold, at all times during and after the termination or expiry of his or her employment agreement, in strict confidence and not to use, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law, any of our confidential information, or the confidential or proprietary information disclosed to the executive officer by or obtained by the executive officer from us either directly or indirectly in writing, orally, or otherwise, if specifically indicated to be confidential or reasonably expected to be confidential.

We intend to enter into agreements with all directors whose service will begin upon the effectiveness of the registration statement of which this prospectus forms a part. Pursuant to the agreements, each director has agreed to attend and participate in such number of meetings of the Board of Directors and of the committees of which he or she may become a member as regularly or specially called and will agree to serve as a director for a year and be up for re-election each year at our annual shareholder meeting. The directors’ services will be compensated by cash under the agreement in an amount determined by the board of directors.

We intend to enter into indemnification agreements with each of our executive directors and executive officers. Under these agreements, we agree to indemnify them against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of our Company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors

The board of directors will consist of five directors, comprising two executive directors and three independent directors, upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part. A director is not required to hold any shares in our Company to qualify to serve as a director. Subject to making appropriate disclosures to the board of directors in accordance with our Amended and Restated Memorandum and Articles, a director may vote with respect to any contract, proposed contract, or arrangement in which he or she is interested; in voting in respect to any such matter, such director should take into account his or her directors duties. A director may exercise all the powers of the company to borrow money; mortgage its business, property, and uncalled capital; and issue debentures or other securities whenever money is borrowed or as security for any obligation of the Company or of any third party.

Board Diversity

We seek to achieve board diversity through the consideration of a number of factors when selecting the candidates to our board of directors, including, but not limited to, gender, skills, age, professional experience, knowledge, cultural, education background, ethnicity, and length of service. The ultimate decision of the appointment will be based on merit and the contribution that the selected candidates will bring to our board of directors.

Our directors have a balanced mix of knowledge and skills. We will have three independent directors with different industry backgrounds, representing a majority of the members of our board of directors. Our board of directors is well balanced and diversified in alignment with our business development and strategy.

Committees of the Board of Directors

We have to establish an audit committee, a compensation committee, and a nominating and corporate governance committee under the board of directors and have adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee

Concurrent with the listing of the Shares on Nasdaq, our audit committee will consist of Mr. Au, Professor Ng and Mr. Mak, and will be chaired by Mr. Au. We have determined that each of these three director nominees satisfies the “independence” requirements of the Nasdaq listing rules and meets the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Mr. Au qualifies as an “audit committee financial expert.” The audit committee will oversee our accounting and financial reporting processes and the audits of our financial statements. The audit committee will be responsible for, among other things:

•        selecting the independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;

•        reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s responses;

•        reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

•        discussing the annual audited financial statements with management and the independent registered public accounting firm;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;

•        annually reviewing and reassessing the adequacy of our audit committee charter;

•        meeting separately and periodically with management and the independent registered public accounting firm;

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance; and

•        reporting regularly to the board of directors.

Compensation Committee

Concurrent with the listing of the Shares on Nasdaq, our compensation committee will consist of Mr. Au, Professor Ng and Mr. Mak, and will be chaired by Professor Ng. We have determined that each of these directors satisfies the “independence” requirements of the Nasdaq listing rules. The compensation committee assists the board of directors in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our Chief Executive Officer may not be present at any committee meeting during which their compensation is deliberated upon. The compensation committee will be responsible for, among other things:

•        reviewing and approving, or recommending to the board of directors for its approval, the compensation for our Chief Executive Officer and other executive officers;

•        reviewing and recommending to the board of directors for determination with respect to the compensation of our non-employee directors;

•        reviewing periodically and approving any incentive compensation or equity plans, programs, or other similar arrangements; and

•        selecting a compensation consultant, legal counsel, or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating and Corporate Governance Committee

Concurrent with the listing of the Shares on Nasdaq, our nominating and corporate governance committee will consist of Mr. Au, Professor Ng and Mr. Mak, and will be chaired by Mr. Mak. We have determined that each of these directors satisfies the “independence” requirements of the Nasdaq listing rules. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board of directors and its committees. The nominating and corporate governance committee will be responsible for, among other things:

•        recommending nominees to the board of directors for election or re-election to the board of directors or for appointment to fill any vacancy on the board of directors;

•        reviewing annually with the board of directors the current composition of the board of directors in regard to characteristics such as independence, knowledge, skills, experience, expertise, diversity, and availability of service to us;

•        selecting and recommending to the board of directors the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself;

•        developing and reviewing the corporate governance principles adopted by the board of directors and advising the board of directors with respect to significant developments in the law, practice of corporate governance, and our compliance with such laws and practices; and

•        evaluating the performance and effectiveness of the board of directors as a whole.

Board Oversight of Cybersecurity Risks

The board of directors plays an active role in monitoring cybersecurity risks and is committed to the prevention, timely detection, and mitigation of the effects of any such incidents on our operations. In addition to regular reports from each of the board’s committees, the board receives regular reports from our management on material cybersecurity risks and the degree of our exposure to those risks, including in connection with our clients, service suppliers and other service providers. While the board of directors oversees our cybersecurity risk management, management is responsible for day-to-day risk management processes. Management also works with third party service providers, i.e., software companies who provide software and antivirus support to the Company to ensure appropriate controls are in place and to regularly monitor network activities. We believe this division of responsibilities is the most effective approach for addressing our cybersecurity risks and that our board leadership structure supports this approach.

Foreign Private Issuer Exemption

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

•        Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, from providing current reports on Form 8-K disclosing significant events within four days of their occurrence, and from the disclosure requirements of Regulation FD.

•        Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

•        Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640), and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Duties of Directors

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association as may be amended from time to time. Our Company has a right to seek damages against any director who breaches a duty owed to us.

The functions and powers of our Board of Directors include, among others:

•        convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;

•        declaring dividends and distributions;

•        appointing officers and determining the term of office of officers; and

•        exercising the borrowing powers of our Company and mortgaging the property of our Company.

Terms of Directors and Officers

Our officers are elected by and serve at the discretion of the board of directors. Our directors are not subject to a term of office and hold office until their resignation, death or incapacity, or until their respective successors have been elected and qualified or until his or her office is otherwise vacated in accordance with our amended and restated articles of association.

A director will also be removed from office automatically if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors, (ii) dies or is found to be or becomes of unsound mind, (iii) resigns his office by notice in writing, (iv) without special leave of absence from our board of directors, is absent from meetings of our board of directors for a continuous period of six months, or (v) is removed from office pursuant to any other provisions of our Amended and Restated Memorandum and Articles.

Interested Transactions

Interested director transactions are governed by the terms of a company’s Amended and Restated Memorandum and Articles.

A director may, subject to any separate requirement for audit committee approval under applicable law, the Amended and Restated Memorandum and Articles or the Nasdaq listing rules, or disqualification by the chairman of the relevant board meeting, vote in respect of certain contract or transaction in which he or she is interested, provided that the nature of the interest of any directors in such contract or transaction is disclosed by him or her at or prior to its consideration and any vote in that matter.

Limitation on Liability and Other Indemnification Matters

Cayman Islands law allows us to indemnify our directors, officers and auditors acting in relation to any of our affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as our directors, officers and auditors.

Under our Amended and Restated Memorandum and Articles to be adopted upon the closing of this offering, we may indemnify our directors and officers to, among other persons, our directors and officers from and against all actions, costs, charges, losses, damages and expenses which they or any of them may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own fraud or dishonesty.

Compensation of Directors and Executive Officers

For so long as we qualify as a foreign private issuer, we are not required to comply with the proxy rules applicable to U.S. domestic companies, including the requirement applicable to emerging growth companies to disclose the compensation of our executive officers on an individual, rather than an aggregate, basis. For the fiscal years ended March 31, 2025, 2024 and 2023, we paid an aggregate of HK$1,500,800 (approximately US$193,494), HK$315,862 (approximately US$40,381) and HK$240,000 (approximately US$30,675), respectively, in cash (including salaries and mandatory provident fund) to our directors and executive officers. The Operating Subsidiary is required by law to contribute amounts equal to certain percentages of each employee’s salary for his or her mandatory provident fund. We have not made any agreements with our directors or executive officers to provide benefits upon termination of employment. We do not have a share incentive program to provide for grants of awards to our directors and executive officers. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our executive officers and directors.

Equity Compensation Plan Information

We have not adopted any equity compensation plans.

Outstanding Equity Awards at Fiscal Year-End

As of March 31, 2025 and 2024, we had no outstanding equity awards.

RELATED-PARTY TRANSACTIONS

Before the completion of this offering, we intend to adopt an audit committee charter, which will require the committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the audit committee.

Set forth below are the related party transactions of our company that occurred during the past three fiscal years up to the date of this prospectus.

List of Related Parties

Name of Related Party	Background
Mr. Chan Sum Yuen	Chief Executive Officer, Chairman of the Board, Director, the Controlling Shareholder
Tung Lee Engineering Co. (“TLEC”)	A sole proprietorship registered in Hong Kong and wholly owned and managed by Mr. Chan Chi Keung, the father of our Controlling Shareholder
Tung Lee Engineering Development Limited (“TLEDL”)	A company incorporated in Hong Kong and jointly owned by our Controlling Shareholder (50%) and Mr. Chan Chi Keung (50%), the father of our Controlling Shareholder
Tung Lee-CCCC-FHDI Joint Venture (“TLCCC JV”)

An unincorporated joint venture in Hong Kong established by CCCC-FHDI Engineering Co., Ltd a company incorporated in the People’s Republic of China, an Independent Third Party, and Tung Lee Civil Engineering Limited, a company incorporated in Hong Kong and wholly owned by Mr. Chan Chi Keung, the father of our Controlling Shareholder

Wang Chiu Construction Consultant Limited (“WCCC”)	A company incorporated in Hong Kong wholly owned by our Controlling Shareholder.
Tung Lee Civil Engineering Limited (“TLCEL”)	A company incorporated in Hong Kong wholly owned by Mr. Chan Chi Keung, the father of our Controlling Shareholder.
Build King-Tung Lee Joint Venture (“BKTL JV”)

An unincorporated joint venture in Hong Kong established by Build King Construction Limited, a company incorporated in Hong Kong, an Independent Third Party, and Tung Lee Civil Engineering Limited, a company incorporated in Hong Kong and wholly owned by Mr. Chan Chi Keung, the father of our Controlling Shareholder.

Balances with related parties:

	As of March 31,
	2025	2024	2023
	USD	USD	USD
Net contract receivable from related parties:
TLEDL	1,294,890	656,664	114,153
TLEC	—	442,904	—
TLCCC JV	1,938,786	270,354	—
TLCEL	323,803	—	—
BKTL JV	66,308	—	—
Contract assets from related parties:
TLEC	—	10,482	155,712
TLCCC JV	2,303	475,536	—
TLCEL	81,243	—	—
BKTL JV	115,898	—	—
Retention receivable from a related party:
TLCCC JV	58,353	—	—
BKTL JV	8,160	—	—
Amounts due to related parties:
Mr. Chan	1,349	2,547	122,102
TLEC	—	—	82,025

Transactions with related parties:

1)      Due to related parties

As of March 31, 2025, 2024 and 2023, we had approximately US$1,349, US$2,547 and US$122,102, respectively, due to our Controlling Shareholder. We do not have any accounts due to our Controlling Shareholder as of the date of this prospectus.

As of March 31, 2025, 2024 and 2023, we had approximately US$Nil, US$Nil and US$82,025, respectively, due to TLEC. We do not have any accounts due to TLEC as of the date of this prospectus.

2)      Share transactions

On November 21, 2024, our Controlling Shareholder entered into a sale and purchase agreement with UPT and UPT BVI, pursuant to which our Controlling Shareholder transferred 1,000,000 ordinary shares in our Operating Subsidiary at a consideration of HK$1,000,000 to UPT BVI and received 13,490,000 Ordinary Shares issued and allotted by UPT. Upon completion of the aforesaid transactions, Pulse Success Limited, via its direct holding in UPT, became the ultimate holding company of our Operating Subsidiary.

3)      Services provided to related parties

a)      For the years ended March 31, 2025, 2024 and 2023, we recorded income of approximately US$1,320,730, US$1,285,281 and US$299,637, respectively, for soil and rock transportation services provided to TLEDL.

b)      For the year ended March 31, 2025, 2024 and 2023, we recorded income of approximately US$Nil, US$1,170,034 and US$156,089, respectively, for construction works performed for TLEC.

c)      For the years ended March 31, 2025, 2024 and 2023, we recorded income of approximately US$2,383,254, US$1,200,411 and US$0, respectively, for construction works performed for TLCCC JV.

d)      For the years ended March 31, 2025, 2024 and 2023, we recorded income of approximately US$1,602,733, US$Nil and US$Nil, respectively, for construction works performed for TLCEL.

e)      For the years ended March 31, 2025, 2024 and 2023, we recorded income of approximately US$480,026, US$Nil and US$Nil, respectively, for construction works performed for BKTL JV.

4)      Management fees provided to related parties

a)      For the years ended March 31, 2025, 2024 and 2023, we provided management fees of approximately US$6,930, US$13,786 and US$13,804, respectively, to TLEDL. The said management fees were paid pursuant to a management service contract entered into by and between our Operating Subsidiary and TLEDL. Under the management service contract, TLEDL agreed to allow our Operating Subsidiary to use its office address located at Room 1711, Tuen Mun Central Square, 22 Hoi Wing Road, Tuen Mun, New Territories, Hong Kong, as its registered office address in Hong Kong for a duration of three years, commencing from April 1, 2022, in exchange for service fees to be paid by our Operating Subsidiary, which is calculated at a rate of HK$9,000 per month. Our Operating Subsidiary has ceased to use TLEDL’s office address from October 1, 2024.

b)     For the years ended March 31, 2025, 2024 and 2023, we provided management fees of approximately US$25,325, US$334,720 and US$82,210, respectively, to TLEC pursuant to a management service contract entered into by and between our Operating Subsidiary and TLEC in April 2024 (the “Second Management Service Contract”) and April 2021 (the “First Management Service Contract”). Under the First Management Service Contract and the Second Management Service Contract, TLEC agreed to assign personnel employed by TLEC to assist our Operating Subsidiary in its daily operation by providing administrative and engineering support for a duration of three years commencing from April 1, 2021 and for a duration of three years commencing from April 1, 2024, respectively, in exchange for service fees to be paid by our Operating Subsidiary, which is calculated on a monthly basis based on the actual working days or working hours of the assigned personnel with reference to the assigned personnel’s salary. Such administrative and engineering support include, but is not limited to, payroll administration, preparation of expense reports, planning and management of construction works and preparation of project documents.

(c)     For the year ended March 31, 2025, we paid management fee of approximately US$285,596 to TLCEL pursuant to a management service contract entered into by and between our Operating Subsidiary and TLCEL in April 2024. Under the management service contract, TLCEL agreed to assign personnel employed by TLCEL to assist our Operating Subsidiary in its daily operation by providing administrative and engineering support for a duration of three years commencing from April 1, 2024, respectively, in exchange for service fees to be paid by our Operating Subsidiary, which is calculated on a monthly basis based on the actual working days or working hours of the assigned personnel with reference to the assigned personnel’s salary. Such administrative and engineering support include, but is not limited to, payroll administration, preparation of expense reports, planning and management of construction works and preparation of project documents.

5)      Rent fees under the Office Lease provided to related parties

The Office Lease was entered into on September 11, 2024, by the Operating Subsidiary and WCCC for a term of two (2) years commencing from October 1, 2024 to September 30, 2026. As such, for the years ended March 31, 2025, 2024 and 2023, we have paid US$11,549, US$Nil and US$Nil rental fees to WCCC.

Policies and Procedures for Related-Party Transactions

Our board of directors has created an audit committee in connection with this offering that will be tasked with review and approval of all related-party transactions.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Ordinary Shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of Ordinary Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our Ordinary Shares. The following table assumes that none of our officers, directors or 5% or greater beneficial owners of our Ordinary Shares will purchase shares in this offering. In addition, the following table assumes that the Over-Allotment Option has not been exercised. Holders of our Ordinary Shares are entitled to one (1) vote per share and vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

	Ordinary Shares beneficially owned prior to this offering		Ordinary Shares beneficially held immediately after this offering
Name of Beneficial Owner	Number of Ordinary Shares	Approximate percentage of outstanding Ordinary Shares	Number of Ordinary Shares	Approximate percentage of outstanding Ordinary Shares(4)
Directors, director nominees, and executive officers
Mr. Chan Sum Yuen(1)(3)	10,597,500	79%	10,597,500	71%
Mr. But Kar Lin Marco(1)	—	—	—	—
Mr. Au Pak Lun Patrick(1)(2)	—	—	—	—
Mr. Mak Chung Pan(1)(2)	—	—	—	—
Professor Ng Wang Wai Charles(1)(2)	—	—	—	—
5% or greater shareholders
Mr. Chan Sum Yuen(1)(3)	10,597,500	79%	10,597,500	71%
Pulse Success Limited(1)(3)	10,597,500	79%	10,597,500	71%

____________

(1)      Except as otherwise indicated below, the business address for our directors and executive officers is Room 22, 23/F, Tuen Mun Centre Square 22 Hoi Wing Road, Tuen Mun New Territories, Hong Kong.

(2)      Each of Mr. Au Pak Lun Patrick, Mr. Mak Chung Pan and Professor Ng Wang Wai Charles will serve as our director upon the effectiveness of our registration statement on Form F-1 of which this prospectus is a part.

(3)      Mr. Chan owns 100% of the equity interests in Pulse Success Limited. Pursuant to Section 13(d) of the Exchange Act and the rules promulgated thereunder, Mr. Chan may be deemed to have voting and investment power with respect to the 10,597,500 Ordinary Shares held by Pulse Success Limited. The registered address of Pulse Success Limited is situated at Keyway Chambers, 3rd Floor, Quastisky Building, Road Town, Tortola, British Virgin Islands.

(4)      Based on Ordinary Shares outstanding immediately after the completion of this offering, assuming the underwriter does not exercise the Over-Allotment Option.

As of the date of this prospectus, none of our outstanding Ordinary Shares are held by record holders in the United States. None of our major shareholders have different voting rights from other shareholders. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

DESCRIPTION OF SHARE CAPITAL

A copy of our Amended and Restated Memorandum and Articles is filed as an exhibit to the registration statement of which this prospectus is a part.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands and, upon completion of this offering, our affairs will be governed by our Amended and Restated Memorandum and Articles, the Companies Act and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$50,000 divided into 500,000,000 Ordinary Shares, par value US$0.0001 each.

As of the date immediately prior to this offering, 13,500,000 Ordinary Shares of par value US$0.0001 per share were issued, fully paid and outstanding. Upon completion of this offering, we will have 15,000,000 Ordinary Shares issued and outstanding, assuming the Underwriter does not elect to exercise their option to purchase additional Ordinary Shares from us.

Our Amended and Restated Memorandum and Articles

Assuming that we obtain the requisite shareholder approval, we will adopt our Amended and Restated Memorandum and Articles which will become effective and replace our current memorandum and articles of association in its entirety immediately prior to the completion of this offering. The following description of our share capital and provisions of our Amended and Restated Memorandum and Articles are summaries and do not purport to be complete.

Objectives of Our Company

Under our Amended and Restated Memorandum and Articles, the objects of our Company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Ordinary Shares

Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends

Subject to the Companies Act and our Articles of Association, our Company in general meeting may declare dividends in any currency to be paid to the members but no dividend shall be declared in excess of the amount recommended by our board of directors.

Except in so far as the rights attaching to, or the terms of issue of, any share may otherwise provide:

(i)     all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, although no amount paid up on a share in advance of calls shall for this purpose be treated as paid up on the share;

(ii)    all dividends shall be apportioned and paid pro rata in accordance with the amount paid up on the share suring any portion(s) of the period in respect of which the dividend is paid; and

(iii)   our board of directors may deduct from any dividend or other monies payable to any member all sums of money (if any) presently payable by him to our Company on account of calls, instalments or otherwise.

Where our board of directors or our Company in general meeting has resolved that a dividend should be paid or declared, our board of directors may resolve:

(aa)   that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up, provided that the members entitled to such dividend will be entitled to elect to receive such dividend (or part thereof) in cash in lieu of such allotment; or

(bb)  that the members entitled to such dividend will be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as our board of directors may think fit.

Upon the recommendation of our board of directors, our Company may by ordinary resolution in respect of any one particular dividend of our Company determine that it may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right to members to elect to receive such dividend in cash in lieu of such allotment.

Any dividend, bonus or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and shall be sent at the holder’s or joint holders’ risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to our Company. Any one of two or more joint holders may give effectual receipts for any dividends or other monies payable or property distributable in respect of the shares held by such joint holders.

Whenever our board of directors or our Company in general meeting has resolved that a dividend be paid or declared, our board of directors may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind.

Our board of directors may, if it thinks fit, receive from any member willing to advance the same, and either in money or money’s worth, all or any part of the money uncalled and unpaid or instalments payable upon any shares held by him, and in respect of all or any of the monies so advanced may pay interest at such rate (if any) not exceeding 20% per annum, as our board of directors may decide, but a payment in advance of a call shall not entitle the member to receive any dividend or to exercise any other rights or privileges as a member in respect of the share or the due portion of the shares upon which payment has been advanced by such member before it is called up.

All dividends, bonuses or other distributions unclaimed for one year after having been declared may be invested or otherwise used by our board of directors for the benefit of our Company until claimed and our Company shall not be constituted a trustee in respect thereof. All dividends, bonuses or other distributions unclaimed for six years after having been declared may be forfeited by our board of directors and, upon such forfeiture, shall revert to our Company.

No dividend or other monies payable by our Company on or in respect of any share shall bear interest against our Company.

Our Company may exercise the power to cease sending cheques for dividend entitlements or dividend warrants by post if such cheques or warrants remain uncashed on two consecutive occasions or after the first occasion on which such a cheque or warrant is returned undelivered.

Voting Rights

Subject to any special rights, restrictions or privileges as to voting for the time being attached to any class or classes of shares at any general meeting: (a) on a poll every member present in person or by proxy or, in the case of a member being a corporation, by our duly authorised representative shall have one vote for every share which is fully paid or credited as fully paid registered in his name in the register of members of our Company but so that no amount paid up or credited as paid up on a share in advance of calls or instalments is treated for this purpose as paid up on the share; and (b) on a show of hands every member who is present in person (or, in the case of a member being a corporation, by our duly authorised representative) or by proxy shall have one vote. Where more than one proxy is appointed by a member which is a Clearing House (as defined in the Articles) (or its nominee(s)) or a central depository house (or its nominee(s)), each such proxy shall have one vote on a show of hands. On a poll, a member entitled to more than one vote need not use all his votes or cast all the votes he does use in the same way.

Transfer of Ordinary Shares

Subject to the Companies Act and our Articles of Association, all transfers of shares shall be effected by an instrument of transfer in the usual or common form or in such other form as our board of directors may approve and may be under hand or, if the transferor or transferee is a Clearing House (as defined in the Articles) (or its nominee(s)) or a central depository house (or its nominee(s)), under hand or by machine imprinted signature, or by such other manner of execution as our board of directors may approve from time to time.

Execution of the instrument of transfer shall be by or on behalf of the transferor and the transferee, provided that our board of directors may dispense with the execution of the instrument of transfer by the transferor or transferee or accept mechanically executed transfers. The transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register of members of our Company in respect of that share.

Our board of directors may, in our absolute discretion, at any time and from time to time remove any share on the principal register to any branch register or any share on any branch register to the principal register or any other branch register. Unless our board of directors otherwise agrees, no shares on the principal register shall be removed to any branch register nor shall shares on any branch register be removed to the principal register or any other branch register. All removals and other documents of title shall be lodged for registration and registered, in the case of shares on any branch register, at the registered office and, in the case of shares on the principal register, at the place at which the principal register is located.

Our board of directors may, in our absolute discretion, decline to register a transfer of any share (not being a fully paid up share) to a person of whom it does not approve or on which our Company has a lien. It may also decline to register a transfer of any share issued under any share option scheme upon which a restriction on transfer subsists or a transfer of any share to more than four joint holders.

Our board of directors may decline to recognise any instrument of transfer unless a certain fee, up to such maximum sum as Nasdaq may determine to be payable, is paid to our Company, the instrument of transfer is properly stamped (if applicable), is in respect of only one class of share and is lodged at our registered office or the place at which the principal register is located accompanied by the relevant share certificate(s) and such other evidence as our board of directors may reasonably require is provided to show the right of the transferor to make the transfer (and if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do).

The registration of transfers of shares or of any class of shares may, after compliance with any notice requirement of Nasdaq, be suspended at such times and for such periods (not exceeding in the whole thirty days in any year) as our board of directors may determine.

Fully paid shares shall be free from any restriction on transfer (except when permitted by Nasdaq) and shall also be free from all liens.

Procedures on liquidation

Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares:

(i)     if our Company is wound up, the surplus assets remaining after payment to all creditors shall be divided among the members in proportion to the capital paid up on the shares held by them respectively; and

(ii)    if our Company is wound up and the surplus assets available for distribution among the members are insufficient to repay the whole of the paid-up capital, such assets shall be distributed, subject to the rights of any shares which may be issued on special terms and conditions, so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up on the shares held by them, respectively.

If our Company is wound up (whether the liquidation is voluntary or compelled by the court), the liquidator may, with the sanction of a special resolution and any other sanction required by the Companies Act, divide among the members in specie or kind the whole or any part of the assets of our Company, whether the assets consist of property of one kind or different kinds, and the liquidator may, for such purpose, set such value as he deems fair upon any one or more class or classes of property to be so divided and may determine how such division shall be carried out as between the members or different classes of members and the members within each class. The liquidator may, with the like sanction, vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator thinks fit, but so that no member shall be compelled to accept any shares or other property upon which there is a liability.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Subject to these Articles and to the terms of allotment, our board of directors may, from time to time, make such calls as it thinks fit upon the members in respect of any monies unpaid on the shares held by them respectively (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment of such shares made payable at fixed times. A call may be made payable either in one sum or by instalments. If the sum payable in respect of any call or instalment is not paid on or before the day appointed for payment thereof, the person or persons from whom the sum is due shall pay interest on the same at such rate not exceeding 20% per annum as our board of directors shall fix from the day appointed for payment to the time of actual payment, but our board of directors may waive payment of such interest wholly or in part. Our board of directors may, if it thinks fit, receive from any member willing to advance the same, either in money or money’s worth, all or any part of the money uncalled and unpaid or instalments payable upon any shares held by him, and in respect of all or any of the monies so advanced our Company may pay interest at such rate (if any) not exceeding 20% per annum as our board of directors may decide.

If a member fails to pay any call or instalment of a call on the day appointed for payment, our board of directors may, for so long as any part of the call or instalment remains unpaid, serve not less than 14 days’ notice on the member requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and which may still accrue up to the date of actual payment. The notice shall name a further day (not earlier than the expiration of 14 days from the date of the notice) on or before which the payment required by the notice is to be made, and shall also name the place where payment is to be made. The notice shall also state that, in the event of non-payment at or before the appointed time, the shares in respect of which the call was made will be liable to be forfeited.

If the requirements of any such notice are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of our board of directors to that effect. Such forfeiture will include all dividends and bonuses declared in respect of the forfeited share and not actually paid before the forfeiture.

A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but shall, nevertheless, remain liable to pay to our Company all monies which, at the date of forfeiture, were payable by him to our Company in respect of the shares together with (if our board of directors shall in our discretion so require) interest thereon from the date of forfeiture until payment at such rate not exceeding 20% per annum as our board of directors may prescribe.

Redemption of Ordinary Shares

Subject to the Companies Act, our Articles of Association, and, where applicable, the Nasdaq listing rules or any other law or so far as not prohibited by any law and subject to any rights conferred on the holders of any class of Shares, any power of our Company to purchase or otherwise acquire all or any of its own Shares (which expression as used in this Article includes redeemable Shares) be exercisable by our board of directors in such manner, upon such terms and subject to such conditions as it thinks fit.

Subject to the Companies Act, our Articles of Association, and to any special rights conferred on the holders of any Shares or attaching to any class of Shares, Shares may be issued on the terms that they may, at the option of our Company or the holders thereof, be liable to be redeemed on such terms and in such manner, including out of capital, as our board of directors may deem fit.

Variations of Rights of Shares

Subject to the Companies Act and without prejudice to our Articles of Association, if at any time the share capital of our Company is divided into different classes of shares, all or any of the special rights attached to any class of shares may (unless otherwise provided for by the terms of issue of the shares of that class) be varied, modified or abrogated with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. The provisions of the Articles relating to general meetings shall mutatis mutandis apply to every such separate general meeting, but so that the necessary quorum (whether at a separate general meeting or at its adjourned meeting) shall be not less than a person or persons together holding (or, in the case of a member being a corporation, by our duly authorized representative) or representing by proxy not less than one-third in nominal value of the issued shares of that class. Every holder of shares of the class shall be entitled on a poll to one vote for every such share held by him, and any holder of shares of the class present in person or by proxy may demand a poll.

Any special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

General Meetings of Shareholders

Our Company must hold an annual general meeting each fiscal year other than the fiscal year of our Company’s adoption of our Articles of Association.

Extraordinary general meetings may be convened on the requisition of one or more members holding, at the date of deposit of the requisition, not less than one tenth of the paid up capital of our Company having the right of voting at general meetings. Such requisition shall be made in writing to our board of directors or the secretary of our Company for the purpose of requiring an extraordinary general meeting to be called by our board of directors for the transaction of any business specified in such requisition. Such meeting shall be held within two months after the deposit of such requisition. If within 21 days of such deposit, our board of directors fails to proceed to convene such meeting, the requisitionist(s) himself (themselves) may do so in the same manner, and all reasonable expenses incurred by the requisitionist(s) as a result of the failure of our board of directors shall be reimbursed to the requisitionist(s) by our Company.

Every general meeting of our Company shall be called by at least 10 clear days’ notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and must specify the time, place and agenda of the meeting and particulars of the resolution(s) to be considered at that meeting and the general nature of that business.

Although a meeting of our Company may be called by shorter notice than as specified above, such meeting may be deemed to have been duly called if it is so agreed:

(i)     in the case of an annual general meeting, by all members of our Company entitled to attend and vote thereat; and

(ii)    in the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting holding not less than 95% of the total voting rights at the meetings of all our shareholders.

All business transacted at an extraordinary general meeting shall be deemed special business. All business shall also be deemed special business where it is transacted at an annual general meeting, with the exception of the election of Directors which shall be deemed ordinary business.

No business other than the appointment of a chairman of a meeting shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, and continues to be present until the conclusion of the meeting.

The quorum for a general meeting shall be two members entitled to vote and present in person (or in the case of a member being a corporation, by our duly authorised representative) or by proxy representing not less than one-third (1/3) in nominal value of the total issued voting shares in our Company throughout the meeting.

Inspection of Books and Records

Our shareholders have no general right to inspect or obtain copies of the register of members or corporate records of our company. They will, however, have such rights as may be set out in our Articles of Association.

Changes in Capital

Subject to the Companies Act, our shareholders may, by ordinary resolution:

(a)     increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)    consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)     sub-divide our shares or any of them into our shares of smaller amount than is fixed by our Company’s Memorandum of Association, so, however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced our shares shall be the same as it was in case of the share from which the reduced our shares is derived;

(d)    cancel any shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled; and

(e)     convert all or any of our paid up shares into stock, and reconvert that stock into paid up shares of any denomination.

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce our share capital or any capital redemption reserve in any way.

Certain Cayman Islands Company Considerations

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•        an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies in the Cayman Islands;

•        an exempted company’s register of members is not open to inspection;

•        an exempted company does not have to hold an annual general meeting;

•        an exempted company may issue no par value, negotiable or bearer shares;

•        an exempted company may obtain an undertaking against the imposition of any future taxation;

•        an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        an exempted company may register as a limited duration company; and

•        an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Differences in Corporate Law

The Companies Act is modeled after that of England and Wales but does not follow recent statutory enactments in England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

This discussion does not purport to be a complete statement of the rights of holders of our Ordinary Shares under applicable law in the Cayman Islands or the rights of holders of the common stock of a typical corporation under applicable Delaware law.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a statement setting out the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•        the statutory provisions as to the required majority vote have been met;

•        the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•        the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of ninety percent (90%) of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

•        a company acts or proposes to act illegally or ultra vires;

•        the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•        those who control the company are perpetrating a “fraud on the minority”.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provide that that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Act for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our Memorandum and Articles of Association. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Act, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our Articles of Association provide that any action required or permitted to be taken at general meetings of our Company may only be taken upon the vote of shareholders at general meeting and shareholders may approve corporate matters by way of a unanimous written resolution without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Act, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with rights to requisition a general meeting nor any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Articles of Association allow any one or more of our shareholders who together hold shares which carry in aggregate not less than one tenth of the paid up capital of our company having the right of voting at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our Articles of Association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Act, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Articles of Association, directors may be removed by an ordinary resolution of our shareholders.

Transactions with Interested Shareholders

The Delaware General Corporation Act contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Act, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our Articles of Association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Act, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Articles of Association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Act, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our Memorandum and Articles of Association may only be amended by a special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Anti-money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering (Amendment) Regulations of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

•        the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

•        the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

•        the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands — Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in our Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you believe your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Cayman Islands Economic Substance

The Cayman Islands enacted the ES Act together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. Under the ES Act, if a company is considered to be a “relevant entity” and is conducting one or more of the nine “relevant activities” then that company will be required to comply with the economic substance requirements in relation to the relevant activity from 1 July 2019. All companies whether a relevant entity or not is required to file an annual report in the Cayman Islands with the Companies Registry confirming whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

Listing

We have applied to have the Shares listed on the Nasdaq Capital Market under the symbol “UPX.” We cannot guarantee that we will be successful in listing our Ordinary Shares on the Nasdaq Capital Market; however, we will not complete this offering unless we are listed on the Nasdaq Stock Market.

Transfer Agent

The transfer agent of our Ordinary Shares is Vstock Transfer, LLC located at 18 Lafeyette Place, Woodmere, New York 11593.

History of Securities Issuance

Securities/Purchaser	Date of Issuance	Number of Securities		Consideration
Ordinary Shares
Quality Corporate Services Ltd.(1)	October 3, 2024	10,000	(1)	USD 1.00	(1)
Pulse Success Limited(2)	November 21, 2024	13,490,000		USD 1,349

____________

(1)      Retroactively adjusted to reflect the share split of our Ordinary Shares which occurred on October 25, 2024, pursuant to which every issued and unissued Ordinary Share was subdivided into ten thousand (10,000) Ordinary Shares.

(2)      On October 3, 2024, Quality Corporate Services Ltd. transferred 1 Ordinary Share (which were subsequently subdivided into 10,000 Ordinary Shares after the share split which occurred on October 25, 2024) to Pulse Success Limited, a company incorporated in the BVI with limited liability and wholly owned by Mr. Chan, our Controlling Shareholder.

(3)     Pulse Success Limited, a company incorporated in the BVI with limited liability, is wholly owned by Mr. Chan, our Controlling Shareholder. On December 18, 2024, Pulse Success Limited sold 661,500 Ordinary Shares to each of Outback View Limited and Verve Leader Limited at a total consideration of HK$2,037,420 (approximately US$261,208). On December 18, 2024, Pulse Success Limited sold 594,000 Ordinary Shares to each of Glory Frontier Holdings Limited and Gentle Pine Investment Limited at a total consideration of HK$1,829,520 (approximately US$234,554). On December 18, 2024, Pulse Success Limited sold 391,500 Ordinary Shares to Velvet Aura Limited at a total consideration of HK$602,910 (approximately US$77,296).

SHARES ELIGIBLE FOR FUTURE SALE

Before this offering, there was no established public market for our Ordinary Shares, and while we intend to apply for approval to have the Shares listed on the Nasdaq Capital Market, we cannot assure you that a liquid trading market for the Ordinary Shares will develop or be sustained after this offering. Future sales of substantial amounts of our Ordinary Shares in the public markets after this offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Ordinary Shares currently outstanding will be available for sale immediately after this offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our Ordinary Shares, including Ordinary Shares issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our Ordinary Shares and our ability to raise equity capital in the future.

Upon the Closing Date, we will have 15,000,000 outstanding Ordinary Shares, assuming no exercise of the underwriters’ Over-Allotment Option. Of that amount, 1,500,000 Ordinary Shares will be publicly held by investors participating in this offering, and 13,500,000 Ordinary Shares will be held by our existing shareholders, some of whom may be our affiliates as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an affiliate of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer.

All of the Ordinary Shares sold in this offering will be freely transferable by persons other than our affiliates in the United States without restriction or further registration under the Securities Act. Ordinary Shares purchased by one of our affiliates may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

The Ordinary Shares issued and outstanding prior to this offering are restricted securities, as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Rule 144

In general, persons who have beneficially owned restricted Ordinary Shares for at least six months, and any affiliate of the Company who owns either restricted or unrestricted securities, are entitled to sell their securities without registration with the SEC under an exemption from registration provided by Rule 144 under the Securities Act.

Non-Affiliates

Any person who is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a seller may sell an unlimited number of restricted securities under Rule 144 if:

•        the restricted securities have been held for at least six months, including the holding period of any prior owner other than one of our affiliates;

•        we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale; and

•        we are current in our Exchange Act reporting at the time of sale.

Any person who is not deemed to have been an affiliate of ours at the time of, or at any time during the three months preceding, a sale and has held the restricted securities for at least one year, including the holding period of any prior owner other than one of our affiliates, will be entitled to sell an unlimited number of restricted securities without regard to the length of time we have been subject to Exchange Act periodic reporting or whether we are current in our Exchange Act reporting.

Affiliates

Persons seeking to sell restricted securities who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to the restrictions described above. They are also subject to additional restrictions, by which such person would be required to comply with the manner of sale and notice provisions of Rule 144 and would be entitled to sell within any three months period only that number of securities that does not exceed the greater of either of the following:

•        1% of the number of Ordinary Shares then outstanding, which will equal approximately Ordinary Shares immediately after the Closing Date based on the number of Ordinary Shares outstanding as of March 31, 2023; or

•        the average weekly trading volume of our Ordinary Shares in the form of Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Additionally, persons who are our affiliates at the time of, or any time during the three months preceding, a sale may sell unrestricted securities under the requirements of Rule 144 described above, without regard to the six months holding period of Rule 144, which does not apply to sales of unrestricted securities.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. If any of our employees, executive officers, or directors purchase shares under a written compensatory plan or contract, they may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares would be required to wait until 90 days after the date of this prospectus before selling any such shares. However, the Rule 701 shares would remain subject to lock-up arrangements as described below and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates, or anyone acting on their behalf. Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. We are not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates by virtue of their status as our officer or director of may resell their restricted shares in an “offshore transaction” under Regulation S if:

•        none of the shareholder, its affiliate, nor any person acting on their behalf engages in directed selling efforts in the United States, and

•        in the case of a sale of our restricted shares by an officer or director who is our affiliate solely by virtue of holding such position, no selling commission, fee, or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

Additional restrictions are applicable to a holder of our restricted shares who will be our affiliate other than by virtue of his or her status as our officer or director.

Lock-up Agreements

Each of our officers, directors, and holders of more than 5% of the Company’s securities (including warrants, options, convertible securities, and Ordinary Shares) have agreed with the Underwriters not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, lend, or otherwise to transfer or dispose of, directly or indirectly, any Ordinary Shares, or other securities convertible into or exercisable or exchangeable for Ordinary Shares for a period of six (6) months from the effective date of the registration statement of which this prospectus forms a part without the prior written consent of the Representative. See “Underwriting.”

MATERIAL INCOME TAX CONSIDERATIONS

The following summary of the material Cayman Islands, Hong Kong and U.S. federal income tax consequences of an investment in the Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the Shares, such as the tax consequences under state, local and other tax laws. The discussion is not intended to be, nor should it be construed as, legal or tax advice to any particular prospective purchaser. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Appleby, our Cayman Islands counsel. To the extent that the discussion relates to matters of Hong Kong tax law, it represents the opinion of CFN Lawyers, our Hong Kong counsel. To the extent that the discussion relates to matters of U.S. Federal Income Taxation, it represents the opinion of CFN Lawyers LLC, our U.S. counsel.

Cayman Islands Taxation

The disclosure relating to tax consequences under Cayman Islands law is the opinion of Appleby, our counsel as to Cayman Islands law.

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation, and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our Company levied by the Government of the Cayman Islands save for certain stamp duties which may be applicable, from time to time, on certain instruments.

No stamp duty is payable in the Cayman Islands on transfer of shares of Cayman Islands companies except for those which hold interests in land in the Cayman Islands. There are no exchange control regulations or currency restrictions in effect in the Cayman Islands.

Hong Kong Profits Taxation

Our subsidiary incorporated in Hong Kong was subject to 16.5% Hong Kong profits tax on their taxable income assessable profits generated from operations arising in or derived from Hong Kong for the year of assessment of 2023/2024 and 2022/2023. As from year of assessment of 2020/2021 onwards, Hong Kong profits tax rates are 8.25% on assessable profits up to HK$2,000,000 and 16.5% on any part of assessable profits over HK$2,000,000. Under Hong Kong tax laws, our Hong Kong subsidiary is exempted from Hong Kong income profits tax on its foreign-derived income profits. In addition, payments of dividends from our Hong Kong subsidiary to us are not subject to any tax withholding in Hong Kong.

Certain Mainland China Tax Laws and Regulations Considerations

The Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Prevention of Fiscal Evasion with Respect to Taxes on Income (“Double Tax Avoidance Arrangement”)

The National People’s Congress of the PRC enacted the Enterprise Income Tax Law, which became effective on January 1, 2008 and last amended on December 29, 2018. According to Enterprise Income Tax Law and the Regulation on the Implementation of the Enterprise Income Tax Law, or the Implementing Rules, which became effective on January 1, 2008 and further amended on April 23, 2019, dividends generated after January 1, 2008 and payable by a foreign-invested enterprise in Mainland China to its foreign enterprise investors are subject to a 10% withholding tax, unless any such foreign enterprise investor’s jurisdiction of incorporation has a tax treaty with the PRC that provides for a preferential withholding arrangement. According to the Notice of the SAT on Negotiated Reduction of Dividends and Interest Rates issued on January 29, 2008, revised on February 29, 2008, and the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Prevention of Fiscal Evasion with Respect to Taxes on Income, or Double Tax Avoidance Arrangement, the withholding tax rate in respect of the payment of dividends by a Mainland China enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the Mainland China enterprise and certain other conditions are met, including: (i) the Hong Kong enterprise must directly own the required percentage of equity interests and voting rights in the Mainland China resident enterprise; and (ii) the Hong Kong enterprise must have directly owned such required percentage in the Mainland China resident enterprise throughout the 12 months prior to receiving the dividends. However, based on the Circular on Certain Issues with Respect to the

Enforcement of Dividend Provisions in Tax Treaties issued on February 20, 2009 by the SAT, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such Mainland China tax authorities may adjust the preferential tax treatment; and based on the Announcement on Certain Issues with Respect to the “Beneficial Owner” in Tax Treaties issued by the SAT on February 3, 2018 and effective from April 1, 2018, if an applicant’s business activities do not constitute substantive business activities, it could result in the negative determination of the applicant’s status as a “beneficial owner”, and consequently, the applicant could be precluded from enjoying the above-mentioned reduced income tax rate of 5% under the Double Tax Avoidance Arrangement.

We conduct our operations solely in Hong Kong through the Operating Subsidiary incorporated in Hong Kong, without any operation, subsidiary or VIE structure in Mainland China. None of our subsidiaries directly or indirectly holds any interests in any enterprises in Mainland China, and all of our revenues and profits are generated by the Operating Subsidiary in Hong Kong. We believe that, neither the Company, nor its subsidiaries, are subject to Enterprise Income Tax Law, Double Tax Avoidance Arrangement or any Mainland Chinese taxation law and regulations, nor these law and regulations have any impact on our business, operations or this offering.

Enterprise Income Tax Law

The Enterprise Income Tax Law and the Implementing Rules impose a uniform 25% enterprise income tax rate to both foreign invested enterprises and domestic enterprises in Mainland China, except where tax incentives are granted to special industries and projects. Under the Enterprise Income Tax Law, an enterprise established outside PRC with “de facto management bodies” within Mainland China is considered a “resident enterprise” for Mainland China enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. The Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies promulgated by the SAT and last amended on December 29, 2017 and the Announcement of the State Administration of Taxation on Issues concerning the Determination of Resident Enterprises Based on the Standards of Actual Management Institutions promulgated by the SAT on January 29, 2014 set out the standards used to classify certain Chinese invested enterprises controlled by Mainland China enterprises or Mainland China enterprise groups and established outside of China as “resident enterprises”, which also clarified that dividends and other income paid by such Mainland China “resident enterprises” will be considered Mainland China source income and subject to Mainland China withholding tax, currently at a rate of 10%, when paid to non-Mainland China enterprise shareholders. This notice also subjects such Mainland China “resident enterprises” to various reporting requirements with the Mainland China tax authorities. Under the Implementing Rules, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise.

On October 17, 2017, the SAT issued the Bulletin on Issues Concerning the Withholding of Non-PRC Resident Enterprise Income Tax at Source, or Bulletin 37, which replaced the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, issued by the SAT, on December 10, 2009, and partially replaced and supplemented by the rules under the Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or Bulletin 7, issued by the SAT, on February 3, 2015. Under Bulletin 7, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. In respect of an indirect offshore transfer of assets of a Mainland China establishment, the relevant gain is to be regarded as effectively connected with the Mainland China establishment and therefore included in its enterprise income tax filing, and would consequently be subject to enterprise income tax at a rate of 25%. Where the underlying transfer relates to the immoveable properties in China or to equity investments in a PRC resident enterprise, which is not effectively connected to a Mainland China establishment of a non-resident enterprise, a PRC enterprise income tax at 10% would apply, subject to available preferential tax treatment under applicable tax treaties or similar arrangements, and the party who is obligated to make the transfer payments bears the withholding obligation. Pursuant to Bulletin 37, the withholding party shall declare and pay the withheld tax to the competent tax authority in the place where such withholding party is located within 7 days from the date of occurrence of the withholding obligation. Both Bulletin 37 and Bulletin 7 do not apply to transactions of sale of shares by investors through a public stock exchange where such shares were acquired from a transaction through a public stock exchange.

We conduct our operations solely in Hong Kong through the Operating Subsidiary incorporated in Hong Kong, without any operation, subsidiary or VIE structure in Mainland China. None of our subsidiaries directly or indirectly holds any interests in any enterprises in Mainland China, and all of our revenues and profits are generated by the Operating Subsidiary in Hong Kong. We believe that, neither the Company, nor its subsidiaries, are subject to Enterprise Income Tax Law, Double Tax Avoidance Arrangement or any Mainland Chinese taxation law and regulations, nor these law and regulations have any impact on our business, operations or this offering.

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following discussion describes the material U.S. federal income tax consequences relating to the ownership and disposition of the Shares by U.S. Holders (as defined below). This discussion applies to U.S. Holders that purchase the Shares pursuant to this offering and hold the Shares as capital assets. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions; insurance companies; dealers or traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes; tax-exempt entities or governmental organizations; retirement plans; regulated investment companies; real estate investment trusts; grantor trusts; brokers, dealers, or traders in securities, commodities, currencies, or notional principal contracts; certain former citizens or long-term residents of the United States; persons who hold our Ordinary Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security,” or integrated investment; persons that have a “functional currency” other than the U.S. dollar; persons that own directly, indirectly, or through attribution 10% or more of the voting power of our Ordinary Shares; corporations that accumulate earnings to avoid U.S. federal income tax; partnerships and other pass-through entities; and investors in such pass-through entities). This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift, or alternative minimum tax consequences.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of our Ordinary Shares who is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons has the authority to control all of its substantial decisions, or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes holds our Ordinary Shares, the U.S. federal income tax consequences relating to an investment in such Ordinary Shares will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership, and disposition of our Ordinary Shares.

Persons considering an investment in the Shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership, and disposition of our Ordinary Shares, including the applicability of U.S. federal, state, and local tax laws and non-U.S. tax laws.

Passive Foreign Investment Company (“PFIC”) Consequences

In general, a corporation organized outside the United States will be treated as a PFIC for any taxable year in which either (i) at least 75% of its gross income is “passive income” (“PFIC income test”), or (ii) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income (“PFIC asset test”). Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash (even if held as working capital or raised in a public offering) marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Although PFIC status is determined on an annual basis and generally cannot be determined until the end of a taxable year, based on the nature of our current and expected income and the current and expected value and composition of our assets, we do not presently expect to be a PFIC for our current taxable year or the foreseeable future. However, there can be no assurance given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the IRS will agree with our conclusion or that the IRS would not successfully challenge our position.

If we are a PFIC in any taxable year during which a U.S. Holder owns our Ordinary Shares, the U.S. Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (i) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for our Ordinary Shares; and (ii) any gain recognized on a sale, exchange, or other disposition, including a pledge, of our Ordinary Shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for our Ordinary Shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any year during which a U.S. Holder holds our Ordinary Shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds such Ordinary Shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to our Ordinary Shares. If the election is made, the U.S. Holder will be deemed to sell our Ordinary Shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s Ordinary Shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares and one of our non-U.S. subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Any of our non-U.S. subsidiaries that have elected to be disregarded as entities separate from us or as partnerships for U.S. federal income tax purposes would not be corporations under U.S. federal income tax law and, accordingly, cannot be classified as lower-tier PFICs. However, non-U.S. subsidiaries that have not made the election may be classified as a lower-tier PFIC if we are a PFIC during your holding period and the subsidiary meets the PFIC income test or PFIC asset test. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our non-U.S. subsidiaries.

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on our Ordinary Shares if a valid “mark-to-market” election is made by the U.S. Holder for our Ordinary Shares. An electing U.S. Holder generally would take into account, as ordinary income each year, the excess of the fair market value of our Ordinary Shares held at the end of such taxable year over the adjusted tax basis of such Ordinary Shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such Ordinary Shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in our Ordinary Shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange, or other disposition of our Ordinary Shares in any taxable year in which we are a PFIC would be treated as ordinary income, and any loss from such sale, exchange, or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss. If, after having been a PFIC for a taxable year, we cease to be classified as a PFIC because we no longer meet the PFIC income test or PFIC asset test, the U.S. Holder would not be required to take into account any latent gain or loss in the manner described above, and any gain or loss recognized on the sale or exchange of the Ordinary Shares would be classified as a capital gain or loss.

A mark-to-market election is available to a U.S. Holder only for “marketable stock.” Generally, stock will be considered marketable stock if it is “regularly traded” on a “qualified exchange” within the meaning of applicable U.S. Treasury regulations. A class of stock is regularly traded during any calendar year during which such class of stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter.

The Shares will be marketable stock as long as they remain listed on the Nasdaq Capital Market and are regularly traded. A mark-to-market election will not apply to the Ordinary Shares for any taxable year during which we are not a PFIC, but it will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any of our non-U.S. subsidiaries. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs notwithstanding the U.S. Holder’s mark-to-market election for the Ordinary Shares.

Our Company and all distributions, interest, and other amounts paid by us in respect to our shares to persons who are not resident in the Cayman Islands are exempt from all provisions of the Income Tax Ordinance in the Cayman Islands. No estate, inheritance, succession, or gift tax, rate, duty, levy, or other charge is payable by persons who are not resident in the Cayman Islands with respect to any of our shares, debt obligations, or other securities. All instruments relating to transactions in respect to our shares, debt obligations, or other securities and all instruments relating to other transactions relating to our business are exempt from payment of stamp duty in the Cayman Islands, except for those that hold interests in land in the Cayman Islands. There are currently no withholding taxes or exchange control regulations in the Cayman Islands applicable to us or our shareholders.

The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Holder were able to make a valid qualified electing fund (“QEF”) election. As we do not expect to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election, prospective investors should assume that a QEF election will not be available.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership, and disposition of our Ordinary Shares, the consequences to them of an investment in a PFIC, any elections available with respect to the Ordinary Shares, and the IRS information reporting obligations with respect to the purchase, ownership, and disposition of Ordinary Shares of a PFIC.

Distributions

Subject to the discussion above under “PFIC Consequences,” a U.S. Holder that receives a distribution with respect to our Ordinary Shares generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s Ordinary Shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s Ordinary Shares, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends.

Distributions on our Ordinary Shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations. Dividends paid by a “qualified foreign corporation” to certain non-corporate U.S. Holders may be eligible for taxation at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income, provided that a holding period requirement (more than 60 days of ownership, without protection from the risk of loss, during the 121-day period beginning 60 days before the ex-dividend date) and certain other requirements are met. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends to its particular circumstances. However, if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year (see discussion above under “PFIC Consequences”), we will not be treated as a qualified foreign corporation, and therefore, the reduced capital gains tax rate described above will not apply.

Dividends will be included in a U.S. Holder’s income on the date of the depositary’s receipt of the dividend. The amount of any dividend income paid in Cayman Islands dollars will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect to the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation with respect to any dividend it pays on Ordinary Shares that are readily tradable on an established securities market in the United States.

Sale, Exchange or Other Disposition of Our Ordinary Shares

Subject to the discussion above under “PFIC Consequences,” a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange, or other disposition of our Ordinary Shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange, or other disposition and such U.S. Holder’s adjusted tax basis in the Ordinary Shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange, or other disposition, the Ordinary Shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of our Ordinary Shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Medicare Tax

Certain U.S. Holders that are individuals, estates, or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of our Ordinary Shares. If you are a U.S. person that is an individual, estate, or trust, you are encouraged to consult your tax advisor regarding the applicability of this Medicare tax to your income and gains in respect to your investment in our Ordinary Shares.

Information Reporting and Backup Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in our Ordinary Shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “PFIC Consequences,” each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than $100,000 for our Ordinary Shares may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

Dividends on and proceeds from the sale or other disposition of our Ordinary Shares may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder (i) fails to provide an accurate U.S. taxpayer identification number or otherwise establish a basis for exemption, or (ii) is described in certain other categories of persons. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN THE SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding, or selling any Ordinary Shares under the laws of their country of citizenship, residence, or domicile.

UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement (the “Underwriting Agreement”) with Cathay Securities, Inc., as representative of the Underwriters (the “Representative”) in this offering. The Representative may retain other brokers or dealers to act as sub-agents or selected dealers on their behalf in connection with this offering. Subject to the terms and conditions of the Underwriting Agreement, the Underwriters named below have agreed to purchase from us, on a firm commitment basis, the number of Ordinary Shares set forth opposite its name below, at the offering price less the underwriting discounts set forth on the cover page of this prospectus:

Name of Underwriters	Number of Ordinary Shares
Cathay Securities, Inc.
Total	1,500,000

The Underwriters are committed to purchase all the Ordinary Shares offered by this prospectus if they purchase any Ordinary Shares. The Underwriters are not obligated to purchase the Ordinary Shares covered by the Over-Allotment Option as described below. The Underwriters are offering the Ordinary Shares, subject to prior sale, when, as, and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the Underwriting Agreement, such as the receipt by the Underwriters of officer’s certificates and legal opinions. The Underwriters reserve the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to the Underwriters a 45-day option to purchase up to an aggregate of 225,000 additional Ordinary Shares (equal to 15% of the number of Ordinary Shares sold in the offering) at the offering price per Ordinary Share, less underwriting discounts and commissions. The Underwriters may exercise the Over-Allotment Option for 45 days after the date of Closing Date solely to cover sales of Ordinary Shares by the Underwriters in excess of the total number of Ordinary Shares set forth in the table above. If any of the additional Ordinary Shares are purchased, the Underwriters will offer the additional Ordinary Shares on the same terms as those on which the other Ordinary Shares are being offered hereby.

Discounts and Expenses

The underwriting discounts for the Shares and the Ordinary Shares underlying the Over-Allotment Option are equal to 7.0% of the IPO price.

The following table shows the price per share and total IPO price, underwriting discounts, and proceeds before expenses to us. The total amounts are shown assuming both no exercise and full exercise of the Over-Allotment Option.

	Total
	Per Share	No Exercise of Over-allotment Option	Full Exercise of Over-allotment Option
IPO price(1)	$4.00	$6,000,000	$6,900,000
Underwriting discounts to be paid by us (7.0%)(2)	$0.28	$420,000	$483,000
Proceeds to us, before expenses	$3.72	$5,580,000	$6,417,000

____________

(1)      Initial public offering price per share is assumed as $4.00 per share, which is the low end of the range set forth on the cover page of this prospectus.

(2)      We have agreed to pay to the Underwriters discounts of 7.0% of the public offering price.

We have agreed to pay to the Representative, by deduction from the gross proceeds of the offering contemplated herein, a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by us from the sale of the Ordinary Shares in this offering. We have agreed to reimburse the Representative for certain out-of-pocket expenses incurred by them up to an aggregate of $260,000 (including the Advance described below), including fees and disbursements of their counsel due diligence expenses, road show and background check on the Company’s executive officers and directors, with respect to this offering. Additionally, we have agreed to pay an expense advance to the Representative of $120,000, of which we have paid $70,000 with the remainder due upon the first public filing to the SEC (the “Advance”), to be applied against out-of-pocket accountable expense, which will be returned to us to the extent such out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We estimate that the total expenses of the offering payable by us, excluding the underwriting discounts and non-accountable expense allowance, will be approximately $942,128.

The foregoing does not purport to be a complete statement of the terms and conditions of the Underwriting Agreement. A form of the Underwriting Agreement is included as an exhibit to the registration statement of which this prospectus forms a part.

Right of First Refusal

We have granted the Representative, provided that this offering is completed, a right of first refusal, for a period of twelve (12) months from the closing of the offering, exercisable at the sole discretion of the Representative, to provide investment banking service to the Company on terms that are the same or more favorable to the Company comparing to terms offered to the Company by other underwriters or placement agents, which shall include, without limitation, (a) acting as leading manager for any underwritten public offering; and (b) acting as placement agent or initial purchaser in connection with any private offering of securities of the Company. In accordance with FINRA Rule 5110(g)(6), under no circumstances shall such right of first refusal have a duration of more than three years from the commencement of sales of this offering or the termination date of the engagement between us and the underwriters. The Representative shall notify us of its intention to exercise its Right of First Refusal within 15 business days following notice in writing by us. The Right of First Refusal is also subject to FINRA Rule 5110(g), which grants us a right of termination for cause, which includes that we may terminate the Representative’s engagement upon the Representative’s material failure to provide the underwriting services required by the underwriting agreement. Our exercise of the right of termination for cause will eliminate any obligations with respect to the right of first refusal set forth above.

Lock-up Agreements

Each of our officers, directors, and holders of more than 5% of the Company’s securities (including warrants, options, convertible securities, and Ordinary Shares) have agreed with the Underwriters not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, lend, or otherwise to transfer or dispose of, directly or indirectly, any Ordinary Shares, or other securities convertible into or exercisable or exchangeable for Ordinary Shares for a period of six (6) months from the effective date of the registration statement of which this prospectus forms a part without the prior written consent of the Representative. Each of the Company and any successors of the Company have agreed, for a period of six (6) months after the closing of this offering, that each will not (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (b) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

Tail Fee

We have also agreed to pay the Representative, subject to certain exceptions, a cash fee equal to seven percent (7.0%) of the gross proceeds received by the Company from any offering with any investor actually introduced by the Representative to the Company and not known to the Company before such introduction prior to the termination or expiration of the engagement period of the Representative (the “Engagement Period”), in connection with any public or private financing or capital raise (each a “Tail Financing”), and such Tail Financing is consummated at any time during the Engagement Period or within the eighteen (18) month period following the expiration or termination of the Engagement Period (the “Tail Period”), provided that such Tail Financing is by a party actually introduced to the Company in an offering in which the Company has direct knowledge of such party’s participation. The Representative shall provide the Company with a list of such parties and proof of such communication. The right to receive a fee in connection with the Tail Financing shall be subject to FINRA Rule 5110(g), and the Company shall have a right of termination for cause, which includes that the Company may terminate the Underwriters’ engagement upon the Underwriters’ material failure to provide the underwriting services required by the underwriting agreement. The Company’s exercise of the right of termination for cause will eliminate any obligations with respect to the payment of any termination fee or provision of any tail financing fee, including the tail financing set forth above.

Pricing of this Offering

Prior to this offering, there was no public market for our Ordinary Shares. The IPO price for the Shares will be determined through negotiations between us and the Representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the Representative believe to be comparable to us, estimate of our business potential and earning prospects, the present state of our development, and other factors deemed relevant. The IPO price of the Shares in this offering does not necessarily bear any direct relationship to the assets, operations, book value, or other established criteria of value of our Company.

Based on the above valuation factors and the number of Ordinary Shares outstanding, we set our per-Ordinary Share price range between $4.00 and $5.00.

An active trading market for our Ordinary Shares may not develop. It is possible that after this offering the Ordinary Shares will not trade in the public market at or above the initial offering price.

No Sales of Similar Securities

We, including any successor entities, have agreed not to: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, without the prior written consent of the representative, for a period of 180 days after the Closing Date.

Foreign Regulatory Restrictions on Purchase of the Shares

We have not taken any action to permit a public offering of the Shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of the Shares and the distribution of this prospectus outside the United States.

Indemnification

We have agreed to indemnify the Underwriters and their affiliates against liabilities relating to the offering arising under the Securities Act and the Exchange Act and to contribute to payments that the Underwriters may be required to make for these liabilities.

Application for Nasdaq Listing

We intend to apply to have the Shares approved for listing on the Nasdaq Capital Market under the symbol “UPX”. We will not consummate and close this offering without a listing approval letter from Nasdaq Capital Market.

Electronic Offer, Sale, and Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the Underwriters or selling group members, if any, or by their affiliates, and the Underwriters may distribute prospectus electronically. The Underwriters may agree to allocate a number of Ordinary Shares to the selling group members for sale to their online brokerage account holders. The Ordinary Shares to be sold pursuant to Internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on, or that can be accessed through, these websites and any information contained in any other website maintained by these entities is not part of, and is not incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Underwriters, and it should not be relied upon by investors.

In connection with this offering, certain of the Underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Passive Market Making

Any underwriter who is a qualified market maker on Nasdaq may engage in passive market making transactions on Nasdaq, in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. Passive market makers must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Potential Conflicts of Interest

The Underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the Underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of our Company. The Underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect to such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Other than in the United States, no action may be taken, and no action has been taken, by us or the Underwriters that would permit a public offering of the Ordinary Shares offered by, or the possession, circulation, or distribution of, this prospectus in any jurisdiction where action for that purpose is required. The Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Price Stabilization, Short Positions, and Penalty Bids

Until the distribution of the Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the Underwriters to bid for and to purchase the Shares. As an exception to these rules, the Underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain, or otherwise affect the price of the Shares. The Underwriters may engage in over-allotment sales, syndicate-covering transactions, stabilizing transactions, and penalty bids in accordance with Regulation M.

•        Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

•        Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may exercise the Over-Allotment Option described above and/or may engage in syndicate-covering transactions. There is no contractual limit on the size of any syndicate-covering transaction. The Underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the Underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

•        Syndicate-covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the Underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the Underwriters.

•        A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the Ordinary Shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore were not effectively sold to the public by such underwriter.

Stabilization, syndicate-covering transactions, and penalty bids may have the effect of raising or maintaining the market price of the Shares or preventing or delaying a decline in the market price of the Shares. As a result, the price of the Shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the Underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of the Shares. These transactions may occur on Nasdaq or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Offers Outside of the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Ordinary Shares offered by this prospectus in any jurisdiction where action for that purpose is required. The Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act; (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above; and (iii) the offeree must be sent a notice stating in substance that, by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (“PRC”) (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

In relation to each Member State of the European Economic Area that has implemented the Prospectus Regulation (each, a “Relevant Member State”), an offer to the public of our securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our securities may be made at any time under the following exemptions under the Prospectus Regulation:

(a)     to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b)    to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

(c)     in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of our securities shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to our securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our securities to be offered so as to enable an investor to decide to purchase our securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

This European Economic Area selling restriction is in addition to any other applicable selling restrictions set out below.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des Marchés Financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation; and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2 and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations, and this document has not been filed with or approved by any Irish regulatory authority, as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations; and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Hong Kong

The securities may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”); (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder; or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to our securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our securities that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing of the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societ — $$ — Aga e la Borsa, “CONSOB”) pursuant to Italian securities legislation, and, accordingly, no offering material relating to the securities may be distributed in Italy, and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

•        to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

•        in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

•        made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

•        in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and Regulation No. 11971, as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document, and they may not distribute it or the information contained in it to any other person.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may our securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, 2001 of Singapore (“SFA”)) under Section 274 of the SFA; (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where our securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities or securities-based derivatives contracts of that corporation shall not be transferable within six months after that corporation has acquired the securities or securities-based derivatives contracts under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA, (2) where no consideration is or will be given for the transfer, (3) where the transfer is by operation of law, (4) as specified in Section 276(7) of the SFA, or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Where our securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA, (2) where no consideration is or will be given for the transfer, (3) where the transfer is by operation of law, (4) as specified in Section 276(7) of the SFA, or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Malaysia

The securities have not been and may not be approved by the Securities Commission Malaysia, or SC, and this document has not been and will not be registered as a prospectus with the SC under the Malaysian capital markets and services act of 2007, or CMSA. Accordingly, no securities or offer for subscription or purchase of securities or invitation to subscribe for or purchase securities are being made to any person in or from within Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of schedule 5 of the CMSA and distributed only by a holder of a capital markets services license who carries on the business of dealing in securities and subject to the issuer having lodged this prospectus with the SC within seven days from the date of the distribution of this prospectus in Malaysia. The distribution in Malaysia of this document is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of this document. This document does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the SC or the registration of a prospectus with the SC under the CMSA.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document, and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA). This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the Company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates.

This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by the Company.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom, and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts and commissions and non-accountable expense allowance, that are expected to be incurred in connection with the sale of Ordinary Shares in this offering. With the exception of the registration fee payable to the SEC, the Nasdaq Capital Market listing fee, and the filing fee payable to FINRA, all amounts are estimates.

SEC registration fee	$6,432
FINRA filing fee	$2,001
Printing and engraving expenses	$24,999
Legal fees and expenses	$364,018
Accounting fees and expenses	$208,099
Underwriter accountable expenses	$260,000
Stock Exchange Market Entry and Listing	$75,000
Miscellaneous expenses	$21,540
Total	$962,089

____________

*        To be completed by amendment.

LEGAL MATTERS

We are being represented by CFN Lawyers LLC with respect to certain legal matters of U.S. federal securities. The Representative of the underwriters is being represented by The Crone Law Group, P.C. with respect to certain legal matters as to U.S. federal securities. We may rely upon CFN Lawyers with respect to matters governed by Hong Kong law. The validity of the Shares and certain other matters of Cayman Islands law will be passed upon for us by Appleby.

EXPERTS

The consolidated financial statements as of and for the fiscal years ended March 31, 2025 and 2024, included in this prospectus have been so included in reliance on the report of WWC P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The registered business address of WWC P.C. is 2010 Pioneer Ct, San Mateo, CA 94403, United States.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands in order to enjoy the following benefits: (a) political and economic stability; (b) an effective judicial system; (c) a favorable tax system; (d) the absence of exchange control or currency restrictions; (e) and the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include: (a) the Cayman Islands has a less exhaustive body of securities laws than the United States and these securities laws provides less protection to investors; and (b) the Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located in Hong Kong. In addition, all of our directors and officers are nationals and/or residents of Hong Kong and all or a substantial portion of their assets are located outside the United States. Due to the lack of reciprocity and treaties between the United States and Hong Kong, together with cost and time constraints, it may be difficult for investors to effect service of process within the United States upon us or the persons who are nationals or residents of Hong Kong, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States in connection with this offering under the federal securities laws of the United States or of any state in the United States.

Enforceability

Appleby, our counsel as to the laws of the Cayman Islands has advised us that any final and conclusive judgment for a definite sum (not being a sum payable in respect of taxes or other charges of a like nature nor a fine or other penalty) and/or certain non-monetary judgments rendered in any action or proceedings brought against our Company in a foreign court (other than certain judgments of a superior court of certain states of the Commonwealth of Australia) will be recognised as a valid judgment by the courts of the Cayman Islands without re-examination of the merits of the case. On general principles, we would expect such proceedings to be successful provided that the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in the Cayman Islands and the judgment is not contrary to public policy in the Cayman Islands, has not been obtained by fraud or in proceedings contrary to natural justice.

Substantially all of our assets are located outside the United States. In addition, most of our directors and executive officers are nationals or residents of jurisdictions other than the United States and substantially all of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States, or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

Name	Position	Nationality	Residence
Mr. Chan Sum Yuen	Chief Executive Officer, Director, Chairman of the Board	Chinese	Hong Kong
Mr. But Kar Lin Marco	Director, Chief Financial Officer	Chinese	Hong Kong
Mr. Au Pak Lun Patrick	Independent Director Appointee	Chinese	Hong Kong
Professor Ng Wang Wai Charles	Independent Director Appointee	Chinese	Hong Kong
Mr. Mak Chung Pan	Independent Director Appointee	Chinese	Hong Kong

All of our directors and officers reside outside the United States in Hong Kong. CFN Lawyers, our counsel as to the laws of Hong Kong, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States.

It is also uncertain whether, in the future, the Hong Kong government will implement regulations and policies of the Chinese government or adopt regulations and policies of its own that are substantially similar to those of the Chinese government.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules to the registration statement. Certain information is omitted, and you should refer to the registration statement and its exhibits and schedules for that information. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

Upon completion of this offering, we will be subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. Those reports may be inspected without charge at the locations described above. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

The registration statements, reports and other information so filed can be obtained electronically by means of the SEC’s website at http://www.sec.gov, as well as on our website, without charge at https://www.uptrendcon.com/. The information on that website is not a part of this prospectus.

UPTREND HOLDINGS LIMITED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Shareholders of Uptrend Holdings Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Uptrend Holdings Limited and its subsidiaries (the “Company”) as of March 31, 2025 and 2024, and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended March 31, 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2025 and 2024 and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WWC, P.C.
WWC, P.C.
Certified Public Accountants
PCAOB ID No.1171

San Mateo, California
July 10, 2025

We have served as the Company’s auditor since 2024

UPTREND HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2025 AND 2024
(Stated in US Dollars)

	As of March 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	151,981	23,384
Contract receivable, net	173,524	526,031
Contract receivable – related parties, net	3,623,787	1,369,922
Contract assets	80,415	—
Contract assets – related parties, net	199,444	486,018
Prepayment and deposit, net	1,542	12,063
Total current assets	4,230,693	2,417,418

Non-current assets:
Property and equipment, net	95,364	119,846
Property and equipment under finance lease, net	649,287	621,688
Operating lease right-of-use assets, net	32,745	—
Deferred initial public offering (“IPO”) costs	335,385	—
Retention receivable, net	258,849	148,983
Retention receivable – related parties, net	66,513	—
Total non-current assets	1,438,143	890,517
TOTAL ASSETS	5,668,836	3,307,935

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Bank loans, current	166,054	—
Accounts payable	363,532	449,062
Accrued liabilities and other payables	681,252	281,729
Due to related parties	1,349	2,547
Income tax payable	398,555	217,922
Finance lease liabilities, current	380,264	255,933
Operating lease liabilities, current	21,423	—
Total current liabilities	2,012,429	1,207,193

Non-current liabilities:
Bank loans, non-current	646,115	—
Deferred tax liabilities, net	23,293	21,234
Finance lease liabilities, non current	210,283	370,257
Operating lease liabilities, non current	11,322	—
Total non-current liabilities	891,013	391,491
TOTAL LIABILITIES	2,903,442	1,598,684

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY

Ordinary shares of USD0.0001 par value, 500,000,000 shares authorized, 13,500,000 shares issued and outstanding as of March 31, 2025 and 2024 respectively*	1,350	1,350
Subscription receivable	(1,350)	(1,350)
Additional paid-in capital	127,236	127,236
Retained earnings	2,626,173	1,582,122
Accumulated other comprehensive income (loss)	11,985	(107)
Total Shareholders’ Equity	2,765,394	1,709,251
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	5,668,836	3,307,935

____________

*        Shares presented on a retrospective basis to reflect the restructuring (see Note 15)

The accompanying notes are an integral part of these consolidated financial statements.

UPTREND HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED MARCH 31, 2025 AND 2024
(Stated in US Dollars)

	For the year ended March 31,
	2025	2024
Contract revenues	2,504,084	2,106,581
Contract revenues – related parties	5,786,743	3,655,726
Cost of contract revenues	(5,760,046)	(3,940,347)
Gross profit	2,530,781	1,821,960

Operating expenses
General and administrative expenses	(1,223,534)	(538,927)
Total operating expenses	(1,223,534)	(538,927)

Operating income	1,307,247	1,283,033

Other (expense)/income
Interest income	48	73
Interest expenses	(82,302)	(34,189)
Total other (expense)/income	(82,254)	(34,116)

Income before taxes	1,224,993	1,248,917
Provision for income taxes	(180,942)	(184,615)
Net income	1,044,051	1,064,302

Other comprehensive income
Foreign currency translation adjustment	12,092	2,224
Total comprehensive income	1,056,143	1,066,526

Earning per share – basic and diluted	0.08	0.08
Basic and diluted weighted average shares outstanding*	13,500,000	13,500,000

____________

*        Shares presented on a retrospective basis to reflect the restructuring (see Note 15)

The accompanying notes are an integral part of these consolidated financial statements.

UPTREND HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE YEARS ENDED MARCH 31, 2025 AND 2024
(Stated in US Dollars)

	Ordinary Shares		Subscription receivable	Additional paid in capital	Retained earnings	Accumulated other comprehensive income (loss)	Total
	No. of Shares	Amount
Balance as of March 31, 2023	13,500,000	1,350	(1,350)	127,236	517,820	(2,331)	642,725
Foreign currency translation adjustment	—	—	—	—	—	2,224	2,224
Net income	—	—	—	—	1,064,302	—	1,064,302
Balance as of March 31, 2024	13,500,000	1,350	(1,350)	127,236	1,582,122	(107)	1,709,251

Foreign currency translation adjustment	—	—	—	—	—	12,092	12,092
Net income	—	—	—	—	1,044,051	—	1,044,051
Balance as of March 31, 2025	13,500,000	1,350	(1,350)	127,236	2,626,173	11,985	2,765,394

____________

*        Shares presented on a retrospective basis to reflect the restructuring (see Note 15)

The accompanying notes are an integral part of these consolidated financial statements.

UPTREND HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED MARCH 31, 2025 AND 2024
(Stated in US Dollars)

	For the year ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	1,044,051	1,064,302
Adjustment to reconcile net income to net cash provided by operating activities
Depreciation of property and equipment	40,062	121,568
Depreciation of property and equipment under finance lease	364,609	220,416
Amortization of operating lease right-of-use assets and interest of lease liabilities	11,549	—
(Reversal of)/Provision for allowance for expected credit losses	(18,804)	176,339
Changes in assets and liabilities:
Contract receivable, net	434,983	11,720
Contract receivable – related parties, net	(2,287,536)	(1,311,205)
Retention receivable, net	(120,566)	(102,591)
Retention receivable – related parties, net	(66,401)	—
Contract assets, net	(86,204)	—
Contract assets – related parties, net	292,266	(334,507)
Prepayment and deposit, net	10,575	(10,921)
Accounts payable	(88,094)	238,060
Accrued liabilities and other payables	321,029	175,562
Operating lease liabilities	(10,379)	—
Income tax payable	179,015	203,511
Deferred tax liabilities, net	1,927	(18,896)
Net cash provided by operating activities	22,082	433,358

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	—	(141,838)
Net cash used in investing activities	—	(141,838)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from bank loans	886,901	—
Repayment of bank loans	(74,606)	—
Principal payments of finance lease liabilities	(442,671)	(224,308)
Advanced from a shareholder	—	206,628
Repayment to a shareholder	—	(326,375)
Repayment to a related party	(1,203)	(82,025)
Payments of deferred IPO costs	(259,262)	—
Net cash provided by/(used in) financing activities	109,159	(426,080)

Net increase/(decrease) in cash and cash equivalents	131,241	(134,560)
Effect of foreign currency translation on cash and cash equivalents	(2,644)	169
Cash and cash equivalents, beginning of year	23,384	157,775
Cash and cash equivalents, end of year	151,981	23,384

Supplementary cash flow information:
Income tax paid	—	—
Interest paid	82,302	34,189
Interest received	48	73
Deferred IPO costs	259,262	—

Supplemental non-cash information:
Property and equipment under finance lease obtained in exchange for finance lease liabilities	403,311	172,319
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	43,142	—

The accompanying notes are an integral part of these consolidated financial statements.

UPTREND HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 1 — ORGANIZATION AND PRINCIPAL ACTIVITIES

Uptrend Holdings Limited (the “Company”) was incorporated in the Cayman Islands on October 3, 2024 as an investment holding company. The Company conducts its primary operations through its indirectly wholly-owned subsidiary Uptrend Construction & Engineering Limited (“UCEL”) which is incorporated and domiciled in Hong Kong SAR (“HKSAR”) on April 1, 2015.

The Company wholly owns Uptrend Investment Development Limited (“UIDL”) an investment holding company that was incorporated in the British Virgin Islands (“BVI”) on October 8, 2024. The primary purpose of UIDL is to hold UCEL.

The Company, through its indirectly wholly-owned subsidiary, UCEL, is a construction works and transportation service provider based in HKSAR, providing (i) civil engineering works services and (ii) soil and rock transportation services. The Company generally provides construction services as a subcontractor to other general construction contractors in Hong Kong.

The following is an organization chart of the Company and its subsidiaries:

Uptrend Holdings Limited
(Cayman Islands)
100%
Uptrend Investment Development Limited
(BVI)
100%
Uptrend Construction & Engineering Limited
(HKSAR)

As of March 31, 2025 and 2024, the Company’s subsidiaries are detailed in the table as follows:

Name	Date of incorporation	Place of incorporation	Ownership (%)	Principal activities
Uptrend Holdings Limited	October 3, 2024	Cayman Islands	Parent	Investment holdings
Uptrend Investment Development Limited	October 8, 2024	The British Virgin Islands	100%	Investment holdings
Uptrend Construction & Engineering Limited	April 1, 2015	Hong Kong	100%	Provision of civil engineering works and transportation services

Group reorganization

Pursuant to a group reorganization (the “group reorganization”) to rationalize the structure of the Company and its subsidiary companies (herein collectively referred to as the “Group”) in preparation for the listing of our shares, the Company becomes the holding company of the Group on November 21, 2024. As the Group was under same control of the shareholders and their entire equity interests were also ultimately held by the shareholders immediately prior to the group reorganization, the consolidated statements of operations and comprehensive income, consolidated

UPTREND HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 1 — ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

statements of changes in shareholders equity and consolidated statements of cash flows are prepared as if the current group structure had been in existence throughout the two-year period ended March 31, 2025, or since the respective dates of incorporation/establishment of the relevant entity, where this is a shorter period.

The consolidated balance sheets as of March 31, 2025 and 2024 present the assets and liabilities of the aforementioned companies now comprising the Group which had been incorporated/established as of the relevant balance sheet date as if the current group structure had been in existence at those dates based on the same control aforementioned.

The movement in the Company’s authorized share capital and the number of ordinary shares outstanding and issued in the Company are also detailed in the Note 15.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation and basis of preparation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries (collectively the “Company”). The Company eliminates all significant intercompany balances and transactions in its consolidated financial statements.

Management has prepared the accompanying consolidated financial statements and these notes in accordance with generally accepted accounting principles in the United States (“US GAAP”). The Company maintains its general ledger and journals with the accrual method accounting.

Use of estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available when the calculations are made; however, actual results could differ materially from those estimates. In particular, the significant accounting estimates include allowance for expected credit loss, useful life of property, plant and equipment and assumptions used in assessing impairment of long-lived assets and discount rate adopted for operating lease right-of-use assets.

Foreign currency translation

The accompanying consolidated financial statements are presented in the United States Dollars (“USD” or “$”), which is the reporting currency of the Company. The functional currency of the Company’s subsidiaries in the HKSAR is Hong Kong Dollars (“HKD” or “HK$”), its other subsidiaries which are incorporated in British Virgin Islands is United States Dollars, respectively, which are their respective local currencies based on the criteria of ASC 830, “Foreign Currency Matters”.

The Company’s assets and liabilities are translated into $ from HK$ at year-end exchange rates. Its revenues and expenses are translated at the average exchange rate during the period. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

Translation of amounts from HKD into USD has been made at the following exchange rates:

	March 31, 2025	March 31, 2024
Year-end $: HK$ exchange rate	US$1:HK$7.78	US$1:HK$7.83
Year average $: HK$ exchange rate	US$1:HK$7.79	US$1:HK$7.83

UPTREND HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Cash and cash equivalents

Cash and cash equivalents represent cash on hand and time deposits, which are unrestricted as to withdrawal or use and which have original maturities less than three months.

Prepayments and deposit, net

Prepayments and deposit, net are mainly prepaid expenses, including trade deposit paid to vendor for future services that have not been provided and utility deposit.

Deferred initial public offering (“IPO”) costs

Pursuant to ASC 340-10-S99-1, IPO costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering as a reduction of additional paid-in capital. These costs include legal fees related to the registration drafting and counsel, underwriter’s expense, other professional fees and FINRA filing fee related to the registration preparation.

Property and equipment, net

Property and equipment are carried at cost less accumulated depreciation and any impairment losses. Depreciation is provided over their estimated useful lives, using the straight-line method. The Company typically applies a salvage value of 0%. The estimated useful lives of the property and equipment are as follows:

Machinery	4 years
Motor Vehicles	4 years
Machinery under finance lease, net	Lesser of lease term or useful life
Motor vehicle under finance lease, net	Lesser of lease term or useful life

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts, and any gain or loss are included in the Company’s statements of operations and comprehensive income. The costs of maintenance and repairs are recognized as incurred; significant renewals and betterments are capitalized.

Impairment of long-lived assets

Long-lived assets, representing property and equipment are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. We assess the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, we would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of March 31, 2025 and 2024, no impairment of long-lived assets was recognized.

Lease

On April 1, 2022, the Company adopted ASU No. 2016-02, Leases (Topic 842), as amended, which supersedes the lease accounting guidance under Topic 840, and generally requires lessees to recognize operating and financing lease liabilities and corresponding right-of-use assets on the balance sheet and to provide enhanced disclosures surrounding the amount, timing and uncertainty of cash flows arising from leasing arrangements.

UPTREND HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company is a lessee of non-cancellable operating leases for corporate office premises. The Company determines if an arrangement is a lease at inception. A lease for which substantially all the benefits and risks incidental to ownership remain with the lessor is classified by the lessee as an operating lease. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liabilities on the Company’s consolidated balance sheets.

ROU assets represent the Company’s right to use an underlying asset for the lease term and operating lease liabilities represent its obligation to make lease payments arising from the lease. ROU assets and operating lease liabilities are recognized at lease commencement date based on the present value of lease payments over the lease term.

When determining the lease term, at lease commencement date, the Company considers options to extend or terminate the lease when it is reasonably certain that it will exercise or not exercise that option. The interest rate used to determine the present value of future lease payments is the Company’s incremental borrowing rate of the Hong Kong Prime Rate minus 0.25% p.a. based on the information available at the lease commencement date.

The lease standard (ASC 842) provides practical expedients for an entity’s ongoing accounting. The Company elects to apply short-term lease exception for leases with a lease term of 12 months or less at commencement. Accordingly, ROU assets and operating lease liabilities do not include leases with a lease term of 12 months or less.

The Company evaluates the impairment of its ROU assets consistently with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the assets from the expected undiscounted future pre-tax cash flows of the related operations. As of March 31, 2025 and 2024, the Company did not recognize any impairment loss against its ROU assets.

Bank loans

Bank loans are recognised initially at fair value less attributable transaction costs. Subsequent to initial recognition, bank loans are stated at amortised cost with any difference between the amount initially recognised and redemption value being recognised in profit or loss over the period of the loans, together with any interest and fees payable, using the effective interest method.

Accounts payable

Accounts payable represents trade payables to vendors.

Accrued liabilities and other payables

Accrued liabilities and other payables primarily include salaries payable, other accrual and payable.

Related parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

In general, related parties exist when there is a relationship that offers the potential for transactions at less than arm’s-length, favorable treatment, or the ability to influence the outcome of events different from that which might result in the absence of that relationship. A related party may be any of the following: a) an affiliate, which is a party that directly or indirectly controls, is controlled by, or is under common control with another party; b) a principle owner, owner of record or known beneficial owner of more than 10% of the voting interest of an entity; c) management, which are persons having responsibility for achieving objectives of the entity and requisite

UPTREND HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

authority to make decision; d) immediate family of management or principal owners; e) a parent Company and its subsidiaries; and f) other parties that have ability to significant influence the management or operating policies of the entity. The Company discloses all significant related party transactions.

Adoption of new accounting standards

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326) to replace the incurred loss impairment methodology under U.S. GAAP. This ASU introduces a new accounting model, the Current Expected Credit Losses model (“CECL”), which could result in earlier recognition of credit losses and additional disclosures related to credit risk. The CECL model will require the Company to use a forward-looking expected credit loss impairment methodology for the recognition of credit losses for financial instruments at the time the financial asset is originated or acquired, and require a loss be incurred before it is recognized. The expected credit losses are adjusted each period for changes in expected lifetime credit losses. The new standard will apply to account receivable, contract assets and other financial instruments. This standard is effective for the Company for its fiscal year beginning after December 15, 2019. Adoption of ASU 2016-13 will be applied using a modified retrospective approach through a cumulative-effect adjustment to retained earnings as of the effective date. The Company adopted ASU 326 effective April 1, 2021, the first day of the Company’s fiscal year. The adoption of ASU 326 did not have a material impact on the Company’s financial position, results of operations or cash flows.

Effective April 1, 2021, the Company adopted ASU 2016-02, “Leases” (Topic 842), and elected the practical expedients that do not require us to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. For lease terms of twelve months or fewer, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. The Company also adopted the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component.

Revenue Recognition

Effective April 1, 2021, the Company adopted ASC 606 “Revenue from Contracts with Customers”, which replaced ASC Topic 605, using the modified retrospective method of adoption. Results for reporting periods beginning after April 1, 2021 are presented under ASC Topic 606 while prior period amounts are not adjusted and continue to be presented under the Company’s historic accounting under ASC Topic 605. The Company’s accounting for revenue remains substantially unchanged. There were no cumulative effect adjustments for service contracts in place prior to April 1, 2021. The effect from the adoption of ASC Topic 606 was not material to the Company’s consolidated financial statements.

The five-step model defined by ASC Topic 606 requires the Company to:

1.      identify its contracts with customers;

2.      identify its performance obligations under those contracts;

3.      determine the transaction prices of those contracts;

4.      allocate the transaction prices to its performance obligations in those contracts; and

5.      recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised services are transferred to the client in an amount that reflects the consideration expected in exchange for those services.

UPTREND HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company enters into service agreements with its customers that outline the rights, responsibilities, and obligations of each party. The agreements also identify the scope of services, service fees, and payment terms. Agreements are acknowledged and signed by both parties. All the contracts have commercial substance, and it is probable that the Company will collect considerations from its customers for service component.

The Company derives its revenue from two sources: (1) civil engineering works and (2) soil and rock transportation services.

Revenue from civil engineering works

Civil engineering works are performed for the sole benefit of customers, whereby the assets being created or maintained are controlled by customers and the services performed do not have alternative benefits for the Company. Revenue is recognized over time as customers simultaneously receive and consume the benefits the Company provides. The Company is a principal in these contracts since it is primarily responsible for the satisfaction of performance obligations.

The Company recognizes revenue over time, as performance obligations are satisfied, due to the continuous transfer of control to the customer in accordance with ASC Topic 606, Revenue from Contracts with Customers. Upon adoption of ASC Topic 606, contracts which include construction services are generally accounted for as a single deliverable (a single performance obligation) and are no longer segmented between types of services. The Company has not bundled any goods or services that are considered distinct.

The Company usually has 10% contract sum withheld by customer as retention receivables to make sure all works meet the criteria as specified in the contract. Retention receivables are collected within a 12-month period after completion of works. There are no additional services to customer during the retention period but to ensure all goods and services meet the criteria as specified in the contract, therefore such warranty shall not be accounted for as a separate performance obligation. The Company historically incurs a very minimum cost during the retention period, the Company does not expect any significant liability to be incurred and no further provision made in the accounts.

The timing of the satisfaction of the Company’s performance obligations is based upon the cost-to-cost measure of progress method, which is generally different than the timing of unconditional right of payment, and is based upon certain conditions completed as specified in the contract. The timing between the satisfaction of the Company’s performance obligations and the unconditional right of payment would contribute to contract assets and contract liabilities.

The Company uses the ratio of actual costs incurred to total estimated costs since costs incurred (an input method) represent a reasonable measure of progress towards the satisfaction of a performance in order to estimate the portion of revenue earned. This method faithfully depicts the transfer of value to the customer when the Company is satisfying a performance obligation that entails a number of interrelated tasks or activities for a combined output that requires the Company to coordinate the work of employees and subcontractors. Contract costs typically include direct labor, subcontract and consultant costs, materials and indirect costs related to contract performance. Changes in estimated costs to complete these obligations result in adjustments to revenue on a cumulative catch-up basis, which causes the effect of revised estimates to be recognized in the current period. Changes in estimates can routinely occur over the contract term for a variety of reasons including, changes in scope, unanticipated costs, delays or favorable or unfavorable progress than original expectations. When the outcome of the contract cannot be reasonably measured, revenue is recognized only to the extent of contract costs incurred that are expected to be recovered. In situations where the estimated costs to perform exceed the consideration to be received, the Company accrues the entire estimated loss during the period the loss becomes known.

The typical length of civil engineering work can range from 1 year to 3 years, depending on the size and complexity of the project. The Company assesses that there is no significant financing component in these contracts.

As of March 31, 2025 and 2024, the Company had transaction price allocated to remaining performance for civil engineering works amounting to $9,034,482 and $4,602,933 using input method, respectively.

UPTREND HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Revenue from soil and rock transportation services

The Company derives revenues primarily from the provision of soil and rock transportation services using tipper trucks. The contracts with customers generally contain a single performance obligation and revenue is recognized at a single point in time when it has transported the soil and rock out of the construction site. A corresponding transaction record, known as CHIT, is presented to construction waste reception facilities in quantifying the volume of soil and rock disposed. CHIT evidences the satisfaction of performance obligation by the Company.

The income from operating soil and rock transportation business would depend on the volume of soil and rock transported and the price charged per unit of rock. Pricing for the Company’s services is generally a fixed unit price. The Company typically invoice customers monthly. Typically, the Company provides 30-day credit period for customers upon invoicing.

The Company recognizes revenue on a gross basis as the Company controls the services. The Company is primarily responsible for fulfilling the promise, assumes risk of loss, has discretion in setting the prices for the services to its customers, and has the ability to direct the use of the services provided by third parties.

Contract assets include uncompleted civil engineering work. Contract assets are generally classified as current, and the balance is billed based on the stage of completion. Net contract assets related to civil engineering works totaled $486,018 and $279,859 as of March 31, 2024 and 2025, respectively. Contract assets are included within current assets in the accompanying consolidated balance sheets.

Contract liabilities are recognized when the Company receives prepayments from customers. Contract liabilities will be recognized as revenue when works are provided. Nil contract liabilities were recognized as of March 31, 2024 and 2025, respectively.

Contract receivable include billed amounts not yet received from customers. The Company had $1,895,953 and $3,797,311 as of March 31, 2024 and 2025 respectively.

Cost of contract revenues

The Company’s cost of contract revenues is primarily comprised of fuel costs, depreciation and staff costs that are directly attributable to services provided. These costs are expenses as incurred.

Contract receivable, net

Contract receivable represents trade accounts due from customers. The trade receivables are all without customer collateral and interest is not accrued in past due accounts. Management reviews its receivables on a regular basis to determine if the allowance for expected credit loss is adequate and provides allowance when necessary. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. As of March 31, 2024 and 2025, the Company made $154,121 and $120,821 allowance for expected credit loss, respectively.

Contract Assets and Contract Liabilities

Projects with performance obligations recognized over time that have revenue recognized to date in excess of cumulative billings are reported on consolidated balance sheets as “Contract assets”. Provisions for estimated losses of contract assets on uncompleted contracts are made in the period in which such losses are determined.

Contract liabilities on uncompleted contracts represent the amounts of cash collected from clients, billings to clients on contracts in advance of work performed. The majority of these amounts are expected to be earned within twelve months and are classified as current liabilities.

UPTREND HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Retention receivable

Certain of our contracts contain retention provisions whereby a portion of the revenue earned is withheld from payment as a form of security until contractual provisions are satisfied. Retention receivable were assessed for impairment in accordance with ASC 326.

Expected credit loss

ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments requires entities to use a current lifetime expected credit loss methodology to measure impairments of certain financial assets. The Current Expected Credit Losses model (“CECL”), could result in earlier recognition of credit losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented, and that expand disclosures. The Company adopted the new standard effective April 1, 2021, the first day of the Company’s fiscal year and applied to contract receivable, retention receivable, contract assets and other financial instruments. The adoption of this guidance did not materially impact the net earning and financial position and has no impact on the cash flows.

As of March 31, 2025 and 2024, the Company made allowance for expected credit loss for contract receivable, retention receivable, contract assets and deposit respectively.

The following table presents revenue by revenue stream for the years ended March 31, 2025 and 2024, respectively:

	For the years ended March 31,
	2025	2024
Civil engineering works	5,747,334	2,650,972
Soil and rock transportation services	2,543,493	3,111,335
Total	8,290,827	5,762,307

The following table presents revenue recognized over time and at a point in time for the years ended March 31, 2025 and 2024, respectively:

	For the years ended March 31,
	2025	2024
Revenue recognized over time	5,747,334	2,650,972
Revenue recognized at a point in time	2,543,493	3,111,335
Total	8,290,827	5,762,307

General and administrative expenses

General and administrative expenses consist primarily of personnel-related compensation expenses, including management fee, professional services fees, office supplies, utilities, communication and expenses related to general operations.

Retirement benefits

Retirement benefits in the form of mandatory government-sponsored defined contribution plans are charged to either expense as incurred or allocated to wages as part of cost of contract revenues.

UPTREND HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Income Taxes

The Company accounts for income taxes pursuant to ASC Topic 740, Income Taxes. Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. ASC Topic 740 also requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry-forwards. ASC Topic 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets are dependent upon future earnings, if any, of which the timing and amount are uncertain.

The Company adopted ASC Topic 740-10-05, Income Tax, which provides guidance for recognizing and measuring uncertain tax positions, it prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the financial statements. It also provides accounting guidance on derecognizing, classification and disclosure of these uncertain tax positions.

Comprehensive Income

The Company presents comprehensive income in accordance with ASC Topic 220, Comprehensive Income. ASC Topic 220 states that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in the financial statements. The components of comprehensive income were the net income for the years and the foreign currency translation adjustments.

Earnings Per Share

The Company computes earnings per share (“EPS”) following ASC Topic 260, “Earnings per share.” Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS presents the dilutive effect on a per-share basis from the potential conversion of convertible securities or the exercise of options and or warrants; the dilutive impacts of potentially convertible securities are calculated using the as-if method; the potentially dilutive effect of options or warranties are computed using the treasury stock method. Potentially anti-dilutive securities (i.e., those that increase income per share or decrease loss per share) are excluded from diluted EPS calculation. There were no potentially dilutive securities that were in-the-money that were outstanding during the years ended March 31, 2025 and 2024.

Segment Reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Company’s business segments.

The Company’s chief operating decision maker is the Chief Executive Officer, who reviews the financial information of each separate operating segment when making decisions about allocating resources and assessing the performance of the segment. The Company has determined that it has a single operating segment for purposes of allocating resources and evaluating financial performance.

Topic 280 requires a public entity to report a measure of segment profit or loss that the chief operating decision maker (“CODM”) uses to assess segment performance and make decisions about allocating resources. Topic 280 also requires other specified segment items and amounts, such as depreciation, amortization, and depletion expense, to be disclosed under certain circumstances. The amendments in ASU 2023-07 do not change or remove those disclosure requirements. The amendments in ASU 2023-07 also do not change how a public entity identifies its operating

UPTREND HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

segments, aggregates those operating segments, or applies the quantitative thresholds to determine its reportable segments. The amendments in ASU 2023-07 are effective for years beginning after December 15, 2023 and interim periods within fiscal years beginning after December 15, 2024, adopted retrospectively. Management considers that the guidance does not have a significant impact on the disclosures set out in these consolidated financial statements.

The Company’s CODM assesses performance for the segment and decides how to allocate resources by regularly reviewing the segment net income that also is reported as consolidated net income on the consolidated statements of operations and comprehensive income, after taking into account the Company’s strategic priorities, its cash balance, and its expected use of cash. Further, the CODM reviews and utilizes functional expenses (i.e., general and administrative) at the consolidated level to manage the Company’s operations. Other segment items included total other expenses, net, and income tax expenses, which are reflected in the segment and consolidated net income.

Financial instruments

The Company’s financial instruments, including cash and cash equivalents, accounts and other receivables, contract assets, retention receivable, accounts and other payables, accrued liabilities, amounts due to related parties, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures” requires disclosing the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments” defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for cash and cash equivalents, accounts and other receivables, contract assets, retention receivable, accounts and other payables, accrued liabilities, amounts due to related parties each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

•        Level 1 — inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.

•        Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets and information that are observable for the asset or liability, either directly or indirectly, for substantially the financial instrument’s full term.

•        Level 3 — inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity” and ASC 815, “Derivatives and Hedging”.

NOTE 3 — CONTRACT RECEIVABLE, NET

Contract receivable, net consisted of the following:

	As of March 31,
	2025	2024
Contract receivable	191,288	623,238
Less: allowance for expected credit loss	(17,764)	(97,207)
	173,524	526,031

UPTREND HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 3 — CONTRACT RECEIVABLE, NET (cont.)

The movement of contract receivable is as follows:

	As of March 31,
	2025	2024
Balance at beginning of the year	623,238	633,770
Additions	191,288	623,238
Settlement	(623,238)	(633,770)
Balance at end of the year	191,288	623,238

The movement of allowances for expected credit loss is as follows:

	As of March 31,
	2025	2024
Balance at beginning of the year	97,207	5,646
Provision	—	91,561
Reversal	(79,443)	—
Balance at end of the year	17,764	97,207

NOTE 4 — CONTRACT RECEIVABLE — RELATED PARTIES, NET

Contract receivable — related parties, net consisted of the following:

	As of March 31,
	2025	2024
Contract receivable – related parties	3,726,844	1,426,836
Less: allowance for expected credit loss	(103,057)	(56,914)
	3,623,787	1,369,922

The movement of contract receivable — related parties is as follows:

	As of March 31,
	2025	2024
Balance at beginning of the year	1,426,836	114,175
Additions	3,726,844	1,426,836
Settlement	(1,426,836)	(114,175)
Balance at end of the year	3,726,844	1,426,836

The movement of allowances for expected credit loss is as follows:

	As of March 31,
	2025	2024
Balance at beginning of the year	56,914	22
Provision	46,143	56,892
Balance at end of the year	103,057	56,914

UPTREND HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 5 — CONTRACT ASSETS

Contract assets, net consisted of the following:

	As of March 31,
	2025	2024
Contract assets	86,349	—
Less: allowance for credit loss	(5,934)	—
Contract assets, net	80,415	—

The movement of contract assets is as follows:

	As of March 31,
	2025	2024
Balance at beginning of the year	—	—
Additions	86,349	—
Balance at end of the year	86,349	—

The movement of allowances for expected credit loss is as follows:

	As of March 31,
	2025	2024
Balance at beginning of the year	—	—
Provision	5,934	—
Balance at end of the year	5,934	—

NOTE 6 — CONTRACT ASSETS — RELATED PARTIES, NET

Contract assets — related parties, net consisted of the following:

	As of March 31,
	2025	2024
Contract assets – related parties	201,062	490,855
Less: allowance for credit loss	(1,618)	(4,837)
Contract assets – related parties, net	199,444	486,018

The movement of contract assets — related parties is as follows:

	As of March 31,
	2025	2024
Balance at beginning of the year	490,855	155,737
Additions	201,062	491,854
Billed and recognized to contract receivable	(490,855)	(156,736)
Balance at end of the year	201,062	490,855

The movement of allowances for expected credit loss is as follows:

	As of March 31,
	2025	2024
Balance at beginning of the year	4,837	25
Provision	—	4,812
Reversal	(3,219)	—
Balance at end of the year	1,618	4,837

UPTREND HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 7 — RETENTION RECEIVABLE , NET

Retention receivable consisted of the following:

	As of March 31,
	2025	2024
Retention receivable	294,675	172,861
Less: allowance for credit loss	(35,826)	(23,878)
Retention receivable, net	258,849	148,983

The movement of retention receivable is as follows:

	As of March 31,
	2025	2024
Balance at beginning of the year	172,861	70,041
Additions from condition rights to consideration	121,814	102,640
Balance at end of the year	294,675	172,861

The movement of allowances for expected credit loss is as follows:

	As of March 31,
	2025	2024
Balance at beginning of the year	23,878	624
Provision	11,948	23,254
Balance at end of the year	35,826	23,878

NOTE 8 — RETENTION RECEIVABLE — RELATED PARTIES, NET

Retention receivable — related parties consisted of the following:

	As of March 31,
	2025	2024
Retention receivable – related parties	67,417	—
Less: allowance for credit loss	(904)	—
Retention receivable – related parties, net	66,513	—

The movement of retention receivable — related parties is as follows:

	As of March 31,
	2025	2024
Balance at beginning of the year	—	—
Additions from condition rights to consideration	67,417	—
Balance at end of the year	67,417	—

The movement of allowances for expected credit loss is as follows:

	As of March 31,
	2025	2024
Balance at beginning of the year	—	—
Provision	904	—
Balance at end of the year	904	—

UPTREND HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 9 — PREPAYMENT AND DEPOSIT, NET

Prepayment and deposit consisted of the following:

	As of March 31,
	2025	2024
Prepayment	129	12,063
Deposit	1,414	—
Less: allowance for credit loss	(1)	—
Prepayment and deposit, net	1,542	12,063

The movement of allowances for expected credit loss is as follows:

	As of March 31,
	2025	2024
Balance at beginning of the year	—	—
Provision	1	—
Balance at end of the year	1	—

NOTE 10 — BANK LOANS

The bank loans consisted of the following as at March 31, 2025 and 2024:

Provider	Facilities	Principal Amount	Issuance Date	Expiration Date	Interest	As of March 31,
						2025	2024
PAO Bank Limited (“PAO”)*	Business instalment loan	HKD2,700,000	November 15, 2024	November 15, 2029	Annual interest rate of 7.38%	327,554	—
PAO	Business instalment loan	HKD2,700,000	September 28, 2024	September 27, 2029	Annual interest rate of 9.16%	318,782	—
Standard Chartered Bank (Hong Kong) Limited (“SCB”)*	Business instalment loan under SME Financing Guarantee Scheme	HKD1,500,000	July 30, 2024	July 31, 2028	Annual interest rate of 4.92%	165,833	—
						812,169	—
Less: Non-current portion						(646,115)	—
Amounts classified as current liabilities						166,054	—

The Company’s bank loans are denominated in HKD.

____________

*        The loans are secured by personal guarantee executed by Mr. Chan Sum Yuen, the director of the Company.

During the year ended March 31, 2025 and 2024, interest expense related to these credit facilities was $34,271 and Nil respectively.

UPTREND HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 11 — PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following:

	As of March 31,
	2025	2024
At cost:
Machinery	434,890	402,612
Motor vehicle	128,192	127,422
	563,082	530,034
Less: accumulated depreciation	(467,718)	(410,188)
Total	95,364	119,846

Depreciation expense for the years ended March 31, 2025 and 2024 was $40,062 and $121,568, respectively.

Property and equipment under finance lease, net consisted of the following:

	As of March 31,
	2025	2024
At cost:
Machinery under finance lease	577,514	202,149
Motor vehicle under finance lease	771,218	766,587
	1,348,732	968,736
Less: accumulated depreciation	(699,445)	(347,048)
Total	649,287	621,688

Depreciation expense of property and equipment under finance lease for the years ended March 31, 2025 and 2024 was $364,609 and $220,416, respectively.

NOTE 12 — DEFERRED INITIAL PUBLIC OFFERING COSTS

Deferred initial public offering costs consisted of the following:

	As of March 31,
	2025	2024
Legal fee	177,307	—
Underwriter’s fee	120,643	—
FINRA filing fee	2,006	—
NASDAQ filing fee	5,052	—
Others	30,377	—
	335,385	—

NOTE 13 — LEASE

The finance lease mainly consists of tipper trucks and machinery such as excavator and cranes.

The Company has operating leases for office space. During the year, the Company recognized right-of-use assets of $43,142, and lease liabilities of $43,142 in accordance with ASC842, Leases. The lease agreement does not specify an explicit interest rate. The Company’s management believes that using an incremental borrowing rate of the Hong Kong Prime Rate minus 0.25% p.a. was the most indicative rate of the Company’s borrowing cost for the calculation of the present value of the lease payments; the rate used by the Company was 7.43%.

UPTREND HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 13 — LEASE (cont.)

The following table shows property and equipment under finance lease, operating lease right-of-use assets, and lease liabilities:

	As of March 31,
	2025	2024
Assets
Property and equipment under finance lease, net	649,287	621,688
Operating lease right-of-use assets, net	32,745	—
Liabilities
Finance lease liabilities, current	380,264	255,933
Finance lease liabilities, non-current	210,283	370,257
Operating lease liabilities, current	21,423	—
Operating lease liabilities, non-current	11,322	—
Weighted-average remaining lease term (in year) – Finance lease	1.44 years	2.28 years
Weighted-average remaining lease term (in year) – Operating lease	1.50 years	—
Weighted-average discount rate (%) – Finance lease	4.14%	4.50%
Weighted-average discount rate (%) – Operating lease	7.43%	—

During the year ended March 31, 2025 and 2024, the Company incurred lease expenses, as follows:

	As of March 31,
	2025	2024
Finance lease expenses:
Depreciation of property and equipment under finance lease	364,609	220,416
Interest on finance lease liabilities	46,861	34,189
Total finance lease expenses	411,470	254,605

Operating lease expenses:
Amortization of operating lease right-of-use assets and interest of lease liabilities	11,549	—

Other information about the Company’s leases is as follows:

	As of March 31,
	2025	2024
Cash outflow related to finance leases:
Financing cash flow – principal paid	442,671	224,308
Operating cash flow – interest paid	46,861	34,189
Total cash outflow related to finance leases	489,532	258,497
	As of March 31,
	2025	2024
Cash outflow related to operating leases:
Operating cash outflow related to operating leases	10,379	—

UPTREND HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 13 — LEASE (cont.)

The cash paid for amounts included in the measurement of finance lease liabilities for the year ended March 31, 2025 and 2024 amounted to$489,532 and $258,497 respectively. During the year ended March 31, 2025, additions to property and equipment under finance lease were $403,311 (2024: $172,319). This amount represented the purchase of tripper trucks, excavator and cranes under finance leases for its operations. Lease contracts are entered into for fixed term of 24 months to 48 months.

The cash paid for amounts included in the measurement of operating lease liabilities for the year ended March 31, 2025 and 2024 amounted to $10,379 and $nil respectively. During the year ended March 31, 2025, additions to operating lease right-of-use assets were $43,142 (2024: $nil).

As of March 31, 2025 and 2024, the maturity analysis of lease liabilities is as follows:

	Finance lease	Operating lease	Total
Financial years ending March 31, 2025
2026	407,285	23,137	430,422
2027	215,446	11,568	227,014
Total undiscounted cash flows	622,731	34,705	657,436
Less: imputed interest	(32,184)	(1,960)	(34,144)
Present value of lease liabilities	590,547	32,745	623,292
Less: Non-current portion of lease liabilities	(210,283)	(11,322)	(221,605)
Current portion of lease liabilities	380,264	21,423	401,687
	Finance lease	Operating lease	Total
Financial years ending March 31, 2024
2025	286,737	—	286,737
2026	274,775	—	274,775
2027	105,765	—	105,765
Total undiscounted cash flows	667,277	—	667,277
Less: imputed interest	(41,087)	—	(41,087)
Present value of lease liabilities	626,190	—	626,190
Less: Non-current portion of lease liabilities	(370,257)	—	(370,257)
Current portion of lease liabilities	255,933	—	255,933

NOTE 14 — ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consisted of the following:

	As of March 31,
	2025	2024
Accrued salaries	407,728	280,451
Accruals for operating expenses	3,213	1,278
Accruals for professional fees	270,311	—
Total	681,252	281,729

UPTREND HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 15 — EQUITY

Ordinary shares

The equity of the Company as of March 31, 2025 and 2024 represents 500,000,000 ordinary shares authorized, 13,500,000 ordinary shares issued and outstanding with par value US$0.0001 each, amounting to $1,350.

At the date of incorporation, Uptrend Construction & Engineering Limited has 10,000 ordinary shares issued with value of HK$1 each, amounting to HK$10,000 (equivalent to $1,290).

On March 29, 2022, Uptrend Construction & Engineering Limited allotted 690,000 shares with value of HK$1 each to its shareholder (equivalent to $87,602).

On May 30, 2022, Uptrend Construction & Engineering Limited further allotted 300,000 shares with value of HK$1 each to its shareholder (equivalent to $38,344).

NOTE 16 — EMPLOYEE BENEFIT PLANS

HKSAR

The Company has a defined contribution pension scheme for its qualifying employees. The scheme assets are held under a provident fund managed by an independent fund manager. The Company and its employees are each required to make contributions to the scheme calculated at 5% of the employees’ basic salaries on monthly basis.

NOTE 17 — PROVISION FOR INCOME TAX

Enterprise income tax

Cayman Islands and British Virgin Islands

Under the current rules and regulations, the Company is not subject to tax on income or capital gain in the Cayman Islands or the BVI.

HKSAR

On March 21, 2018, the HKSAR Legislative Council passed The Inland Revenue (Amendment) (No. 7) Bill 2017 (the “Bill”) which introduces the two-tiered profits tax rates regime. The Bill was signed into law on March 21, 2018 and was gazetted on the following day. Under the two-tiered profits tax rates regime, the first HK$2 million of profits of the qualifying group entity will be taxed at 8.25%, and profits above HK$2 million will be taxed at 16.5%. The profits of group entities not qualifying for the two-tiered profits tax rates regime will continue to be taxed at a flat rate of 16.5%.

Accordingly, the HKSAR profits tax is calculated at 8.25% on the first HK$2 million of the estimated assessable profits and at 16.5% on the estimated assessable profits above HK$2 million.

The current and deferred portions of the income tax expenses included in the consolidated statements of operations and comprehensive income as determined in accordance with ASC740 as follows:

	For the year ended March 31,
	2025	2024
Current taxes	179,015	203,511
Deferred taxes	1,927	(18,896)
Income tax expenses	180,942	184,615

UPTREND HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 17 — PROVISION FOR INCOME TAX (cont.)

The following table provides the reconciliation of the difference between the statutory and effective tax expenses following as of March 31, 2025 and 2024:

	For the year ended March 31,
	2025	2024
Income before tax expenses	1,224,993	1,248,917
Tax expenses at the Cayman Islands statutory income tax rate	—	—
Tax effect of rate difference in various jurisdictions	202,123	206,071
Tax effect on non-assessable income	(8)	(12)
Tax effect on non-deductible expenditure	—	—
Tax effect of two-tier tax rate	(21,173)	(21,061)
Tax reduction allowed by Hong Kong government	—	(383)
Income tax expenses	180,942	184,615

The following table reconciles the statutory tax rate to the Company’s effective tax rate for the years ended March 31, 2025 and 2024:

	For the year ended March 31,
	2025	2024
Cayman Islands statutory income tax rate	0.00%	0.00%
Hong Kong Profits Tax rate	16.50%	16.50%
Tax effect on non-assessable income	(0.00)%	(0.00)%
Tax effect on non-deductible expenditure	(0.00)%	(0.00%
Tax effect of two-tier tax rate	(1.73)%	(1.69)%
Tax reduction allowed by Hong Kong government	(0.00)%	(0.03)%
Effective tax rate	14.77%	14.78%

Deferred tax

The Company measures deferred tax assets and liabilities based on the difference between the financial statement and tax base of assets and liabilities at the applicable tax rates. Components of the Company’s deferred tax assets and liabilities are as follows:

	As of March 31,
	2025	2024
Deferred tax assets:
Provision of credit loss	27,242	30,168
Less: valuation allowance	—	—
Total deferred tax assets	27,242	30,168
Deferred tax liabilities, net:
Right-of-use assets – finance lease	(40,390)	(39,564)
Property, plant and equipment	(10,145)	(11,838)
Total deferred tax liabilities	(50,535)	(51,402)
Deferred tax liabilities, net	(23,293)	(21,234)

As of March 31, 2025 and 2024, the Company had no unrecognized tax benefit.

UPTREND HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 18 — CONCENTRATIONS OF RISK

Customers Concentrations

The following table sets forth information as to each customer that accounted for the top 5 of the Company’s contract revenues as of March 31, 2025 and 2024.

	For the years ended March 31,
	2025		2024
Customers	Amount $	%	Amount $	%
A	2,383,254	28.7%	1,200,411	20.8%
B	1,602,733	19.3%	—	—
C	1,320,730	15.9%	1,285,281	22.3%
D	1,282,656	15.5%	280,526	4.9%
E	1,140,021	13.8%	1,711,774	29.7%
F	—	—	1,170,034	20.7%
Total	7,729,394	93.2%	5,648,026	98.4%

The following table sets forth information as to each customer that accounted for the top 5 of the Company’s contract receivable as of March 31, 2025 and 2024.

	As of March 31,
	2025		2024
Customers	Amount $	%	Amount $	%
A	1,938,786	51.1%	270,354	14.3%
C	1,294,888	34.1%	656,664	34.6%
B	323,804	8.5%	—	—
D	88,021	2.3%	6,997	0.4%
E	85,502	2.3%	519,034	27.4%
G	—	—	442,904	23.3%
Total	3,731,001	98.3%	1,895,953	100%

Suppliers Concentrations

The following table sets forth information as to each supplier that accounted for the top 5 of the Company’s purchase as of March 31, 2025 and 2024.

	For the years ended March 31,
	2025		2024
Suppliers	Amount $	%	Amount $	%
I	237,855	4.1%	211,750	5.4%
II	229,714	4.0%	215,496	5.5%
III	176,611	3.1%	332,617	8.4%
IV	149,987	2.6%	—	—
V	126,940	2.2%	—	—
VI	42,356	0.7%	216,231	5.5%
VII	—	—	121,421	3.1%
Total	963,463	16.7%	1,097,515	27.9%

UPTREND HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 18 — CONCENTRATIONS OF RISK (cont.)

Suppliers Concentrations

The following table sets forth information as to each supplier that accounted for top 5 of the Company’s accounts payable as of March 31, 2025 and 2024.

	As of March 31,
	2025		2024
Suppliers	Amount $	%	Amount $	%
I	103,978	28.6%	107,221	23.9%
III	59,869	16.5%	119,472	26.6%
V	59,695	16.4%	—	—
II	41,859	11.5%	39,449	8.8%
VI	—	—	103,121	23.0%
IV	—	—	35,004	7.8%
Total	265,401	73.0%	404,267	90.1%

NOTE 19 — RISKS

A.	Credit risk
Contract receivable

In order to minimize the credit risk, the management of the Company has delegated a team responsible for determination of credit limits and credit approvals. Other monitoring procedures are in place to ensure that follow-up action is taken to recover overdue debts. Internal credit rating has been given to each category of debtors after considering aging, historical observed default rates, repayment history and past due status of respective contract receivable. Estimated loss rates are based on probability of default and loss given default with reference to an external credit report and are adjusted for reasonable and supportable forward-looking information that is available without undue costs or effort while credit-impaired trade balances were assessed individually. In this regard, the directors consider that the Company’s credit risk is significantly reduced. The maximum potential loss of contract receivable for the year ended March 31, 2025 and 2024 are $3,797,311 and $1,895,953, respectively.

Bank balances

The credit risk on liquid funds is limited because the counterparties are banks with high credit ratings assigned by international credit-rating agencies. The Company is exposed to concentration of credit risk on liquid funds which are deposited with several banks with high credit ratings. The Company maintains the bank accounts in Hong Kong. Cash balances in bank accounts in Hong Kong are insured under the Deposit Protection Scheme introduced by the Hong Kong Government for a maximum amount of US$64,268 (HK$500,000). Cash balances in bank accounts in Hong Kong are not otherwise insured by the Federal Deposit Insurance Corporation or other programs.

B.	Interest rate risk
Cash flow interest rate risk
The Company is exposed to cash flow interest rate risk through the changes in interest rates related mainly to the Company’s variable-rates line of credit, short-term bank loans and bank balances.

The Company currently does not have any interest rate hedging policy in relation to fair value interest rate risk and cash flow interest rate risk. The directors monitor the Company’s exposures on an ongoing basis and will consider hedging the interest rate should the need arises

UPTREND HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 19 — RISKS (cont.)

Sensitivity analysis
Except for bank deposits grouped under ‘Cash and cash equivalents’ in the balance sheet, the Company has no other significant interest-bearing assets or liabilities.

Since all bank borrowings of the Company are in fixed rate, the cash flow interest rate risk is considered to be low. Therefore, its income and operating cash flows are substantially independent of changes in market interest rates and no sensitivity analysis has been presented.

C.	Foreign currency risk
Foreign currency risk is the risk that the holding of foreign currency assets will affect the Company’s financial position as a result of a change in foreign currency exchange rates.

The Company’s monetary assets and liabilities are mainly denominated in HK$, which are the same as the functional currencies of the relevant group entities. Hence, in the opinion of the directors of the Company, the currency risk of $ is considered insignificant. The Company currently does not have a foreign currency hedging policy to eliminate the currency exposures. However, the directors monitor the related foreign currency exposure closely and will consider hedging significant foreign currency exposures should the need arise.

D.	Economic and political risks

The Company’s operations are mainly conducted in HK SAR. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in HK SAR.

The Company’s operations in HK SAR are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in HK SAR, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

F.	Inflation Risk

Management monitors changes in prices levels. Historically inflation has not materially impacted the Company’s audited financial statements; however, significant increases in the price of labor that cannot be passed to the Company’s customers could adversely impact the Company’s results of operations.

NOTE 20 — RELATED PARTY TRANSACTIONS

Contract receivable, net — related parties consisted of the following:

	As of March 31,
	2025	2024
Tung Lee Engineering Development Limited*	1,370,637	710,773
Less: allowance for expected credit loss	(75,747)	(54,109)
	1,294,890	656,664

The movement of allowances for expected credit loss is as follows:

	As of March 31,
	2025	2024
Balance at beginning of the year	54,109	22
Provision	21,638	54,087
Balance at end of the year	75,747	54,109

UPTREND HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 20 — RELATED PARTY TRANSACTIONS (cont.)

	As of March 31,
	2025	2024
Tung Lee Engineering Co.*	—	442,960
Less: allowance for expected credit loss	—	(56)
	—	442,904

The movement of allowances for expected credit loss is as follows:

	As of March 31,
	2025	2024
Balance at beginning of the year	56	—
Provision	—	56
Reversal	(56)	—
Balance at end of the year	—	56
	As of March 31,
	2025	2024
Tung Lee-CCCC-FHDI Joint Venture*	1,965,150	273,103
Less: allowance for expected credit loss	(26,364)	(2,749)
	1,938,786	270,354

The movement of allowances for expected credit loss is as follows:

	As of March 31,
	2025	2024
Balance at beginning of the year	2,749	—
Provision	23,615	2,749
Balance at end of the year	26,364	2,749
	As of March 31,
	2025	2024
Tung Lee Civil Engineering Limited*	323,847	—
Less: allowance for expected credit loss	(44)	—
	323,803	—

The movement of allowances for expected credit loss is as follows:

	As of March 31,
	2025	2024
Balance at beginning of the year	—	—
Provision	44	—
Balance at end of the year	44	—
	As of March 31,
	2025	2024
Build King-Tung Lee Joint Venture***	67,210	—
Less: allowance for expected credit loss	(902)	—
	66,308	—

UPTREND HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 20 — RELATED PARTY TRANSACTIONS (cont.)

The movement of allowances for expected credit loss is as follows:

	As of March 31,
	2025	2024
Balance at beginning of the year	—	—
Provision	902	—
Balance at end of the year	902	—

Contract assets, net — related parties consisted of the following:

	As of March 31,
	2025	2024
Tung Lee Engineering Co.*	—	10,483
Less: allowance for expected credit loss	—	(1)
	—	10,482

The movement of allowances for expected credit loss is as follows:

	As of March 31,
	2025	2024
Balance at beginning of the year	1	25
Reversal	(1)	(24)
Balance at end of the year	—	1
	As of March 31,
	2025	2024
Tung Lee-CCCC-FHDI Joint Venture*	2,334	480,372
Less: allowance for expected credit loss	(31)	(4,836)
	2,303	475,536

The movement of allowances for expected credit loss is as follows:

	As of March 31,
	2025	2024
Balance at beginning of the year	4,836	—
Provision	—	4,836
Reversal	(4,805)	—
Balance at end of the year	31	4,836
	As of March 31,
	2025	2024
Tung Lee Civil Engineering Limited*	81,253	—
Less: allowance for expected credit loss	(10)	—
	81,243	—

The movement of allowances for expected credit loss is as follows:

	As of March 31,
	2025	2024
Balance at beginning of the year	—	—
Provision	10	—
Balance at end of the year	10	—

UPTREND HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 20 — RELATED PARTY TRANSACTIONS (cont.)

	As of March 31,
	2025	2024
Build King-Tung Lee Joint Venture***	117,475	—
Less: allowance for expected credit loss	(1,577)	—
	115,898	—

The movement of allowances for expected credit loss is as follows:

	As of March 31,
	2025	2024
Balance at beginning of the year	—	—
Provision	1,577	—
Balance at end of the year	1,577	—

Retention receivable — related parties, net consisted of the following:

	As of March 31,
	2025	2024
Tung Lee-CCCC-FHDI Joint Venture*	59,146	—
Less: allowance for expected credit loss	(793)	—
	58,353	—

The movement of allowances for expected credit loss is as follows:

	As of March 31,
	2025	2024
Balance at beginning of the year	—	—
Provision	793	—
Balance at end of the year	793	—
	As of March 31,
	2025	2024
Build King-Tung Lee Joint Venture***	8,271	—
Less: allowance for expected credit loss	(111)	—
	8,160	—

The movement of allowances for expected credit loss is as follows:

	As of March 31,
	2025	2024
Balance at beginning of the year	—	—
Provision	111	—
Balance at end of the year	111	—

Due to a shareholder consisted of the following:

	As of March 31,
	2025	2024
Mr. Chan Sum Yuen (Mr. Chan)**	1,349	2,547
	1,349	2,547

The amounts due to a shareholder are unsecured, interest free with no specific repayment terms.

UPTREND HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 20 — RELATED PARTY TRANSACTIONS (cont.)

In addition to the transactions and balances detailed elsewhere in these financial statements, the Company had the following transactions with related parties:

	For the years ended March 31,
	2025	2024
Revenue from Tung Lee Engineering Development Limited*	1,320,730	1,285,281
Revenue from Tung Lee Engineering Co.*	—	1,170,034
Revenue from Tung Lee-CCCC-FHDI Joint Venture*	2,383,254	1,200,411
Revenue from Tung Lee Civil Engineering Limited*	1,602,733	—
Revenue from Build King-Tung Lee Joint Venture***	480,026	—
Management fee paid to Tung Lee Engineering Development Limited*	6,930	13,786
Management fee paid to Tung Lee Engineering Co.*#	25,375	334,720
Management fee paid to Tung Lee Civil Engineering Limited*#	285,596	—
Rent paid to Wang Chiu Construction Consultant Limited****#	11,549	—

____________

*        Tung Lee Engineering Development Limited, Tung Lee Engineering Co., Tung Lee-CCCC-FHDI Joint Venture and Tung Lee Civil Engineering Limited are controlled by Mr. Chan Chi Keung, the father of Mr. Chan Sum Yuen.

**      Mr. Chan Sum Yuen is the beneficial owner, chief executive officer and director of the Company.

***    Build King-Tung Lee Joint Venture is a joint venture incorporated by Build King Construction Limited and Tung Lee Civil Engineering Limited. Mr. Chan Sum Yuen is the beneficial owner, chief executive officer and director of Tung Lee Civil Engineering Limited.

****  Mr. Chan Sum Yuen is the sole director and sole shareholder of Wang Chiu Construction Consultant Limited.

#        For the year ended March 31, 2025, amounted to $97,318 (for the year ended March 31, 2024: $nil) and $232,132 (for the year ended March 31, 2024: $160,991) is recorded on the “Cost of contract revenues” and “General and administrative expenses” respectively on the consolidated financial statement.

NOTE 21 — SEGMENT REPORTING

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in consolidated financial statements for detailing the Company’s business segments.

The Company’s chief operating decision maker is the Chief Executive Officer, who reviews the financial information of each separate operating segment when making decisions about allocating resources and assessing the performance of the segment. The Company has determined that it has a single operating segment for purposes of allocating resources and evaluating financial performance; accordingly, the Company does not provide additional segment reporting in these accompanying notes. ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments.

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance.

Based on the management’s assessment, the Company determined that it has only one operating segment and therefore one reportable segment as defined by ASC 280. The Company’s assets are all located in Hong Kong and majority of the Company’s revenue and all of the expense are derived in Hong Kong. Therefore, no geographical segments are presented. The single segment represents the Company’s core business of providing civil engineering works and soil and rock transportation services to its customers in Hong Kong.

UPTREND HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 21 — SEGMENT REPORTING (cont.)

The CODM of the Company primarily utilizes the net income to monitor budget-to-actual performance and to assess the adequacy of capital resources for marketing and development. The following table presents the significant revenue and expense categories in the Company’s single operating segment:

	For the years ended March 31,
	2025	2024
Contract revenues	2,504,084	2,106,581
Contract revenues – related parties	5,786,743	3,655,726
Cost of contract revenues	(5,760,046)	(3,940,347)
General and administrative expenses	(1,223,534)	(538,927)
Other expenses, net	(82,254)	(34,116)
Provision for income taxes	(180,942)	(184,615)
Net income of single operating segment	1,044,051	1,064,302

The following table presents revenue by major revenue type for the years ended March 31, 2025 and 2024, respectively:

	For the years ended March 31,
	2025	2024
Civil engineering works	1,282,656	280,526
Civil engineering works – related parties	4,464,678	2,370,445
Soil and rock transportation services	1,221,428	1,826,055
Soil and rock transportation services – related parties	1,322,065	1,285,281
Total	8,290,827	5,762,307

The following table presents cost by major revenue type for the years ended March 31, 2025 and 2024, respectively:

	For the years ended March 31,
	2025	2024
Civil engineering works	4,057,019	1,905,698
Soil and rock transportation services	1,703,027	2,034,649
Total	5,760,046	3,940,347

NOTE 22 — COMMITMENTS AND CONTINGENCIES

Contingencies

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of March 31, 2025.

NOTE 23 — SUBSEQUENT EVENTS

The Company has assessed all events from March 31, 2025, through July 10, 2025 which is the date that these consolidated financial ‘statements are available to be issued. There are no material subsequent events that require disclosure in these consolidated financial statements.

Uptrend Holdings Limited

             Ordinary Shares

________________________________

PRELIMINARY PROSPECTUS

________________________________

Cathay Securities, Inc.

            , 2025

Until and including            , 2025 (25 days after the date of this prospectus), all dealers that buy, sell, or trade the Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent that any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against fraud or dishonesty.

Pursuant to our Amended and Restated Memorandum and Articles that will become effective immediately prior to the completion of this offering, the directors, alternate directors, secretary and other officers for the time being of the Company and the trustees (if any) for the time being acting in relation to any of the affairs of the Company, and their respective executors or administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their executors or administrators, shall or may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own dishonesty, willful default or fraud, and none of them shall be answerable for the acts, receipts, neglects or defaults of any other of them, or for joining in any receipt for the sake of conformity, or for any bankers or other persons with whom any moneys or effects of the Company shall be lodged or deposited for safe custody, or for the insufficiency or deficiency of any security upon which any moneys of the Company shall be placed out or invested, or for any other loss, misfortune or damage which may arise in the execution of their respective offices or trusts, or in relation thereto, except as the same shall happen by or through their own dishonesty, willful default or fraud.

We intend to enter into indemnification agreements with each of our directors and executive officers in connection with this offering. Under these agreements, we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

The Underwriting Agreement also provides for indemnification of us and our officers, directors, or persons controlling us for certain liabilities.

We intend to obtain directors’ and officers’ liability insurance coverage that will cover certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7. Recent Sales of Unregistered Securities.

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No Underwriters were involved in these issuances of securities.

Securities/Purchaser	Date of Issuance	Number of Securities		Consideration
Ordinary Shares
Quality Corporate Services Ltd.(1)	October 3, 2024	10,000	(1)	USD 1.00	(1)
Pulse Success Limited(2)(3)	November 21, 2024	13,490,000		USD 1,349

____________

(1)      Retroactively adjusted to reflect the share split of our Ordinary Shares which occurred on October 25, 2024, pursuant to which every issued and unissued Ordinary Share was subdivided into ten thousand (10,000) Ordinary Share.

(2)      On October 3, 2024, Quality Corporate Services Ltd. transferred 1 Ordinary Share (which were subsequently subdivided into 10,000 Ordinary Shares after the share split which occurred on October 25, 2024) to Pulse Success Limited, a company incorporated in the BVI with limited liability and wholly owned by Mr. Chan, our Controlling Shareholder.

(3)     Pulse Success Limited, a company incorporated in the BVI with limited liability, is wholly owned by Mr. Chan, our Controlling Shareholder. On December 18, 2024, Pulse Success Limited sold 661,500 Ordinary Shares to each of Outback View Limited and Verve Leader Limited at a total consideration of HK$2,037,420 (approximately US$261,208). On December 18, 2024, Pulse Success Limited sold 594,000 Ordinary Shares to each of Glory Frontier Holdings Limited and Gentle Pine Investment Limited at a total consideration of HK$1,829,520 (approximately US$234,554). On December 18, 2024, Pulse Success Limited sold 391,500 Ordinary Shares to each of Velvet Aura Limited at a total consideration of HK$602,910 (approximately US$77,296).

Item 8. Exhibits and Financial Statement Schedules.

(a)     The following documents are filed as part of this registration statement:

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements or notes thereto.

Item 9. Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the act if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)     If the registrant is relying on Rule 430B:

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)     The undersigned registrant hereby undertakes that:

(1)     For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)     For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1***	Form of Underwriting Agreement
3.1***	Memorandum and Articles, as currently in effect
3.2***	Form of Amended and Restated Memorandum and Articles (to be effective in connection with the completion of this offering)
3.3***	Certificate of Incorporation
4.1***	Specimen certificate evidencing Ordinary Shares
5.1***	Opinion of Appleby regarding the validity of the Ordinary Shares being registered
8.1***	Opinion of Appleby regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.2***	Opinion of CFN Lawyers regarding certain legal matters and tax matters of the subsidiary in Hong Kong
8.3***	Opinion of CFN Lawyers LLC regarding certain U.S. tax matters
10.1***	Form of Indemnification Agreement between the registrant and its officers and directors
10.2***	Form of Director Agreement between the registrant and its directors
10.3***	Form of Independent Director Agreement between the registrant and its independent directors
10.4***	Form of Employment Agreement between the registrant and its officers
10.5***	Tenancy Agreement of our Principal Executive Office dated September 11, 2024
10.6***	Service contract between TLEC and the Operating Subsidiary dated April 1, 2021 in relation to the provision of personnel by TLEC
10.7***	Service contract between TLEDL and the Operating Subsidiary dated August 1, 2021 in relation to the provision of registered office address service by TLEDL
10.8***	Service contract between TLEDL and the Operating Subsidiary dated July 1, 2022 in relation to the provision of soil and rock transportation service by the Operating Subsidiary
10.9***	Subcontractor agreement between TLEC and the Operating Subsidiary dated October 15, 2022
10.10***	Service contract between TLEC and the Operating Subsidiary dated April 1, 2024 in relation to the provision of personnel by TLEC
10.11***	Service contract between TLCEL and the Operating Subsidiary dated April 1, 2024 in relation to the provision of personnel by TLCEL
23.1**	Consent of WWC P.C., an independent registered public accounting firm
23.2***	Consent of Appleby (included in Exhibit 5.1)
23.3***	Consent of CFN Lawyers (included in Exhibit 8.2)
23.4***	Consent of CFN Lawyers LLC (included in Exhibit 8.3)
23.5***	Consent of Mr. Au Pak Lun Patrick
23.6***	Consent of Professor Ng Wang Wai Charles
23.7***	Consent of Mr. Mak Chung Pan
24.1***	Power of Attorney (included on signature page)
99.1***	Code of Business Conduct and Ethics
99.2***	Audit Committee Charter
99.3***	Nominating Committee Charter
99.4***	Compensation Committee Charter
99.5***	Request for Waiver and Representation under Item 8.A.4 of Form 20-F
107***	Calculation of Filing Fee Table

____________

*        To be filed by amendment.

**      Filed herewith.

***    Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on October 23, 2025.

UPTREND HOLDINGS Limited
By:	/s/ Chan Sum Yuen
Name:	Chan Sum Yuen
Title:	Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)
By:	/s/ But Kar Lin Marco
Name:	But Kar Lin Marco
Title:	Director, Chief Financial Officer (Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL BY THOSE PRESENT, that each person whose signature appears below hereby constitutes and appoints and each of them, his or her true and lawful agent, proxy, and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, together with all schedules and exhibits thereto; (2) act on, sign, and file such certificates, instruments, agreements, and other documents as may be necessary or appropriate in connection therewith; (3) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act; and (4) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying, and confirming all that such agent, proxy, and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Chan Sum Yuen	Chief Executive Officer, Chairman of the Board and Director	October 23, 2025
Name: Chan Sum Yuen	(Principal Executive Officer)
/s/ But Kar Lin Marco	Director, Chief Financial Officer	October 23, 2025
Name: But Kar Lin Marco	(Principal Accounting Officer)

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of Uptrend Holdings Limited, has signed this registration statement or amendment thereto in New York, New York on October 23, 2025.

AUTHORIZED U.S. REPRESENTATIVE COGENCY GLOBAL INC.
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President